As filed with the Securities and Exchange Commission on August 27, 2021

Registration No. 333-257632

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SAMSARA LUGGAGE, INC.

(Name of Issuer in Its Charter)

5990	Nevada	26-0299456
(Primary Standard Industrial Classification Code Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One University Plaza

Suite 505

Hackensack, NJ 07601

(877) 421-1574

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Atara Dzikowski

One University Plaza

Suite 505

Hackensack, NJ 07601

(877) 421-1574

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan R. Shechter

Aleksander Ablovatskiy

Foley Shechter Ablovatskiy LLP

1001 Avenue of the Americas, 12th Floor

New York, NY 10018

Telephone: (212) 335-0465

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Shares of Common Stock Issuable upon Conversion of Convertible Notes (4)	361,596	$2.98	$1,077,556	$117.56

(1)	Pursuant to Rule 416, as amended, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions as a result of the anti-dilution provisions contained in the Convertible Notes.
(2)	Estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), using the closing price on August 23, 2021 of $2.98 as reported on the OTCQB (the “OTCQB”).
(3)	To be paid by deduction from the registrant’s account balance with the U.S. Securities and Exchange Commission.
(4)	Represents shares of the Registrant’s Common Stock being registered for resale that may be acquired upon the conversion of Convertible Notes issued to the selling stockholder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be resold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion—Dated August 27, 2021

PROSPECTUS

361,596 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 361,596 shares of the common stock of Samsara Luggage, Inc. (the “Company,” “Samsara,” “we,” “us” and “our”) by those stockholders named in the section of this prospectus entitled “Selling Stockholders.” The shares of common stock being offered by the selling stockholders (the “Shares”) may be issued upon the conversion of certain convertible notes (the “Convertible Notes”) (and accrued interest thereon) issued pursuant to a Securities Purchase Agreement that we entered into with the selling stockholder on June 7, 2021 (the “Purchase Agreement’).

We are not selling any shares of common stock in this offering, and we will not receive any proceeds from the sale of shares by the selling stockholder.

Our common stock is quoted on the OTCQB under the symbol “SAML.” On August 23, 2021, the last reported sale price of our common stock on the OTCQB was $2.98 per share, and we had approximately 1,447,955 shares of common stock outstanding.

The selling stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should carefully read this entire prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 27, 2021

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus. In particular, attention should be directed to the sections entitled “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein before making an investment decision.

Business Overview

Samsara Luggage is a leading travel and lifestyle direct-to-consumer brand that develops smart travel products that are unique to the vast global marketplace. Samsara’s products are designed to create a world where travel isn’t a hassle but rather an effortless experience. The Company’s forward-thinking creative team of engineers and designers analyzed the standard travel experience to understand the solutions they could develop to alleviate many common travel headaches. By combining unmatched quality materials, functional design features and innovative technology, Samsara created a line of travel products that make travel seamless, safer and more convenient.

Samsara’s first-generation Carry-on is equipped with smart features, including IoT technology that provides a layer of convenience for travelers and protects them from theft and hackers that may install malware and ransomware in key public locations in airports, hotels and beyond. As part of its commitment to providing value for its tech-savvy customers and competing in the everchanging travel landscape, Samsara incorporates the latest technology into its travel products. With the upcoming launch of its Next Generation Carry-on, Samsara is aiming to be the first to market a suitcase with a secure Wi-Fi Hotspot feature travelers can access globally. This new collection is scheduled to launch at the end of the year 2021, pending no further delay due to COVID-19.

To address the new needs of travelers due to the coronavirus pandemic, Samsara Luggage launched the Nano Weekender, a smart travel bag that is treated with bacteriostatic nanotechnology protection that prevents colonies of bacteria from developing on the fabric. Samsara Luggage also launched the Essentials by Samsara travel safety kit to provide commuters with an added layer of safety. Each kit contained protective items including a reusable facemask, hand sanitizer, disposable gloves, and alcohol wipes. These kits are sold individually and gifted to customers with purchase of the Carry-on Aluminum suitcase or Nano Weekender bag.

All of Samsara’s products are compliant with Transportation Security Administration (TSA) and aviation regulations.

Samsara launched Sarah & Sam (sarah-sam.com) a fashion and lifestyle collection in the fourth quarter of the 2020 fiscal year. Sarah& Sam is a part of Samsara Direct, a new business model initiated in response to the travel restrictions enforced due to the coronavirus pandemic. Samsara Direct leverages the company’s established digital assets and manufacturing and fulfillment supply chain capabilities offer additional consumer products that are in demand and relevant to the changing needs of the market.

Corporate Information

Our principal executive offices are located at One University Plaza, Suite 505, Hackensack, NJ 07601 and our telephone number is (877) 421-1574.

The Offering

This prospectus relates to the offer and sale from time to time of up to 361,596 shares of our common stock, $0.0001 par value per share (the “Common Stock”) by the selling stockholder, that may be issued upon conversion of the Convertible Notes.

The selling stockholder under this prospectus is offering for sale up to 361,596 shares of our Common Stock. On June 7, 2021, we entered into a Securities Purchase Agreement (the “Agreement”) with the selling stockholder. Pursuant to the Agreement, the selling stockholder has agreed to purchase from us up to an aggregate of $1,250,000 worth of Convertible Notes of our Common Stock from time to time in three installments. The first installment of $500,000 was issued on June 7, 2021. The second installment of $500,000 will be issued no later than one day following the date that the registration statement of which this prospectus forms a part is filed. The third installment of $250,000 will be issued no later than one day following the date that the registration statement of which this prospectus forms a part of is declared effective.

Except as described in this prospectus, the selling stockholder is entitled to convert at its option the outstanding and unpaid amounts of the Convertible Notes into fully paid and nonassessable shares of Common Stock at the lower of the $8.188 or 80% of the lowest Volume Weighted Average Price of our Common Stock. The selling stockholder may not assign or transfer its rights and obligations under the Purchase Agreement without the prior written consent of the Company.

As of August 23, 2021, there were 1,447,955 shares of our Common Stock outstanding, of which 1,099,063 shares were held by non-affiliates. If the selling stockholder converts the Convertible Notes, the ownership position of the shareholders prior to the conversion would be diluted. If the selling stockholder converts the Convertible Notes into all of the 361,596 shares being registered under the registration statement of which this prospectus forms a part, such shares would represent 16.65% of all of our then outstanding shares and 22.89% of the then total number of shares held by non-affiliates (assuming no further issuances). Under the terms of a Registration Rights Agreement entered into with the selling stockholder at the same time as the Purchase Agreement, we must register with the U.S. Securities and Exchange Commission 361,596 shares of Common Stock underlying the Convertible Notes for resale by the selling stockholder under the Purchase Agreement, however, the Convertible Notes may be converted into more than the 361,596 shares of our Common Stock being offered under this prospectus. The number of shares ultimately offered for resale by the selling stockholder depends upon the number of Convertible Notes we sell to it under the Purchase Agreement, the market price of our Common Stock (subject to a floor and ceiling if we are not in default of the Convertible Notes) and the interest accrued on the Convertible Notes at the time of conversion.

Issuances of our Common Stock upon conversion of the Convertible Notes will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the selling stockholder.

Common Stock offered by selling stockholder:

361,596 of the shares that may be issued to the selling stockholder pursuant to the Purchase Agreement upon the conversion of Convertible Notes and accrued interest thereon and subsequently resold in this offering.

Common Stock outstanding:	1,447,955 shares as of August 23, 2021

Common Stock outstanding after the offering:

1,809,551, assuming the selling stockholder converts the Convertible Notes (and the full year of accrued interest thereon) into all of the shares being registered in the registration statement of which this prospectus forms a part.

Discount:

The Convertible Notes are convertible by the selling stockholder upon issuance. The conversion price will be the lesser of (i) $8.188 and (ii) 80% of the lowest daily volume weighted average prices of the Company’s Common Stock (as reported by Bloomberg Financial Markets) (“VWAP”) during the last ten (10) trading days immediately preceding the date of such conversion.

Interest Rate:	The rate of interest on the Convertible Notes will be 10% per annum.

Use of Proceeds:

We will not receive any proceeds from the sale of shares by the selling stockholder. As of the date hereof, we have received $500,000 from the sale of a Convertible Note to the selling stockholder under the Purchase Agreement. Within one day from the filing of the registration statement of which this prospectus forms a part, we will receive another $500,000 from the sale of Convertible Notes to the selling stockholder. Within one day from the effective date of the registration statement of which this prospectus forms a part, we will receive up to another $250,000 from the sale of Convertible Notes to the selling stockholder. These proceeds will be used for general corporate and working capital or other purposes that our Board of Directors deems to be in our best interest. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds we may receive. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

Quotation of Common Stock:	Our Common Stock is listed for quotation on the OTCQB under the symbol “SAML.”
Dividend policy:	We currently intend to retain future earnings, if any, to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our Common Stock.

Risk factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements under the captions “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” “Business” and elsewhere in this prospectus that are forward-looking statements. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and similar terminology. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the coronavirus (“COVID-19”) outbreak, the continued restrictions that have been placed on travel in many countries as a result of the outbreak and the adverse impact on the global economy from the outbreak.

Forward-looking statements address, among other things:

●	the risks and other factors described under the caption “Risk Factors” under Item 1 of this Registration Statement;

●	the COVID-19 outbreak and resulting economic conditions, which had, and is expected to continue to have, a significant impact on our operations, including an unprecedented decline in demand, as well as its current, and uncertain future impact, including but not limited to, its effect on the ability or desire of people to travel due to travel restrictions, and other restrictions and orders, which is expected to continue to impact our results, operations, outlooks, plans, goals, growth, cash flows, liquidity, and stock price;

●	the significant decline in travel demand because of COVID-19, including the current and any future disruptions in airline passenger traffic.

●	our future operating results;

●	our business prospects;

●	any contractual arrangements and relationships with third parties;

●	the dependence of our future success on the general economy;

●	any possible financings; and

●	the adequacy of our cash resources and working capital.

We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately able to predict or which we do not fully control that will cause actual results to differ materially from those expressed or implied by our forward-looking statements. These include the factors listed under “Risk Factors” and elsewhere in this prospectus.

Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our forward-looking statements are made as of the date of this prospectus, and we assume no duty to update them or to explain why actual results may differ.

Except as otherwise indicated by the context, references in this Registration Statement to “Company,” “Samsara,” “we,” “us” and “our” are references to SAMSARA LUGGAGE, INC. All references to “USD” or United States Dollar refer to the legal currency of the United States of America.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

Risks Related to COVID-19

The COVID-19 pandemic has significantly affected our business and is expected to continue to materially affect our business, financial condition, results of operations and/or cash flows for an extended period. Governmental authorities have taken and continue to take measures to address the outbreak, including restrictions on travel and other orders, including partial shelter-in-place orders. The pandemic is a highly fluid and rapidly evolving situation and we cannot anticipate with any certainty the length, scope or severity of such restrictions in the jurisdiction that we operate.

The full impact that COVID-19 will have on our business cannot be predicted at this time due to numerous uncertainties, including the duration and severity of the outbreak, future mutations in the virus that causes COVID-19, increases or spikes in the number of cases, the availability of vaccines and effectiveness of actions taken to contain the disease, the length of time it takes for rental volume and pricing to return and normal economic and operating conditions to resume, and other factors. This impact could include, but is not limited to, those discussed below:

●	Changes in our revenues and customer demand: Our revenues and profitability were materially impacted during 2020 compared to prior years, and we expect they will continue to be adversely affected. Although we believe that travel will increase due to wider vaccine usage and availability, we cannot predict whether and when volumes will increase to historic levels. Our business is highly dependent on travel and both for commercial and leisure purposes.

●	Our workforce: The COVID-19 outbreak has caused us to reduce production of our luggage line as we seek to keep our costs in line with demand.

●	The adequacy of our cash flow and earnings and other conditions may affect our liquidity: We have taken a number of actions as a result of COVID-19 that have increased our long-term debt. As we manage through the effects of the pandemic, our level of indebtedness may further increase. There is no guarantee that debt financings will be available in the future to fund our obligations or will be available on terms consistent with our expectations.

Risks Related to our Company

Samsara has a limited operating history, has incurred significant operating losses since its inception and expects to incur significant losses for the foreseeable future. Samsara may never generate significant revenue or become profitable or, if Samsara achieves profitability, it may not be able to sustain it.

Samsara has a limited operating history and has generated limited revenues to date. Samsara is dependent upon additional capital resources for the continuation of its planned principal operations, which are subject to significant risks and uncertainties, including failing to secure funding to expand commercialization of its products or failing to profitably operate the business.

Samsara has incurred significant operating losses since its inception. Samsara’s net losses were $1,140,000 and $3,142,000 for the years ended December 31, 2020, and December 31, 2019, respectively. As of December 31, 2020, Samsara had an accumulated deficit of $6,376,000. Substantially all of Samsara’s losses have resulted from expenses incurred in connection with its research and development programs and from general and administrative costs associated with Samsara’s operations. Samsara expects to continue to incur losses for the foreseeable future and anticipates these losses will increase substantially as Samsara continues to develop and commercialize its products.

To become and remain profitable, Samsara must succeed in developing and commercializing products that generate significant revenue. This will require Samsara to be successful in a range of challenging activities, including manufacturing, and marketing and selling products. Samsara may never succeed in these activities and, even if it does, may never generate revenues that are significant enough to achieve profitability. In addition, Samsara has not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields. Because of the numerous risks and uncertainties associated with smart luggage product development, Samsara is unable to accurately predict the timing or amount of increased expenses or when, or if, Samsara will be able to achieve profitability. Even if Samsara does achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis. Samsara’s failure to become and remain profitable would depress the value of Samsara and could impair its ability to raise capital, expand its business, maintain its research and development efforts, diversify its product candidates or even continue its operations. A decline in the value of Samsara could also cause stockholders to lose all or part of their investment.

The report of Samsara’s independent registered public accounting firm expresses substantial doubt about the ability of Samsara to continue as a going concern.

Samsara’s independent registered public accounting firm indicated in its report on Samsara’s financial statements for the period ended December 31, 2020, that conditions exist that raise substantial doubt about Samsara’s ability to continue as a “going concern.” A going concern paragraph included in Samsara’s independent registered public accounting firm’s report on its consolidated financial statements could impair investor perceptions and Samsara’s ability to finance its operations through the sale of equity, incurring debt, or other financing alternatives. Samsara’s ability to continue as a going concern will depend upon many factors beyond Samsara’s control including the availability and terms of future funding. If Samsara is unable to achieve its goals and raise the necessary funds to finance its operations, its business would be jeopardized, and Samsara may not be able to continue.

Samsara will require substantial additional financing to achieve its goals, and a failure to obtain this necessary capital when needed and on acceptable terms, or at all, could force Samsara to delay, limit, reduce or terminate its product development programs, commercialization efforts or other operations.

Samsara expects its expenses to increase in connection with its ongoing activities. Samsara also expects to incur significant commercialization expenses related to product manufacturing, marketing, sales and distribution. Samsara cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of its products. Furthermore, following the completion of the Merger, Samsara will incur the additional costs associated with operating as a public company. Accordingly, Samsara will need to obtain substantial additional funding in connection with its continuing operations. If Samsara is unable to raise capital when needed or on attractive terms, Samsara could be forced to delay, reduce or eliminate its research and development programs or any future commercialization efforts.

Samsara has based its estimates on assumptions that may prove to be wrong, and Samsara could use its capital resources sooner than it currently expects. Samsara’s operating plans and other demands on its cash resources may change as a result of many factors currently unknown to Samsara, and Samsara may need to seek additional funds sooner than planned, through public or private equity or debt financings or other capital sources, including potentially government funding, collaborations, licenses and other similar arrangements. In addition, Samsara may seek additional capital due to favorable market conditions or strategic considerations even if Samsara believes it has sufficient funds for its current or future operating plans. Attempting to secure additional financing may divert Samsara’s management from its day-to-day activities, which may adversely affect Samsara’s ability to develop its product.

Samsara’s future capital requirements will depend on many factors, including:

●	the costs and timing of manufacturing for Samsara’s products, including commercial manufacturing of its products;

●	the costs of obtaining, maintaining and enforcing Samsara’s intellectual property rights;

●	Samsara’s efforts to enhance operational systems and hire additional personnel to satisfy its obligations as a public company, including enhanced internal controls over financial reporting;

●	the costs associated with hiring additional personnel and consultants as Samsara’s research and development activities increase;

●	the timing and amount of the milestone or other payments Samsara must make to the licensors and other third parties from whom Samsara have licensed or acquired technology;

●	the costs and timing of establishing or securing sales and marketing capabilities for its products;

●	Samsara’s ability to achieve market acceptance and adequate market share and revenue for its products; and

●	the terms and timing of establishing and maintaining collaborations, licenses and other similar arrangements.

In addition, Samsara’s products may not achieve commercial success.

Accordingly, Samsara will need to continue to rely on additional financing to achieve its business objectives. Adequate additional financing may not be available to Samsara on acceptable terms, or at all. In addition, Samsara may seek additional capital due to favorable market conditions or strategic considerations, even if Samsara believes it has sufficient funds for its current or future operating plans.

Raising additional capital may cause dilution to Samsara’s stockholders, restrict Samsara’s operations or require Samsara to relinquish rights to its technologies or product candidates.

Until such time, if ever, as Samsara can generate substantial product revenues, Samsara expects to finance its cash needs through equity offerings, debt financings or other capital sources, including potentially government funding, collaborations, licenses and other similar arrangements. To the extent that Samsara raises additional capital through the sale of equity or convertible debt securities, existing stockholders’ ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect stockholders’ rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting Samsara’s ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If Samsara raises funds through future collaborations, licenses and other similar arrangements, Samsara may have to relinquish valuable rights to its future revenue streams or products or grant licenses on terms that may not be favorable to Samsara and/or that may reduce the value of Samsara’s Common Stock.

Risks Relating to Samsara’s Strategy and Industry

Samsara’s success depends on independent contractors to manufacture and supply Samsara with its smart luggage products, and to label, package, and ship these products.

Samsara has retained third party manufacturers to manufacture and supply Samsara with its smart luggage products. Samsara relies on independent contractors for the supply of its smart luggage products and for the labeling, packaging, and shipping of these products. Samsara may not be successful in developing relationships with these independent contractors. In addition, these third-party contractors may not dedicate sufficient resources or give sufficient priority to satisfying Samsara’s requirements or needs. There is limited history upon which to base any assumption as to the likelihood that Samsara will prove successful in selecting qualified third-party independent contractors or in negotiating any agreements with them. If Samsara is unsuccessful in addressing these risks, its results of operations could be adversely affected.

Samsara does not have long term commitments from suppliers and other independent contractors.

Samsara may experience shortages of supplies and inventory because Samsara orders goods and services via purchase orders and has not signed long-term contracts with its suppliers. Samsara currently utilizes the services of two manufacturers in China, one for the manufacture of the suitcase and the other for the manufacture of the smart unit. In addition, Samsara utilizes the services of two contractors, one in China and one in the United States, for the provision of order fulfillment services. Samsara’s success is dependent on Samsara’s ability to timely provide its customers with Samsara’s smart luggage products. Although Samsara directly markets these products, Samsara is dependent on its suppliers and other independent contractors for the manufacture and supply of Samsara’s smart luggage products and for the labeling, packaging, and shipment of these products. No assurance can be given that Samsara will enter into agreements with other suppliers for the supply of its smart luggage products at acceptable levels of quality and price, or with other independent contractors who will provide Samsara with order fulfillment services at acceptable levels of quality and price. While Samsara currently has and anticipates continuing to have good relationships with its suppliers and other independent contractors, if Samsara is unable to secure additional sources of supply or order fulfillment services from one or more independent contractors on a timely basis and on acceptable terms, Samsara’s results of operations could be adversely affected.

The selling of smart luggage products is subject to current governmental regulations.

Several aspects of Samsara’s smart luggage products, including its battery, locks and LED lights, are subject to the requirements of federal law relating to aviation and homeland security, as well as international regulation of electronic devices. Part 15 of the FCC Rules requires operation of electronic equipment not to cause harmful interference and to accept any interference received, including interference that may cause undesired operation. The Transportation Security Administration (TSA) recommends that only TSA approved locks be used on luggage, to avoid risk of TSA agents breaking the lock for inspection. The European Union requires all electronic devices to comply with the Restriction of Hazardous Substances (ROHS) regulations which restricts the use of specific hazardous materials found in electrical and electronic products. BS EN 62471 gives universal best-practice recommendations for the photobiological safety of electric lamps and lighting systems, including LED lights. This standard specifies exposure limits, measurement techniques and classification systems to control photobiological and light hazards. The EU radio equipment directive establishes a regulatory framework for placing radio equipment on the market, setting requirements for safety and health, electromagnetic compatibility, and the efficient use of the radio spectrum.

Additionally, smart luggage products are subject to airline regulations applicable to manufacturing materials, size and weight. While Samsara believes that it is and will be in substantial compliance with the laws and regulations which regulate its business, the failure to comply with any of these laws or regulations, or the imposition of new laws or regulations could negatively impact Samsara’s proposed business.

Samsara faces intense competition and many of its competitors have substantially greater resources than Samsara has.

Samsara operates in a highly competitive environment. In addition, the competition in the market for smart luggage products may intensify. There are numerous well-established companies based in the United States with longer operating histories, significantly greater resources and name recognition, and a larger base of distributors and retailers. In addition, there are smaller entrepreneurial companies who are developing products that will compete with the smart luggage products that Samsara currently sells. As a result, these competitors may have greater credibility with Samsara’s potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products. These competitors may make it difficult for Samsara to market and sell its products and compete in the smart luggage market, which could harm Samsara’s business.

Samsara depends on market acceptance of its smart luggage products. If these products do not gain market acceptance, Samsara’s ability to compete will be adversely affected.

Samsara’s success depends in large part on Samsara’s ability to successfully market its smart luggage products. No assurances can be given that Samsara will be able to successfully market its smart luggage products or achieve consumer acceptance. Moreover, failure to successfully commercialize its smart luggage products on a timely and cost-effective basis will have a material adverse effect on Samsara’s ability to compete in its targeted market.

Failure to meet customers’ expectations or deliver expected performance could result in losses and negative publicity, which would harm Samsara’s business.

If the smart luggage products which Samsara sells fail to perform in the manner expected by its customers, then Samsara’s revenues may be delayed or lost due to adverse customer reaction. In addition, negative publicity about Samsara and its products could adversely affect Samsara’s ability to attract or retain customers. Furthermore, disappointed customers may initiate claims for damages against Samsara, regardless of Samsara’s responsibility for their disappointment.

Samsara needs to retain key personnel to support its services and ongoing operations.

The marketing and sale of Samsara’s smart luggage products will continue to place a significant strain on Samsara’s limited personnel, management, and other resources. Samsara’s future success depends upon the continued services of its executive officers and the hiring of key employees and contractors who have critical industry experience and relationships that Samara will need to rely on to implement its business plan. The loss of the services of any of Samsara’s officers or the lack of availability of other skilled personnel would negatively impact Samsara’s ability to market and sell its smart luggage products, which could adversely affect Samsara’s financial results and impair Samsara’s growth.

If Samsara cannot build and maintain strong brand loyalty to its products, its business may suffer.

Samsara believes that the importance of brand recognition will increase as more companies produce smart luggage products. Development and awareness of Samsara’s brand will depend largely on Samsara’s ability to successfully advertise and market its products. If Samsara is unsuccessful, its products may not be able to gain widespread acceptance among consumers. A failure to develop Samsara’s smart luggage products sufficiently could have a material adverse effect on Samsara’s business, results of operations and financial condition.

Samsara may incur losses as a result of claims that may be brought against Samsara due to defective products or as a result of product recalls.

While Samsara is not aware of any claims having been brought in connection with Samsara’s smart luggage products, Samsara may be liable if the use of Samsara’s products causes injury, illness, or death. Samsara also may be required to withdraw or recall some of its products if they are damaged or defective. A significant product liability judgment against Samsara or a widespread product withdrawal or recall could have a material adverse effect on Samsara’s business and financial condition.

If a third party asserts that Samsara’s infringes upon its proprietary rights, Samsara could be required to redesign its products, change suppliers, pay significant royalties, or enter into license agreements.

Although presently Samsara is not aware of any such claims, a third party may assert that Samsara’s smart luggage products violate its intellectual property rights. As the number of smart luggage products increases, infringement claims may become more common. Any claims against Samsara, regardless of their merit, could:

●	Be expensive and time-consuming to defend;

●	Result in negative publicity;

●	Force Samsara to stop selling its products;

●	Divert management’s attention and Samsara’s other resources; and

●	Require Samsara to enter into royalty or licensing agreements in order to obtain the right to sell its products, which right may not be available on terms acceptable to Samsara, if at all.

In addition, Samsara’s believes that any successful challenge to its use of a trademark or domain name could substantially diminish Samsara’s ability to conduct business in a particular market or jurisdiction and thus could decrease Samsara’s revenues and/or result in losses to Samsara’s business.

Samsara relies on third parties to conduct many of its activities. Any failure by a third-party to conduct these activities and other requirements and in a timely manner may delay or prevent Samsara’s ability to commercialize its products.

Samsara is dependent on third parties to perform certain activities. Specifically, Samsara has used and relied on, these third parties for the manufacture of its luggage products, and for order fulfillment services. While Samsara has signed purchase orders governing the activities of its third-party contractors, Samsara has limited influence over their actual performance. There is no guarantee that any such third parties will devote adequate time and resources to such activities or perform as contractually required. If any of these third parties fail to meet expected deadlines, adhere to Samsara’s requirements, or otherwise performs in a substandard manner, Samsara’s ability to fulfill customer orders for products may be undermined. In addition, many of the third parties with whom Samsara contracts may also have relationships with other commercial entities, including Samsara’s competitors, for whom they may also be conducting development activities that could harm Samsara’s competitive position.

If any of Samsara’s relationships with these third parties terminate, Samsara may not be able to enter into arrangements with alternative third parties or do so on commercially reasonable terms.

In addition, Samsara may be unable to establish any agreements with third-party manufacturers or to do so on acceptable terms. Even if Samsara is able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

●	failure of third-party manufacturers to comply with regulatory requirements and maintain quality assurance;

●	breach of the manufacturing agreement by the third-party;

●	failure to manufacture Samsara’s product according to Samsara’s specifications;

●	failure to manufacture Samsara’s product according to Samsara’s schedule, or at all;

●	misappropriation of Samsara’s proprietary information, including Samsara’s trade secrets and know-how; and

●	termination or nonrenewal of the agreement by the third-party at a time that is costly or inconvenient for Samsara.

Any performance failure on the part of Samsara’s existing or future manufacturers could delay product development, and any related remedial measures may be costly or time consuming to implement. Samsara does not currently have arrangements in place for redundant supply or a second source for all required raw materials used in the manufacture of Samsara’s products. If Samsara’s current third-party manufacturers cannot perform as agreed, Samsara may be required to replace such manufacturers and Samsara may be unable to replace them on a timely basis or at all. Samsara’s current and anticipated future dependence upon others for the manufacture of Samsara’s products may adversely affect Samsara’s future profit margins and Samsara’s ability to commercialize any products on a timely and competitive basis.

Samsara’s reliance on third parties requires Samsara to share its trade secrets, which increases the possibility that Samsara’s trade secrets will be misappropriated or disclosed.

Because Samsara currently relies on third parties to manufacture its products, Samsara must, at times, share its proprietary technology and confidential information, including trade secrets, with them. Samsara seeks to protect its proprietary technology, in part, by entering into confidentiality agreements, consulting agreements or other similar agreements with its advisors, employees, consultants and contractors prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose Samsara’s confidential information. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets may become known by Samsara’s competitors, are intentionally or inadvertently incorporated into the technology of others or are disclosed or used in violation of these agreements. Given that Samsara’s proprietary position is based, in part, on Samsara’s know-how and trade secrets, and despite Samsara’s efforts to protect its trade secrets, a competitor’s discovery of Samsara’s proprietary technology and confidential information or other unauthorized use or disclosure would impair Samsara’s competitive position and may have a material adverse effect on Samsara’s business, financial condition, results of operations and prospects.

Samsara may seek to enter into collaborations, licenses and other similar arrangements and may not be successful in doing so, and even if Samsara is, it may not realize the benefits of such relationships.

Samsara may seek to enter into collaborations, joint ventures, licenses and other similar arrangements for the development or commercialization of Samsara’s products, due to capital costs required to develop or commercialize the products or manufacturing constraints. Samsara may not be successful in its efforts to establish such collaborations for Samsara’s products. In addition, Samsara faces significant competition in seeking appropriate strategic partners, and the negotiation process can be time consuming and complex. Further, any future collaboration agreements may restrict Samsara from entering into additional agreements with potential collaborators. Samsara cannot be certain that, following a strategic transaction or license, Samsara will achieve an economic benefit that justifies such transaction.

Even if Samsara is successful in its efforts to establish such collaborations, the terms that Samsara agrees upon may not be favorable to Samsara, and Samsara may not be able to maintain such collaborations.

In addition, any potential future collaborations may be terminable by Samsara’s strategic partners, and Samsara may not be able to adequately protect its rights under these agreements. Furthermore, strategic partners may negotiate for certain rights to control decisions regarding the development and commercialization of Samsara’s products, if approved, and may not conduct those activities in the same manner as Samsara would. Any termination of collaborations Samsara enters in the future, or any delay in entering into collaborations related to Samsara’s products, could delay the development and commercialization of Samsara’s products and reduce their competitiveness if they reach the market, which could have a material adverse effect on Samsara’s business, financial condition and results of operations.

Business disruptions could seriously harm Samsara’s future revenue and financial condition and increase its costs and expenses.

Samsara’s operations could be subject to earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics and other natural or manmade disasters or business interruptions, for which Samsara is predominantly self-insured. Samsara relies on third- party manufacturers to produce Samsara’s products whose operations may be disrupted by a man-made or natural disaster or other business interruption. The occurrence of any of these business disruptions could seriously harm Samsara’s operations and financial condition and increase its costs and expenses.

Samsara is subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws and anti-money laundering laws and regulations. Compliance with these legal standards could impair Samsara’s ability to compete in domestic and international markets. Samsara could face criminal liability and other serious consequences for violations, which could harm its business.

Samsara is subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls, and anti-corruption and anti-money laundering laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and other state and national anti-bribery and anti-money laundering laws in the countries in which Samsara conducts activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, clinical research organizations, contractors and other collaborators and partners from authorizing, promising, offering, providing, soliciting or receiving, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. Samsara can be held liable for the corrupt or other illegal activities of its employees, agents, contractors and other collaborators and partners, even if Samsara does not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.

Samsara may engage in strategic transactions that could impact its liquidity, increase its expenses and present significant distractions to Samsara’s management.

From time to time, Samsara may consider strategic transactions, such as acquisitions of companies, asset purchases and licensing arrangements. Any future transactions could increase Samsara’s near- and long-term expenditures, result in potentially dilutive issuances of Samsara’s equity securities, including its Common Stock, or the incurrence of debt, contingent liabilities, amortization expenses or acquired in-process research and development expenses, any of which could affect Samsara’s financial condition, liquidity and results of operations. Additional potential transactions that Samsara may consider in the future include a variety of business arrangements, including spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. Future acquisitions may also require Samsara to obtain additional financing, which may not be available on favorable terms or at all. These transactions may never be successful and may require significant time and attention of management. In addition, the integration of any business that Samsara may acquire in the future may disrupt Samsara’s existing business and may be a complex, risky and costly endeavor for which Samsara may never realize the full benefits of the acquisition. Accordingly, although there can be no assurance that Samsara will undertake or successfully complete any additional transactions of the nature described above, any additional transactions that Samsara does complete could have a material adverse effect on Samsara’s business, results of operations, financial condition and prospects.

If Samsara fails to comply with its obligations in the agreements under which it licenses intellectual property rights from third parties, or otherwise experiences disruptions in its business relationships with its licensors, Samsara could lose license rights that are important to its business.

Samsara is a party to several license agreements under which it is granted rights to intellectual property that are important to its business and Samsara may enter into additional license agreements in the future. These license agreements impose, and Samsara expects that any future license agreements where Samsara licenses intellectual property will impose, on Samsara, various development, regulatory and/or commercial diligence obligations, payment of milestones and/or royalties and other obligations. If Samsara fails to comply with its obligations under these agreements, or Samsara is subject to bankruptcy-related proceedings, the licensor may have the right to terminate the license, in which event Samsara would not be able to market products covered by the license.

Samsara may need to obtain licenses from third parties to advance its research or allow commercialization of its products, and Samsara cannot provide any assurances that third-party patents do not exist which might be enforced against Samsara’s products in the absence of such a license. Samsara may fail to obtain any of these licenses on commercially reasonable terms, if at all. Even if Samsara is able to obtain a license, it may be non-exclusive, thereby giving Samsara’s competitors access to the same technologies licensed to Samsara. In that event, Samsara may be required to expend significant time and resources to develop or license replacement technology. If Samsara is unable to do so, Samsara may be unable to develop or commercialize the affected products, which could materially harm Samsara’s business and the third parties owning such intellectual property rights could seek either an injunction prohibiting Samsara’s sales, or, with respect to Samsara’s sales, an obligation on Samsara’s part to pay royalties and/or other forms of compensation. Licensing of intellectual property is of critical importance to Samsara’s business and involves complex legal, business and scientific issues. Disputes may arise between Samsara and its licensors regarding intellectual property subject to a license agreement, including:

●	the scope of rights granted under the license agreement and other interpretation-related issues;

●	whether and the extent to which Samsara’s technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

●	Samsara’s right to sublicense patents and other rights to third parties;

●	Samsara’s diligence obligations with respect to the use of the licensed technology in relation to its development and commercialization of Samsara’s products, and what activities satisfy those diligence obligations;

●	Samsara’s right to transfer or assign the license; and

●	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by Samsara’s licensors and Samsara and its partners.

If disputes over intellectual property that Samsara has licensed prevent or impair Samsara’s ability to maintain its current licensing arrangements on acceptable terms, Samsara may not be able to successfully develop and commercialize the affected product candidates, which would have a material adverse effect on Samsara’s business.

Samsara’s commercial success depends significantly on its ability to operate without infringing the patents and other proprietary rights of third parties. Claims by third parties that Samsara infringes their proprietary rights may result in liability for damages or prevent or delay Samsara’s developmental and commercialization efforts.

Samsara’s commercial success depends in part on avoiding infringement of the patents and proprietary rights of third parties. However, Samsara’s or its licensee’s research, development and commercialization activities may be subject to claims that Samsara or its licensee infringes or otherwise violates patents or other intellectual property rights owned or controlled by third parties. Other entities may have or obtain patents or proprietary rights that could limit Samsara’s or its licensee’s ability to make, use, sell, offer for sale or import Samsara’s products, or impair Samsara’s competitive position. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights. Numerous third-party U.S. and foreign issued patents and pending patent applications exist in the fields in which Samsara is developing products.

Because patent applications are maintained as confidential for a certain period of time, until the relevant application is published Samsara may be unaware of third-party patents that may be infringed by commercialization of any of Samsara’s products, and Samsara cannot be certain that Samsara was the first to file a patent application related to a product candidate or technology. Moreover, because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that Samsara’s products may infringe. In addition, identification of third-party patent rights that may be relevant to Samsara’s technology is difficult because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. In addition, third parties may obtain patents in the future and claim that use of Samsara’s technologies infringes upon these patents. Any claims of patent infringement asserted by third parties would be time consuming and could:

●	result in costly litigation that may cause negative publicity;

●	divert the time and attention of Samsara’s technical personnel and management;

●	cause development delays;

●	subject Samsara to an injunction preventing Samsara from making, using, selling, offering for sale, or importing Samsara products;

●	prevent Samsara from commercializing any of its products until the asserted patent expires or is held finally invalid or not infringed in a court of law;

●	require Samsara to develop non-infringing technology, which may not be possible on a cost-effective basis;

●	subject Samsara to significant liability to third parties; or

●	require Samsara to enter into royalty or licensing agreements, which may not be available on commercially reasonable terms, or at all, or which might be non-exclusive, which could result in Samsara’s competitors gaining access to the same technology.

Although no third-party has asserted a claim of patent infringement against Samsara as of the date of this prospectus, others may hold proprietary rights that could prevent Samsara’s products from being marketed. Any patent-related legal action against Samsara claiming damages and seeking to enjoin activities relating to Samsara’s products could subject Samsara to potential liability for damages, including treble damages if Samsara were determined to have willfully infringed, and require Samsara to obtain a license to manufacture or develop its products. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from Samsara’s business. Samsara cannot predict whether it would prevail in any such actions or that any license required under any of these patents would be made available on commercially reasonable terms, if at all. Moreover, even if Samsara or its future strategic partners were able to obtain a license, the rights may be nonexclusive, which could result in Samsara’s competitors gaining access to the same intellectual property. In addition, Samsara cannot be certain that it could redesign its products to avoid infringement, if necessary. Accordingly, an adverse determination in a judicial or administrative proceeding, or the failure to obtain necessary licenses, could prevent Samsara from developing and commercializing its products, which could harm Samsara’s business, financial condition and operating results.

Parties making claims against Samsara may be able to sustain the costs of complex patent litigation more effectively than Samsara can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of Samsara’s confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on Samsara’s ability to raise additional funds or otherwise have a material adverse effect on Samsara’s business, results of operations, financial condition and prospects.

If Samsara is unable to protect the confidentiality of its trade secrets, its business and competitive position would be harmed.

In addition, Samsara relies on the protection of its trade secrets, including unpatented know-how, technology and other proprietary information to maintain Samsara’s competitive position. Although Samsara has taken steps to protect its trade secrets and unpatented know-how, including entering into confidentiality agreements with third parties, and confidential information and inventions agreements with employees, consultants and advisors, Samsara cannot provide any assurances that all such agreements have been duly executed, and any of these parties may breach the agreements and disclose Samsara’s proprietary information, including its trade secrets, and Samsara may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets.

Moreover, third parties may still obtain this information or may come upon this or similar information independently, and Samsara would have no right to prevent them from using that technology or information to compete with Samsara. If any of these events occurs or if Samsara otherwise loses protection for its trade secrets, the value of this information may be greatly reduced and Samsara’s competitive position would be harmed. If Samsara does not apply for patent protection prior to such publication or if Samsara cannot otherwise maintain the confidentiality of its proprietary technology and other confidential information, then Samsara’s ability to obtain patent protection or to protect its trade secret information may be jeopardized.

Risks Related to the Company’s Common Stock

An active, liquid and orderly market for the Company’s Common Stock may not develop, and you may not be able to resell your Common Stock at or above the purchase price.

Samsara’s Common Stock is quoted on the OTCQB. An active trading market for the Company’s Common Stock has not developed and may never develop or be sustained. The lack of an active market may impair an investor’s ability to sell its shares at the time it wishes to sell them or at a price that it considers reasonable. An inactive market may also impair the Company’s ability to raise capital by selling shares and may impair the Company’s ability to acquire other businesses or technologies using the Company’s shares as consideration, which, in turn, could materially adversely affect the Company’s business.

The trading price of the shares of the Company’s Common Stock could be highly volatile, and purchasers of the Company’s Common Stock could incur substantial losses.

The Company’s stock price is likely to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their Common Stock at or above their purchase price. The market price for the Company’s Common Stock may be influenced by those factors discussed in this “Risk Factors” section and many others, including:

●	the success or failure of the Company’s efforts to acquire, license or develop additional products;

●	innovations or new products developed by the Company or its competitors;

●	announcements by the Company or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	manufacturing, supply or distribution delays or shortages;

●	any changes to the Company’s relationship with any manufacturers, suppliers, licensors, future collaborators or other strategic partners;

●	achievement of expected product sales and profitability;

●	variations in the Company’s financial results or those of companies that are perceived to be similar to the Company;

●	trading volume of the Company’s Common Stock;

●	an inability to obtain additional funding;

●	sales of the Company’s stock by insiders and stockholders;

●	general economic, industry and market conditions other events or factors, many of which are beyond the Company’s control;

●	additions or departures of key personnel; and

●	intellectual property, product liability or other litigation against the Company.

Samsara does not currently intend to pay dividends on its Common Stock, and, consequently, investors’ ability to achieve a return on your investment will depend on appreciation, if any, in the price of the Company’s Common Stock.

Samsara has never declared or paid any cash dividend on its Common Stock. Samsara currently anticipates that it will retain future earnings for the development, operation and expansion of the Company’s business and does not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock. There is no guarantee that shares of the Company’s Common Stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

Sales of a substantial number of shares of the Company’s Common Stock by the Company’s stockholders in the public market could cause the Company’s stock price to fall.

Sales of a substantial number of shares of the Company’s Common Stock in the public market or the perception that these sales might occur could significantly reduce the market price of the Company’s Common Stock and impair the Company’s ability to raise adequate capital through the sale of additional equity securities.

If the Company fails to maintain proper and effective internal control over financial reporting, the Company’s ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in the Company’s financial reporting and the trading price of the Company’s Common Stock may decline.

Pursuant to Section 404 of Sarbanes-Oxley, the Company’s management is required to report upon the effectiveness of the Company’s internal control over financial reporting. Additionally, if the Company reaches an accelerated filer threshold, the Company’s independent registered public accounting firm will be required to attest to the effectiveness of the Company’s internal control over financial reporting. The rules governing the standards that must be met for management to assess the Company’s internal control over financial reporting are complex and require significant documentation, testing and possible remediation. To comply with the requirements of being a reporting company under the Exchange Act, the Company will need to upgrade its information technology systems; implement additional financial and management controls, reporting systems and procedures; and hire additional accounting and finance staff. If the Company or, if required, its auditors are unable to conclude that the Company’s internal control over financial reporting is effective, investors may lose confidence in the Company’s financial reporting and the trading price of the Company’s Common Stock may decline.

The Company cannot assure its investors that there will not be material weaknesses or significant deficiencies in the Company’s internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit the Company’s ability to accurately report its financial condition, results of operations or cash flows. If the Company is unable to conclude that its internal control over financial reporting is effective, or if the Company’s independent registered public accounting firm determines the Company has a material weakness or significant deficiency in the Company’s internal control over financial reporting once that firm begin its Section 404 reviews, investors may lose confidence in the accuracy and completeness of the Company’s financial reports, the market price of the Company’s Common Stock could decline, and the Company could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in the Company’s internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict the Company’s future access to the capital markets.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder. As of the date hereof, we received $500,000 from the sale of a Convertible Note to the selling stockholder under the Purchase Agreement. Within one day from the date we file the registration statement of which this prospectus forms a part, we will receive another $500,000 from the sale of Convertible Notes to the selling stockholder. Within one day from the effective date of the registration statement of which this prospectus forms a part, we will receive up to another $1,250,000 from the sale of Convertible Notes to the selling stockholder. These proceeds will be used for general corporate and working capital or other purposes that our Board of Directors deems to be in our best interest. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds we may receive. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

Amount of Proceeds from Sale of Convertible Notes

Shortly after the effectiveness of the registration statement of which this prospectus forms a part, we will have sold an aggregate of $1,250,000 of Convertible Notes. We may be required to make additional payments to the selling stockholder. These additional fees could total up to $375,000, in which case we would have net proceeds from the sale of the Convertible Notes equal to $808,150. The following table set out the payments we have made and may have to make in connection with the sale of $1,250,000 of Convertible Notes.

Interest Payments (1)	$125,000
Redemption Premium (2)	$62,500
Maximum Liquidated Damages (3)	$187,500
Total:	$375,000

(1)	The convertible notes mature in one year and bear interest at a rate of 10% per annum.
(2)	If we redeem the convertible notes, we must pay an amount equal to the principal amount being redeemed plus a redemption premium equal to 5% of the outstanding principal amount being redeemed plus outstanding and accrued interest.
(3)	In the event the registration statements is not timely filed or declared effective, we must pay to the selling stockholder a cash amount equal to 2% of the outstanding principal balance of the Notes as liquidated damages and not as a penalty. Liquidated damages shall be capped at 15% of the principal of the Convertible Debentures.

We have not made, and do not need to make, any payments to any affiliate of the Selling Shareholder, or any person with whom the Selling Shareholder has a contractual relationship.

The following sets forth upon the issuance of $1,250,000 of Convertible Notes, the gross proceeds paid or payable to us in connection with our issuance of the Convertible Notes, all payments that have been made or that may be required to be made by us in connection with the issuance of the Convertible Notes, our resulting net proceeds and the combined total possible profit to be realized as a result of any conversion discounts regarding the Common Stock underlying the Convertible Notes.

Gross proceeds to the Company	$1,250,000

All payments that have been made or that may be required to be made by the Company to the Selling Shareholder in the first year of the convertible notes	$375,000

Net proceeds to the Company if we make all such payments to the Selling Shareholder	$875,000

All payments that have been made or that may be required to be made by the Company to the Selling Shareholder in the first year of the convertible notes as a percentage of net proceeds	30%

The combined total possible profit to be realized as a result of any conversion discounts regarding the securities underlying the convertible notes (1)	$312,501

The combined total possible profit to be realized as a result of any conversion discounts regarding the securities underlying the convertible notes as a percentage of net proceeds	26.41%

(1)	As calculated in “Selling Stockholder - Potential Profits to Selling Stockholder” using the date of issuance as the conversion date for the first tranche and the other tranches. The actual profit as a result of the conversion discount cannot be calculated until conversion as the conversion price depends on market conditions at and before conversion, and it may be significantly greater.

DETERMINATION OF OFFERING PRICE

The selling stockholder will offer Common Stock at the prevailing market prices or privately negotiated price. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock may not trade at market prices in excess of the offering price as prices for Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

PLAN OF DISTRIBUTION

The Common Stock held by the selling stockholder may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholder’s Common Stock offered by this prospectus may be affected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	transactions involving cross or block trades;

●	a purchase by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	in privately negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	“at the market” into an existing market for the Common Stock;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of the selling stockholder may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholder may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, or any other exemption available under the Securities Act rather than under this prospectus. In addition, the selling stockholder may transfer the shares of Common Stock by other means not described in this prospectus.

The selling stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, it.

Brokers, dealers or agents participating in the distribution of the shares held by the selling stockholder as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the Common Stock for whom the broker-dealers may act as agent. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholder acquired the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock, if required, we will file a supplement to this prospectus.

We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the selling stockholder use this prospectus for any sale of the shares of Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our Common Stock and activities of the selling stockholder.

We have advised the selling stockholder that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

DESCRIPTION OF SECURITIES

General

We are authorized by our articles of incorporation to issue an aggregate of 7,500,000,000 shares of Common Stock, par value $0.0001 per share, of which 1,447,955 were outstanding as of August 23, 2021, and 5,000,000 shares of preferred stock of which none were outstanding as of that date.

This prospectus contains only a summary of the Common Stock the selling stockholder is offering.

The following summary of the terms of our Common Stock and preferred stock, respectively, may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and our Bylaws, as amended (the “Bylaws”). You should refer to, and read this summary together with, our amended and restated articles of incorporation and amended and restated bylaws to review all of the terms of our Common Stock and preferred stock, respectively, that may be important to you.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Except as otherwise expressly provided by the laws of the State of Nevada, or by the Articles of Incorporation at any and all meetings of the stockholders of the Corporation there must be present, either in person or by proxy, stockholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at said meeting. At any meeting of stockholders at which a quorum is not present, the holders of, or proxies for, a majority of the stock, which is represented at such meeting, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of the Articles of Incorporation, to determine what, if any, dividends or distributions shall be declared and paid or made. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Directors think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Directors think conducive to the interests of the Company. The Directors may modify or abolish any such reserve in the manner in which it was created.

Articles of Incorporation and Bylaws

Our articles of incorporation are silent as to cumulative voting rights in the election of our directors. Nevada law requires the existence of cumulative voting rights to be provided for by a corporation’s articles of incorporation. In the event that a few stockholders end up owning a significant portion of our issued and outstanding Common Stock, the lack of cumulative voting would make it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of us by replacing our Board of Directors. Our articles of incorporation and bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of us.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Worldwide Stock Transfer, LLC, 1 University Plaza Dr., #505, Hackensack, NJ 07601, Phone: (201) 820-2008.

Listing

The shares of our Common Stock are quoted on the OTCQB under the symbol SAML. On August 23, 2021, the last reported sale price per share for our Common Stock on the OTCQB market as reported was $2.98.

THE PURCHASE AGREEMENT

The selling stockholders under this prospectus is offering for resale up to 361,596 shares of our Common Stock that may be issued upon conversion of the Convertible Notes. On June 7, 2021, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the selling stockholder. Pursuant to the Purchase Agreement, the selling stockholder has agreed to purchase from us up to an aggregate of $1,250,000 (the “Purchase Price”) worth of Convertible Notes from time to time.

We sold $500,000 worth of Convertible Notes to the selling stockholder on June 7, 2021, and we expect to sell an additional $500,000 within three days of filing the registration statement of which this prospectus forms a part and an additional $250,000 within three days of the SEC’s declaration of effectiveness of the registration statement of which this prospectus forms a part. The conversion price will the lesser of (i) $8.188 and (ii) 80% of the lowest daily volume weighted average prices of the Company’s Common Stock (as reported by Bloomberg Financial Markets) (“VWAP”) during the last ten (10) trading days immediately preceding the date of such conversion. The Convertible Notes contemplated in the Purchase Agreement have a maturity date of one (1) year. The rate of interest on the Convertible Notes will be 10% per annum.

We, in our sole discretion, may redeem in cash any and all amounts owed under the Convertible Notes prior to Maturity by providing the selling stockholder with five business days advance notice. In such a case, we would pay a redemption premium equal to 20% of the principal amount being redeemed.

In the event registration statements are not timely filed or declared effective, then the Company shall pay to the selling stockholder a cash amount within three business days of the end of each month equal to 2% of the outstanding principal balance of the Notes as liquidated damages and not as a penalty. Liquidated damages shall be capped at fifteen 15% of the Purchase Price paid by the selling stockholder.

As of August 23, 2021, there were 1,447,955 shares of our Common Stock outstanding, of which 1,099,063 shares were held by non-affiliates. If the selling stockholder converts the Convertible Notes, the ownership position of the shareholders prior to the conversion would be diluted. If the selling stockholder converts the Convertible Notes into all of the 361,596 shares being registered under the registration statement of which this prospectus forms a part, such shares would represent 16.65% of all of our then outstanding shares and 22.89% of the then total number of shares held by non-affiliates (assuming no further issuances). Under the terms of a Registration Rights Agreement entered into with the selling stockholder at the same time as the Purchase Agreement, we must register with the U.S. Securities and Exchange Commission 361,596 shares of Common Stock underlying the Convertible Notes for resale by the selling stockholder Under the Purchase Agreement, however, the Convertible Notes may be converted into more than the 361,596 shares of our Common Stock being offered under this prospectus. The number of shares ultimately offered for resale by the selling stockholder depends upon the number of Convertible Notes we sell to it under the Purchase Agreement, the market price of our Common Stock and if we are in default on the Convertible Notes.

Issuances of Convertible Notes in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any conversion of such notes. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Equity Purchaser.

SELLING STOCKHOLDER

The shares of Common Stock being offered by the selling stockholder are those issuable to the selling stockholder upon conversion of the Convertible Notes. We are registering the shares of Common Stock in order to permit the selling stockholder to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by the selling stockholder. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholders as of August 27, 2021, assuming conversion of the Convertible Notes but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholder and does not take in account any limitations on conversion of the Convertible Notes set forth therein.

The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Under the terms of the Convertible Notes and the Purchase Agreement, the selling stockholder may not convert the Convertible Notes such that selling stockholder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 9.99%. The number of shares in the second column reflects these limitations. The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (2)	Number of Shares of Common Stock Owned After Offering (3)	Which May Be Sold in This Offering as A Percentage of Currently Outstanding Shares (4)	Percentage of Shares of Common Stock Owned After the Offering (5)
YA II PN, LTD. (1)	-	361,596	414,157	16.65%	22.89%

(1)	YA II PN, Ltd (“YA”) is the investor under the Purchase Agreement. Yorkville Advisors Global, LP (“Yorkville LP”) is YA II PN, Ltd.’s. investment manager and Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092, Attention: Mark Angelo, Portfolio Manager.
(2)	Includes shares of Common Stock underlying the Convertible Notes that may held by the selling stockholder that are covered by this prospectus, including any such securities that, due to contractual restrictions, may not be exercisable if such conversion or put would result in beneficial ownership greater than 9.99%.
(3)	Represents the difference between the maximum number of shares into which the principal and interest on the Convertible Notes may be converted and the shares being registered under the registration statement of which this prospectus forms a part.
(4)	Assumes that the total number of our issued and outstanding Common Stock remains unchanged at 1,447,955 prior to the issuance of the common shares underlying the Convertible Notes. If all of the shares are sold pursuant to this offering and the total number of our issued and outstanding common shares otherwise remains unchanged at 361,596, such shares sold in this offering shall equal approximately 16.65% of the then issued outstanding shares of our Common Stock.
(5)	Assumes that the total number of our issued and outstanding common shares remains unchanged at 1,447,955 prior to the issuance of the common shares underlying the Convertible Notes, that the selling stockholder exercises its right to convert all of the principal and interest on the Convertible Notes at $3.32 and that it sells all of the shares offered pursuant to this prospectus.

Additional Selling Stockholder Information

Number of Shares outstanding prior to the Convertible Notes transaction held by persons other than the Selling Shareholders, affiliates of the Company, and affiliates of the Selling Shareholder	1,099,063
Number of Shares registered for resale by the Selling Shareholder or affiliates of the Selling Shareholder in prior registration statements	0
Number of Shares registered for resale by the Selling Shareholder or affiliates of the Selling Shareholder that continue to be held by the Selling Shareholder or affiliates of the Selling Shareholder	0
Number of Shares that have been sold in registered resale transactions by the Selling Shareholder or affiliates of the Selling Shareholder	0
Number of Shares registered for resale on behalf of the Selling Shareholder or affiliates of the Selling Shareholder in the current transaction	1,099,063

BUSINESS

Formation

Samsara Luggage, Inc. (the “Company” or “Samsara”) was incorporated on May 7, 2007 under the name, “Darkstar Ventures, Inc.” under the laws of the State of Nevada. From the date of its formation until May 2011, the Company did not have any business activity except for the development of its website and locating companies through which it could offer products. Once its proprietary website was officially launched in July 2011, the Company engaged in the business of marketing eco-friendly health and wellness products, such as air and water filtration systems, organic baby products, and eco-friendly beds and linens through affiliate marketing arrangements.

On May 14, 2015, the founder of the Company, Chizkiyau Lapin, sold all of his shares of Common Stock of the Company, then constituting 51% of the issued and outstanding shares of Common Stock of the Company, to Mr. Avraham Bengio. Beginning in April 2016, the Company began to focus, through its wholly owned Israeli subsidiary, Bengio Urban Renewal Ltd. (“Bengio Urban Renewal”), in the area of real estate development, particularly on the urban renewal market in Israel. As a result of the business activities of Bengio Urban Renewal, the Company’s Form 10-K for the fiscal year ended July 31, 2016, which was filed on November 14, 2016, stated that the Company was no longer a “shell” company as defined in Rule 12b-2 of the Exchange Act.

Reverse Stock Split

On March 17, 2021, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada (the “Certificate of Change”) to affect a reverse split of Company’s Common Stock at a ratio of 1-for-7,000 (the “Reverse Stock Split”). The Reverse Stock Split took effect at the open of business on Tuesday, March 23, 2021. As a result of the Reverse Stock Split, each seven thousand (7,000) pre-split shares of Common Stock outstanding were automatically combined into one (1) new share of Common Stock without any action on the part of the holders, and the number of outstanding shares of Common Stock was reduced from 5,995,825,131 shares to 856,647 shares.

Merger Transaction

On November 12, 2019, the Company completed its merger with the Delaware corporation that was previously known as “Samsara Luggage, Inc.” (“Samsara Delaware”) in accordance with the terms of the Merger Agreement and Plan of Merger, dated as of May 10, 2019, (the “Merger Agreement”) by and among the Company, Samsara Delaware, and Avraham Bengio, pursuant to which Samsara Delaware merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Following the completion of the Merger, the business of the Company going forward became the business of Samsara Delaware prior to the Merger, namely, the development and sale of smart luggage products.

The Company filed (1) Articles of Merger with the Secretary of State of the State of Nevada in which the Company amended its Articles of Incorporation to change the Company’s name from “Darkstar Ventures, Inc.” to “Samsara Luggage, Inc.” (the “Name Change”); and (2) a Certificate of Amendment with the Secretary of State of the State of Nevada in which the Company increased the number of authorized shares of Common Stock of the Company from 2,000,000,000 shares of Common Stock to 5,000,000,000 shares of Common Stock.

In connection with the Merger, the Company and Avraham Bengio entered into an Assignment and Assumption Agreement pursuant to which the Company sold 100% of the issued and outstanding shares of the Company’s wholly-owned Israeli subsidiary, Bengio Urban Renewal and all of the Company’s interest in Bengio Urban Renewal (including all debts and liabilities owed by the Company to Bengio Urban Renewal and the debts of Bengio Urban Renewal to the Company) to Avraham Bengio, the former CEO and principal shareholder of the Company (prior to the Merger).

At the effective time of the Merger, each share of Common Stock of Samsara, $0.0001 par value, was converted into the right to receive 0.0654 shares of the Company’s Common Stock, such that the shareholders of Samsara Delaware were issued new shares of the Company representing approximately 80% of the issued and outstanding shares of the Company’s Common Stock following the completion of the Merger. The exchange rate was determined through arms-length negotiations between the Company and Samsara Delaware.

On November 13, 2019, the Board of Directors of the Company (the “Board”) amended Section 3 of Article VII of the bylaws of the Company to change the fiscal year end-date of the Company from July 31 to December 31.

On October 5, 2020, the Company’s stockholders approved amending the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000,000 to 7,500,000,000 (the “Authorized Capital Increase”). On November 3, 2020, the Company effected the Authorized Capital Increase by filing with the Secretary of State of the State of Nevada a Certificate of Amendment amending the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000,000 to 7,500,000,000.

Address and Market for Securities

Our principal executive offices are located at the following address: One University Plaza, Suite 505, Hackensack, NJ 07601. Our telephone number is (877) 421-1574. Our website is www.samsaraluggage.com.

Our Common Stock is quoted on the OTCQB under the symbol “SAML.” On August 23, 2021, the closing price for shares of our Common Stock as reported on the OTCQB was $2.98 per share.

Bankruptcy, Receivership or Similar Proceeding

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal actions or proceedings.

Transactions during 2020

Convertible Loan Agreement (YA II PN, Ltd.)

On September 3, 2020, the Company entered into a Securities Purchase Agreement (“SPA”) with YA II PN, Ltd. (the “Investor”), pursuant to which the Investor will invest an aggregate amount of $220,000 in two tranches, and the Company will issue convertible debentures and warrants to the Investor. The first tranche of the investment in the amount of $150,000 will be provided upon signature of the SPA. The second tranche in the amount of $70,000 was provided on October 7, 2020. The funds are expected to be used to finance Samsara’s working capital and other general corporate needs.

Each tranche of the investment will bear interest at an annual rate of ten percent (10%) and will be repayable after two years. Each tranche of the investment will be convertible at any time into shares of the Company’s Common Stock at a conversion price equal to the lower of (a) $0.003 per share, or (b) 80% of the lowest the daily dollar volume-weighted average price for the Company’s Common Stock during the 10 trading days immediately preceding the conversion date.

As part of the transaction, the Company issued to the Investor warrants to purchase an aggregate of 2,619 shares of Common Stock, at an exercise price equal to $0.003. The term of each warrant is five years from the issue date. Each warrant may be exercised by cash payment or through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrant being exercised.

The Company undertook to increase its authorized shares of Common Stock to at least 7,000,000,000 within 90 days of the closing.

The SPA and the convertible debentures contain events of default, including, among other things, failure to repay the convertible debentures by the maturity date, and bankruptcy and insolvency events, that could result in the acceleration of the Investor’s right to convert the convertible debentures into shares of Common Stock.

On April 19, 2021, the Investor exercised its option to convert the second Convertible Promissory Note principal in the amount of $40,000 and the accrued interest in the amount of $7,067 into 40,861 shares of Common Stock of the Company.

Convertible Loan Agreement (Power Up Lending Group Ltd.)

On June 26, 2020, the Company entered into a Securities Purchase Agreement (“Power Up SPA”) with Power Up Lending Group Ltd. (the “Power Up”), pursuant to which Power Up agreed to provide the Company with an initial investment in the form of a convertible loan in the principal amount of $66,700 (the “Initial Investment”). The Power Up SPA contemplates additional financing of up to $925,000 in the aggregate, subject to the agreement of both parties. The funds are expected to be used to finance the Company’s working capital needs.

The convertible loan will bear interest at an annual rate of eight percent (8%) with a maturity date of June 25, 2021 (the “Maturity Date”). The loan will be convertible after six months into shares of the Company’s Common Stock at a conversion price equal to seventy-five percent (75%) of the average of the lowest trading price for the Company’s Common Stock during the twenty (20) trading day period prior to the conversion date. The Company agreed to an original issue discount of $8,700 and to reimburse the Investor for its costs in the amount of $3,000. Accordingly, the net proceeds to the Company from the Initial Investment amounted to $55,000.

The Power Up SPA and the convertible note contain events of default, including, among other things, failure to repay the loan amount by the Maturity Date, and bankruptcy and insolvency events, that could result in the acceleration of Power Up’s right to convert the loan amount into shares of Common Stock.

On December 28, 2020 and pursuant to the Power Up SPA, Power Up exercised its option to convert the convertible note principal in the amount of $38,100 into 36,286 shares of Common Stock of the Company. On December 31, 2020, Power Up exercised its option to convert the convertible note principal in the amount of $23,100 into 22,000 shares of Common Stock of the Company. On January 11, 2021, Power Up exercised its option to convert the convertible note principal in the amount of $ 7,000 into 7,448 shares of Common Stock of the Company.

Business Strategy

Samsara Luggage focuses on the travel sector, specializing in high-tech smart luggage and protective travel products and accessories. The company’s hero products are carry-on trolley suitcases with a variety of tech features. The current model is equipped with a smart unit that uses Bluetooth technology to connect to a mobile app to send notifications when the suitcase is moving away or being opened out of sight. The smart unit also doubles as a powerful removable battery and has an LED light that turns on automatically when it senses darkness. This model is made of a durable and lightweight aluminum in two colorways.

The Next Generation collection has the most advanced tech features including a GPS tracking system and Wi-Fi Hotspot. This collection will be available in both aluminum and a sturdy polycarbonate material in a variety of colorways.

Samsara Luggage differentiates itself in the consumer marketplace with its unique technology and the ergonomic design of the suitcase. The company stays ahead of the competition with the most advanced tech features partnered with a design that allows the suitcase to double as a portable desk and charging station. Tech-savvy features, functional design and quality materials distinguishes Samsara Luggage from its competitors and in the consumer market.

Samsara strategically sources mid-tier materials that are low-cost and abundant, yet also durable, high-quality, and luxurious. This allows the company to attract consumers with superior products at a moderate price range. This business model also helps the company maximize its earnings and profits.

In 2020, Samsara launched Sarah and Sam, an online fashion and lifestyle brand to create a new revenue stream during the coronavirus pandemic. Sarah and Sam leveraged Samsara Luggage’s digital assets and supply chain capabilities to launch the new online brand that compliments the aesthetic of Samsara Luggage. Sarah and Sam generated significant sales during the pandemic and continues to bring revenues to the company.

Due to COVID-19, Samsara postponed the launch of its Next-Gen line of suitcases that were presented in January 2020 at the CES exhibition. The Company decided to make changes to its business plan and developed alternative product lines to create a new revenue stream during the coronavirus pandemic. These new products are all sold online by Samsara’s digital unit utilizing the Company’s digital assets.

●	In March 2020, Samsara launched the “Essentials Kit” a curation of safety products for travelers and commuters to stay protected during the pandemic.

●	In July 2020, Samsara launched the “Nano Weekender Bag,” an overnight travel bag treated with a layer of bacteriostatic Nano protection that prevents colonies of bacteria from developing on fabric.

●	In the fourth quarter of 2020, Samsara expanded its D2C activities with the launch of its “Sarah & Sam” Fashion and Lifestyle Collection on a new dedicated website: www.sarah-sam.com.

Research and Development

Samsara performs research and development in the fields of materials, design, and technology to develop new features and functionality, such as Wi-Fi hotspots, SIM cards, GPS, Bluetooth, RFID, built-in batteries, digital scaling, tracking systems, and automated locking.

Samsara’s R&D team is also exploring ways to add new Internet of Things (IoT) components to its existing smart luggage product such as a Samsara online community platform and integration with airline and airport systems. Additionally, Samsara’s R&D team is exploring new composite materials to use in Samsara’s luggage products.

Samsara works with three designers on an ongoing basis, and with NOA Labs Ltd., a Hong Kong company. Samsara’s R&D activities are overseen by David Dahan.

Manufacturing

Samsara utilizes two manufacturers in China to manufacture its smart luggage products, and utilizes contractors to provide order fulfilment services.

Marketing and Sales

Samsara Luggage is focused on conceptualizing and executing new marketing strategies that will attract a broader audience and strengthen its marketing assets. Samsara’s current customer base includes business professionals that travel extensively for work or tech-minded consumers that are always looking for the latest in technology and modern design. With the launch of the Next Generation collection of suitcases we will be introducing a new price point and advanced technologies that will suit the needs of a variety of travelers that are younger and use social media to showcase their purchases and travel adventures.

Samsara’s marketing efforts will focus on increasing online sales and expanding its target audience to strengthen its digital assets that proved to be an asset during the coronavirus pandemic.

Marketing and Sales Strategy

Samsara’s Digital Unit designs and implements a direct-to-consumer sales and marketing strategy using its hero product, the smart carry-on suitcase. The Digital Unit creates digital assets that are an integral part of the company’s intellectual property and develops sales techniques to advertise and sell Samsara’s products online.

In addition, a newly established Professional Media Unit provides organic online exposure that is leveraged as “social proof” on the Samsara website, social media platforms and all advertising assets.

These two pillars are key to meeting the company’s sales and marketing goals.

Company D2C Website

Samsara’s most important digital asset is its website. The site runs on an ecommerce retail platform designed to work directly with the digital marketing assets and supply chain system. The Digital Unit updates the site’s contents daily for search engine optimization that will drive new traffic to the site from all over the world.

Inhouse Lists of Identified Users

The list of identified users Samsara has gained over time helps to increase sales from customers who return to the site after not making a purchase on their first visit.

Mailing Lists

The mailing list is composed of buyers, potential customers who subscribe to receive updates and customers who responded to emails from previous mailing lists. This list helps the company continually communicate with customers regarding upcoming promotions and new product launches. This list helps Samsara increase its conversions and acquire repeat buyers.

Social Media Presence – Paid and Organic

Samsara uses its digital assets to attract its target audience who is very active on various social media platforms. Samsara’s paid and organic posts are geared towards converting sales from social media users and increasing the company’s social following on all the online social networks.

Building Digital Sales Capabilities

Samsara’s digital sales are reliant on leveraging digital assets and establishing multiple sales channels using valuable data to target potential customers.

The Digital Unit gathers information from all the digital activity accrued from Samsara’s advertising, public relations, and branding initiatives. Using this information, we can use targeted algorithms to reach potential customers and achieve higher conversion rates.

Advertising

-	Paid Media

Advertising in recognizable media outlets (Google, Facebook, etc.) and tracking sales conversions helps us identify our buyer personas to an accurate degree. We can leverage this information to target this customer profile precisely through paid media opportunities.

-	Partnerships with External Content Providers

o	PR and articles.

o	Content marketing.

o	Partnerships with Affiliates.

-	Use of Designated Mailing Lists

Promoting products to target audiences and groups that offer promotional content to their extensive relevant mailing lists.

-	Selling on Online Trading Platforms

Samsara has established relationships with sellers in online trading platforms with affiliate programs.

Competition

Samsara’s primary competitors offering aluminum suitcases in the carry-on luggage market include Away, Rimowa, Samsonite (Tumi), and Zero Halliburton.

Competitor	Product	Price	Features
Away	Aleon 21” Carry-On Aluminum Hardside Luggage	$549	●	Dimensions: 20.9 x 15.7 x 9.0 inches, Weight: 10.6 lbs., Volume: 2098 cubic inches
			●	Lightweight and extremely durable Aircraft Grade Aluminum Frame and Body with two TSA-Approved Resettable Combination Locks
			●	Interior Compression Packing System will keep items from shifting to the bottom, and prevent wrinkles
			●	A telescoping handle, 360-degree spinner wheels, double reinforced square corners for extra space, a fitted rubber seal makes the case water-resistant and airtight; piano hinges extend the length of the case for added durability
			●	10-year Worry Free Warranty

Rimowa	Rimowa Topas IATA Carry- On Luggage 21” Inch Multi-wheel 32L TSA Lock Spinner Suitcase Silver	$799	●	Dimensions: 21.7 x 7.9 x 15.7 inches
			●	4-wheel spinners for smooth-rolling mobility in any direction
			●	The height-adjustable Flex-Divider system on the interior can also be set to accommodate the exact volume of your luggage and keeps your belongings in the greatest possible order
			●	Integrated in the case, the innovative TSA lock that can be opened without damage during security checks

Zero Halliburton	Zero Halliburton Geo Aluminum 3.0 International Carry-On (Silver)	$850	●	Dimensions: 15 x 8 x 21 inches
			●	Made in USA from imported materials. Utilizes premium anodized aluminum that is as strong as steel but only one-fourth the weight. Innovative and unique double-rib design provides additional strength and durability as well as optimum protection of its contents. The intuitive 3-stage dual-button handle system allows for quicker release for both left and right-handed travelers.
			●	Designed to securely close using two TSA accepted combination locks that are integrated into the draw-bolt latches. Seals airtight with the addition of a neoprene gasket seal around the opening’s perimeter.
			●	The spinner wheels provide convenient and controlled ‘by-your-side’ mobility for easy traveling. Our superior piano hinge is used to keep the shells of each case in alignment and adds additional strength and integrity to the seal.
			●	The interior is divided into two compartments with flat panels in place to hold clothes securely and discreetly. Our signature lining is stain-resistant and non-abrasive to clothes.
			●	Our newly introduced ZH Global Tracking allows your case to be tracked anywhere in the world, providing additional peace of mind for your travel.

Samsonite	Samsonite LITE-BOX ALU SPINNER (4 WHEELS) 55CM	$667	●	Dimensions: 55 x 40 x 23 cm (including handles, wheels, bottom glides, side pockets and other external parts)
			●	Volume: 40 L
			●	Weight: 4.7 kg
			●	Warranty: Limited 10-year global warranty
			●	Model: Spinner (4 wheels)
			●	Color: Aluminum
			●	Material: 100% High-end anodized aluminum

Intellectual Property

Samsara owns a design patent on its carry-on luggage product, filed in the United States (136531) on October 3, 2017, in Europe (004385086-0001) on October 4, 2017, in China (315400) on October 9, 2017 and in Israel (60249) on April 6, 2017. Samsara also owns registered trademarks on the “Samsara” trade name in Europe and the US.

Government Regulations

Several aspects of Samsara’s smart luggage products, including its battery, locks and LED lights, are subject to the requirements of federal law relating to aviation and homeland security, as well as international regulation of electronic devices. Part 15 of the FCC Rules requires operation of electronic equipment not to cause harmful interference and to accept any interference received, including interference that may cause undesired operation. The Transportation Security Administration (TSA) recommends that only TSA approved locks be used on luggage, to avoid risk of TSA agents breaking the lock for inspection. The European Union requires all electronic devices to comply with the Restriction of Hazardous Substances (ROHS) regulations which restricts the use of specific hazardous materials found in electrical and electronic products. BS EN 62471 gives universal best-practice recommendations for the photobiological safety of electric lamps and lighting systems, including LED lights. This standard specifies exposure limits, measurement techniques and classification systems to control photobiological and light hazards. The EU radio equipment directive establishes a regulatory framework for placing radio equipment on the market, setting requirements for safety and health, electromagnetic compatibility, and the efficient use of the radio spectrum. Additionally, smart luggage products are subject to airline regulations applicable to manufacturing materials, size and weight.

Samsara believes that it is in substantial compliance with the laws and regulations which regulate its business, as detailed below:

Air Travel Regulations

The Samsara Luggage Carry-on case complies with all airline regulations applicable to manufacturing materials, size and weight. Additionally, it incorporates all the electronic parts into one removeable unit, leaving an option for the suitcase to be completely electronic free, if needed, in compliance with the airline regulations of January 2018, requesting passengers to remove batteries from checked-in smart luggage.

Samsara carry-on locks, bearing the Travel Sentry logo, meet TSA recommendations for accepted locks which can be opened by the TSA without being broken.

Electronic Equipment

On March 12, 2018, Samsara received a Grant of Equipment Authorization Certification Issued Under the Authority of the Federal Communications Commission stating that the Samsara smart unit is in compliance with the FCC part 15c (Regulating the interference of electronic equipment during operation).

On April 17, 2018, Samsara received a Certificate of Compliance with the European Union RoHS regulations (regulating and restricting the use of certain hazardous substances in electrical and electronic equipment).

On January 25, 2018, Samsara received an Attestation of Global Compliance with regulation EN 62471 (regulation of the photo biological safety of lamps and lamp systems).

On February 27, 2018, Samsara received the EU-RED (Radio Equipment Directive) Certificate of Conformity (regulating radio equipment, electromagnetic compatibility, and the efficient use of the radio spectrum.)

Employees

Samsara does not have any employees. All of its business activities are performed by independent contractors and third-party service providers.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND
ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our Common Stock is listed on OTCQB under the symbol “SAML.” The market for our Common Stock is limited, volatile and sporadic. The following table sets forth, for the periods indicated, the high and low bid prices of our Common Stock on the OTCQB as reported by Google Finance. The following quotations reflect inter-dealer prices, without retail mark-up, markdown, or commissions, and may not reflect actual transactions. Those fiscal quarters during which there were no sales of our Common Stock have been labeled as “n/a.”

	High Bid	Low Bid
Fiscal Year 2021
June 30, 2021	$8.40	$1.40
March 31, 2021	$14.69	$1.40

Fiscal Year 2020
December 31, 2020	$9.79	$1.40
September 30, 2020	$11.19	$4.90
June 30, 2020	$31.47	$11.19
March 31, 2020	$48.25	$13.99

Fiscal Year 2019
December 31, 2019	$244.76	$17.48
September 30, 2019	$55.24	$16.78
June 30, 2019	$174.83	$9.79
March 31, 2019	$16.78	$8.39

The last reported sales price for our shares of Common Stock on the OTCQB as of August 23, 2021, was $2.98 per share. As of August 12, 2021, we had approximately 170 shareholders who held shares of Common Stock through securities position listings.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business and do not anticipate paying any cash dividends on our Common Stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will depend upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Securities Authorized for Issuance under Compensation Plans

None.

Stock Incentive Plan

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Samsara Luggage, Inc. was incorporated in the State of Nevada on May 7, 2007, under the name “Darkstar Ventures, Inc.” under the laws of the State of Nevada. Currently, the Company develops and sells smart luggage products.

Recent Developments

Reverse Stock Split

On March 17, 2021, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada (the “Certificate of Change”) to effect a reverse split of Company’s common stock at a ratio of 1-for-7,000 (the “Reverse Stock Split”). The Reverse Stock Split took effect at the open of business on Tuesday, March 23, 2021. As a result of the Reverse Stock Split, each seven thousand (7,000) pre-split shares of common stock outstanding automatically combined into one (1) new share of common stock without any action on the part of the holders, and the number of outstanding shares common stock were reduced from 5,995,825,131 shares to 856,546 shares (subject to rounding of fractional shares).

No fractional shares were issued in connection with the Reverse Stock Split. The Company issued one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Increase in Authorized Share Capital

On October 5, 2020, the Board of Directors of the Company approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share, (the “Common Stock”), executed a written consent in lieu of a meeting that approved, amending the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000,000 to 7,500,000,000 (the “Authorized Capital Increase”).

On November 3, 2020, the Company effected the Authorized Capital Increase by filing with the Secretary of State of the State of Nevada a Certificate of Amendment amending the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000,000 to 7,500,000,000.

YAII PN Ltd. Convertible Debentures

September 2020

On September 3, 2020, the Company entered into a Securities Purchase Agreement (“SPA”) with YAII PN, Ltd. (the “Investor”), pursuant to which the Investor invested an aggregate amount of $220,000 in two tranches, and the Company issued convertible debentures and warrants to the Investor. The first tranche of the investment in the amount of $150,000 was provided upon signature of the SPA. The second tranche in the amount of $70,000 was provided on October 7, 2020. The funds are expected to be used to finance the Company’s working capital and other general corporate needs. Each tranche of the investment will bear interest at an annual rate of ten percent (10%) and will be repayable after two years. Each tranche of the investment will be convertible at any time into shares of the Company’s Common Stock at a conversion price equal to the lower of (a) $0.003 per share, or (b) 80% of the lowest the daily dollar volume-weighted average price for the Company’s Common Stock during the 10 trading days immediately preceding the conversion date.

As part of the transaction, the Company issued to the Investor warrants to purchase an aggregate of 18,333,333 shares of Common Stock, at an exercise price equal to $0.003. The term of each warrant is five years from the issue date. Each warrant may be exercised by cash payment or through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrant being exercised.

The Company undertook to increase its authorized shares of Common Stock to at least 7,000,000,000 within 90 days of the closing.

The foregoing descriptions of the terms and conditions of the SPA and the convertible debentures are qualified in their entirety by reference to the full text of the SPA and the convertible debentures.

The Company issued the convertible debentures and the warrants under the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933. The Company expect that any issuance of shares of Common Stock pursuant to the terms of the convertible debentures and the warrants will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and regulations promulgated thereunder. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Investor had adequate access, through their relationships with the Company, to information about the Company.

The shares of Common Stock to be issued in the event of conversion of the convertible debentures and upon exercise of the warrants will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

April 2021

On April 6, 2021, the Company entered into a Securities Purchase Agreement (“Second SPA”) with the Investor, pursuant to which the Investor will invest $150,000, and the Company will issue a convertible debenture and warrants to the Investor. The $150,000 investment was provided upon signature of the Second SPA. The investment will bear interest at an annual rate of ten percent (10%) and will be repayable after two years. The investment will be convertible at any time into shares of the Company’s Common Stock at a conversion price equal to the lower of (a) $3.46, or (b) 80% of the lowest the daily dollar volume-weighted average price for the Company’s Common Stock during the 10 trading days immediately preceding the conversion date.

As part of the transaction, the Company issued to the Investor warrants to purchase an aggregate of 10,838 shares of Common Stock, at an exercise price equal to $3.46. The term of each warrant is five years from the issue date. Each warrant may be exercised by cash payment or through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrant being exercised.

Financial Overview

Critical Accounting Policies and Estimates

This Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In connection with the preparation of our financial statements, we were required to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time our consolidated financial statements are prepared. On a regular basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with U.S. GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material. As applicable to the consolidated financial statements included elsewhere in this prospectus, the most significant estimates and assumptions relate to the going concern assumptions and convertible loans Derivative Liabilities and Fair Value of Financial Instruments.

Our significant accounting policies are discussed in Note 2, “Summary of Significant Accounting Policies,” of the notes to consolidated financial statement, which are incorporated by reference into this prospectus. Our management believes that, as for the financial statements for the periods included in this prospectus, the “going concern” assessment and accounting for Derivative Liabilities and Fair Value of Financial Instruments are critical accounting policies. However, due to the early stage of operations of our Company, there are no other accounting policies that are considered to be critical accounting policies by management.

Going Concern Uncertainty

The development and commercialization of our product will require substantial expenditures. We have not yet generated any material revenues and have incurred substantial accumulated deficit and negative operating cash flows. We currently have no sources of recurring revenue and are therefore dependent upon external sources for financing its operations. There can be no assurance that we will succeed in obtaining the necessary financing to continue our operations. As a result, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Results of Operations

Six months ended June 30, 2021 compared to the six months ended June 30, 2020

Revenue

The Company generates revenues through the sale and distribution of smart luggage products and sales through the Sarah & Sam fashion brand. Revenues during the six months ended June 30, 2021 totaled $184,000 compared to $351,000 for the six months ended June 30, 2020. The decrease in the total revenue is mainly due to the Essentials Kits sales in second quarter of 2020, that increased sales dramatically, offering COVID essentials products that were in high demand at the beginning of the pandemic. Revenues generated exclusively by Sarah & Sam during the six months ended June 30, 2021 totaled $150,000 with a gross profit of $80,000 which represents a gross profit margin of 53.3%. Revenues for the second quarter ending June 30, 2021 grew by 200% with an increase in new cluster sales from its newest vertical Sarah and Sam. Samsara launched Sarah & Sam, a fashion and lifestyle collection in the fourth quarter of the 2020 fiscal year. Sarah & Sam is a part of Samsara Direct, a new business model initiated in response to the travel restrictions enforced due to the coronavirus pandemic. Samsara Direct leverages the company's established digital assets and manufacturing and fulfillment supply chain capabilities to offer additional consumer products that respond to the changing needs of the market.

Costs of Revenue

Costs of revenue consists of the purchase of raw materials and the cost of production. Cost of revenues during the six months ended June 30, 2021 totaled $141,000 compared to $186,000 for the six months ended June 30, 2020. The decrease in the costs of revenue is mainly due to decrease in sales as described above.

Gross Profit

During the six months ended June 30, 2021, Gross Profit totaled $43,000, representing a Gross Profit margin of 23.36%. During the six months ended June 30, 2020, Gross Profit totaled $165,000, representing a Gross Profit margin of 47%.

Operating Expenses

Operating expenses totaled $777,000 during the six months ended June 30, 2021, compared to $851,000 during the six months ended June 30, 2020, representing a net decrease of $74,000. The decrease in the operating expenses is mainly due to decrease in the research and development and selling and marketing expenses.

Financing Income (expenses)

Financing expenses totaled $1,743,000 during the six months ended June 30, 2021 compared to a financing income of $461,000 during the six months ended June 30, 2020 representing a net decrease of 2,204,000. The increase in the financing expenses is mainly due to increase in the expenses in respect of warrants issued and convertible component in convertible loan, net interest expenses mostly attributed to the conversion of the warrants into the Common Shares of the Company.

Net Profit/Loss

We realized a net loss of $2,477,000 for the six months ended June 31, 2021, as compared to a net loss of $225,000 for the six months ended June 31, 2020, for the reasons described above.

Three months ended June 30, 2021 compared to the three months ended June 30, 2020

Revenue

The Company generates revenues through the sale and distribution of smart luggage products and sales through the Sarah & Sam fashion brand. Revenues during the three months ended June 30, 2021 totaled $109,000 compared to $330,000 for the three months ended June 30, 2020.The decrease in the total revenue is mainly due to the Essentials Kits sales in Q2 of 2020, that increased sales dramatically, offering COVID essentials products that were in high demand at the beginning of the pandemic. Revenues generated exclusively by Sarah & Sam during the three months ended June 30, 2021 totaled $98,000 with a gross profit of $45,000 which represents a gross profit margin of 46%.

Costs of Revenue

Costs of revenue consists of the purchase of raw materials and the cost of production. Cost of revenues during the three months ended June 30, 2021 totaled $104,000 compared to $172,000 for the three months ended June 30, 2020. The increase in the costs of revenue is mainly due to increase in sales as described above.

Gross Profit

During the three months ended June 30, 2021, Gross Profit totaled $5,000, representing a Gross Profit margin of 4.58%. During the three months ended June 30, 2020, Gross Profit totaled $158,000, representing a Gross Profit margin of 48%.

Operating Expenses

Operating expenses totaled $451,000 during the three months ended June 30, 2021, compared to $487,000 during the three months ended June 30, 2020, representing a net decrease of $36,000. The decrease in the operating expenses is mainly due to decrease in the research and development, selling and marketing expenses.

Financing Income (expenses)

Financing expenses totaled $1,396,000 during the three months ended June 30, 2021 compared to a financing expenses of $58,000 during the three months ended June 30, 2020 representing a net increase of 1,338,000. The increase in the operating expenses is mainly due to increase in the expenses in respect of warrants issued and convertible component in convertible loan, net interest expenses. The decrease in the financing expenses is mainly due to increase in the expenses in respect of warrants issued and convertible component in convertible loan, net interest expenses mostly attributed to the conversion of the warrants into the Common Shares of the Company.

Net Profit/Loss

We realized a net loss of $1,842,000 for the three months ended June 31, 2021, as compared to a net loss of $387,000 for the three months ended June 31, 2020, for the reasons described above.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

As of June 30, 2021, the Company had $197,000 of cash, total current assets of $294,000, and total current liabilities of $1,166,000, creating a working capital deficit of $872,000. As of December 31, 2020, the Company had $54,000 of cash, total current assets of $211,000 and total current liabilities of $1,127,000 creating a working capital deficit of $916,000. The decrease in our working capital deficit was mainly attributable to decrease of $46,000 in cash and cash equivalents.

Net cash used in operating activities was $285,000 for the six months ended June 30, 2021, as compared to cash used in operating activities of $376,000 for the six months ended June 30, 2020. The Company’s primary uses of cash have been for research and development expenses, sales and marketing expenses, and working capital purposes.

Net cash provided by financing activities was $428,000 for the six months ended June 30, 2021, as compared to $55,000 for the six months ended June 30, 2020.

We have principally financed our operations through the sale of our common stock and the issuance of debt. Due to our operational losses, we relied to a large extent on financing our cash flow requirements through issuance of common stock and debt. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

Year ended December 31, 2020, compared to the year ended December 31, 2019

Revenue

The Company generates revenues through the sale and distribution of smart luggage products. Revenues during the year ended December 31, 2020, totaled $468,000, compared to $649,000 for the year ended December 31, 2019. The decrease in the total revenue is mainly due to the fact that the 2019 revenues included proceeds from the Company’s crowdfunding campaign.

Costs of Revenue

Costs of revenue consists of the purchase of raw materials and the cost of production. Cost of revenues during the year ended December 31, 2020, totaled $285,000, compared to $525,000 for the year ended December 31, 2019. The decrease in the total revenue is mainly due to the decrease in sales.

Gross Profit

During the year ended December 31, 2020, Gross Profit totaled $183,000, representing a Gross Profit margin of 39.1%. During the year ended December 31, 2019, Gross Profit totaled $124,000 representing Gross Profit margin of 19%.

Operating Expenses

Operating expenses totaled $1,636,000 during the year ended December 31, 2020, compared to $2,031,000 during the year ended December 31, 2019, representing a net decrease of $395,000. The increase in the operating expenses is mainly due to increase in the growth of the Company’s business. The decrease in the total revenue is mainly due to the decrease in sales.

Net Loss

We incurred a net loss of $1,140,000 for the year ended December 31, 2020, as compared to a net loss of $3,142,000 for the year ended December 31, 2019, for the reasons described above.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

As of December 31, 2020, the Company has $54,000 of cash, total current assets of $211,000, and total current liabilities of $1,127,000, creating a working capital deficit of $916,000. As of December 31, 2019, the Company had $477,000 of cash, total current assets of $616,000, and total current liabilities of $1,810,000, creating a working capital deficit of $1,194,000.

The decrease in our working capital deficit was mainly attributable to the decrease of $560,000 in Fair Value of the convertible component in a convertible loan and decrease of $299,000 in Fair Value of warrants issued in convertible loan, which was mitigated by a decrease of $423,000 in cash and cash equivalents.

Net cash used in operating activities was $626,000 for the year ended December 31, 2020, as compared to cash used in operating activities of $1,100,000 for the year ended December 31, 2019. The Company’s primary uses of cash have been for professional support, research and development expenses, sales and marketing expenses, and working capital purposes.

Net cash used in investing activities was $0 for the year ended December 31, 2020, as compared to net cash generated from investing activities of $6,000 for the year ended December 31, 2019.

Net cash provided by financing activities was approximately $191,000 for the year ended December 31, 2020, as compared to approximately $1,454,000 for the year ended December 31, 2019. We have principally financed our operations through the sale of our common stock and the issuance of debt. Due to our operational losses, we relied to a large extent on financing our cash flow requirements through issuance of common stock and debt. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

Necessity of Additional Financing

Securing additional financing is critical to implementation of our business plan. If and when we obtain the required additional financing, we should be able to fully implement our business plan. In the event we are unable to raise any additional funds we will not be able to pursue our business plan, and we may fail entirely. We currently have no committed sources of financing.

Going Concern Consideration

The above conditions raise substantial doubt about our ability to continue as a going concern. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Although we anticipate that our current operations will provide us with cash resources, we believe existing cash will not be sufficient to fund planned operations and projects through the next 12 months. Therefore, we believe we will need to increase our sales, attain profitability, and raise additional funds to finance our future operations. Any meaningful equity or debt financing will likely result in significant dilution to our existing stockholders. There is no assurance that additional funds will be available on terms acceptable to us, or at all.

To address these risks, we must, among other things, implement and successfully execute our business and marketing strategy surrounding our products, continually develop and upgrade our website, respond to competitive developments, lower our financing costs, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Seasonality

We do not expect our sales to be impacted by seasonal demands for our products.

Obligations and Commitments

Legal

We are not currently involved in any legal matters arising in the normal course of business. From time to time, we could become involved in disputes and various litigation matters that arise in the normal course of business. These may include disputes and lawsuits related to intellectual property, licensing, contract law and employee relations matters. Periodically, we review the status of significant matters, if any exist, and assesses its potential financial exposure. If the potential loss from any claim or legal claim is considered probable and the amount can be estimated, we accrue a liability for the estimated loss. Legal proceedings are subject to uncertainties, and the outcomes are difficult to predict. Because of such uncertainties, accruals are based on the best information available at the time. As additional information becomes available, we reassess the potential liability related to pending claims and litigation.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

MANAGEMENT

Our directors and executive officers and their respective ages as of the date of this prospectus are as follows:

Name	Age	Position(s)
Atara Dzikowski	48	Chief Executive Officer and Director
David Dahan	49	Chief Technical Officer and Director

Atara Dzikowski

Atara Dzikowski served as Director and CEO of the Delaware company, Samsara Luggage, Inc., from its inception in 2017 until the Merger, and following the Merger has served as Director and CEO of Samsara. She has served as Chairperson and CEO of Design Boxes Ltd. from 2013 to date. From 2009 to 2013, Ms. Dzikowski was Director of Development and Public Affairs of Shenkar College of Engineering, Design and Art. She holds a Master’s in Public Administration from Clark University and a BA degree in Communication and Management from The College of Management in Tel Aviv. Since the Merger, Atara has been employed full time by Samsara as its Chief Executive Officer.

David Dahan

David Dahan served as Director and CTO of the Delaware company, Samsara Luggage, Inc., from its inception in 2017 until the Merger, and following the Merger has served as Director and CTO of Samsara. From 2015 to date, Mr. Dahan is also employed at Nova-Sight Ltd., a medical device company developing products for diagnostics and therapy in the field of ophthalmology, as its Software Department Manager. In 2009, Mr. Dahan co-founded Serve Africa Ltd., a holding company that provides Satellite IP connectivity communication services throughout the continent of Africa, and from 2013 to 2017 he served as its CEO. In 2008, Mr. Dahan founded Viramedics Ltd., a Bio-Tech firm dealing with Skin Cancer detection, working with leading medical institutes worldwide towards clinical studies and implementation, and served as its CTO through 2009. He also serves as a consultant to companies, mainly in the software algorithm field. Mr. Dahan holds a B.Sc degree in Physics and Computer Science from Ben Gurion University. Since the Merger, David has been employed part-time by Samsara as its Chief Technical Officer.

Committees of the Board of Directors

The Company does not have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committee of the Board of Directors. As such, the entire Board of Directors acts as Samsara’s audit committee.

Audit Committee Financial Expert

The Company does not have any member who qualifies as an audit committee financial expert. Samsara believes that the cost of retaining such a financial expert at this time is prohibitive. Further, because the Company is still in an early development stage, Samsara believes the services of an audit committee financial expert are not necessary at this time.

Term of Office

Each director is elected by the Board and serves until his or her successor is elected and qualified, unless he or she resigns or is removed earlier. Each of our officers is elected by the Board to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is earlier removed from office or resigns.

Involvement in Certain Legal Proceedings

None of our directors, executive officers or control persons has been involved in any of the following events during the past five years: (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Code of Ethics

We have not adopted a code of corporate conduct.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the year ended December 31, 2020.

TRANSACTIONS WITH RELATED PERSONS

Described below are any transactions occurring during the fiscal year ending December 31, 2020 to which the Company was a party and in which a director, executive officer, holder of more than 5% of the outstanding capital stock of the Company, or any member of such person’s immediate family had or will have a direct or indirect material interest:

Bengio Urban Spin-Off Transaction

In connection with the Merger, the Company and Bengio entered into an Assignment and Assumption Agreement dated November 12, 2019, pursuant to which the Company sold 100% of the issued and outstanding shares of Bengio Urban, and all of the Company’s interest in Bengio Urban (including all debts and liabilities owed by the Company to Bengio Urban and the debts of Bengio Urban to the Company) to Avraham Bengio, our former CEO and sole director.

Review, Approval or Ratification of Transactions with Related Persons

Although we adopted a Code of Ethics, we still rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Director Independence

The Company is not subject to listing requirements of any national securities exchange or national securities association and, as a result, the Company is not at this time required to have a board comprised of a majority of “Independent Directors.” The Company does not believe that any of the directors of the Company meet the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

EXECUTIVE COMPENSATION

The following table shows, for the twelve months ended December 31, 2020 and December 31, 2019, compensation awarded or paid to, or earned by, our Chief Executive Officer, our Chief Technical Officer, and our Chief Financial Officer:

SUMMARY COMPENSATION TABLE
Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Atara Dzikowski(1)	2020	100,000	0	0	0	0	0	0	100,000
(CEO)	2019	100,000	0	0	0	0	0	0	100,000

David Dahan(2)	2020	0	0	0	0	0	0	0	0
(CTO)	2019	0	0	0	0	0	0	0	0

(1)	From January 1, 2018 until the effective date of the Merger, November 12, 2019, Atara Dzikowski served as the CEO of the Delaware company, Samsara Luggage, Inc.
(2)	From January 1, 2018 until the effective date of the Merger, November 12, 2019, David Dahan served as CTO of the Delaware company, Samsara Luggage, Inc.

Employment Contracts

On September 22, 2019 we entered into an employment agreement with Ms. Dzikowski pursuant to which Ms. Dzikowski receives an annual salary of $100,000.

Option/SAR Grants

Samsara does not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since Samsara was founded.

Long-Term Incentive Plans and Awards

The Company does not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since Samsara’s inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since Samsara was founded.

Potential Payments upon Termination or Change-in-Control

We currently have no plans or arrangements in respect of payments to our executive officers in the event of termination of employment (as a result of resignation, retirement, or change of control) or a change of responsibilities following a change of control.

Retirement Benefits

There are currently no arrangements or plans in which we provide pension, retirement or similar benefits for our Directors and Officers.

Compensation of Directors

We have no arrangement to compensate directors for their services in their capacity as Directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Compensation Committee

We do not have a separate compensation committee. Instead, our Board reviews and approves executive compensation policies and practices, reviews salaries and bonuses for other officers, administers our stock option plans and other benefit plans, if any, and considers other matters that may be brought forth to it.

Risk Management Considerations

We believe that our compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS

As of August 23, 2021, we had 1,447,955 shares of Common Stock outstanding. The following table sets forth, as of August 23, 2021, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known by us to be the beneficial owner of more than 5 percent of our Common Stock, as well as by each of our current Directors and executive officers, and by all of the Company’s Directors and executive officers as a group.

Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.

Name of Beneficial Owner	Number of Shares Owned	Percent
Atara Dzikowski (Director and CEO)	130,909	9.04%
David Dahan (Director and CTO)	130,909	9.04%
Directors and officers as a group (2 persons)	261,818	18.08%

Change in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

Securities Authorized for Issuance under Equity Compensation Plans

None.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreement s have been granted or entered into or exercised by our officer or director or employees or consultants since we were founded.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the fiscal period ended December 31, 2020. The Company has no activity with respect to these awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units if any, held by our named executive officers vested during the fiscal period ended December 31, 2020. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of December 31, 2020. The Company has not issued any awards to its named executive officers. The Company and its board may grant awards as it sees fit to its employees as well as key consultants and other outside professionals.

Non-Cumulative Voting

The holders of our shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our Directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Our Bylaws require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of a his being a director or officer of the Company or our subsidiaries, unless that indemnification is prohibited by law. We may also purchase and maintain insurance for the benefit of any officer which may cover claims for which we could not indemnify a director or officer. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification of our officers, directors and controlling persons under these provisions, or otherwise, is against public policy and is unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXPERTS

Our financial statements as of and for the years ended December 31, 2020 and December 31, 2019 have been included in the registration statement in reliance upon the report of Ilanit Halperin CPA, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov.

SAMSARA LUGGAGE, INC.

SAMSARA LUGGAGE, INC.

CONDENSED BALANCE SHEETS

(U.S. dollars in thousands except share and per share data)

	June 30, 2021	December 31, 2020
	Unaudited	Audited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	197	54
Accounts Receivables	-	4
Inventory	97	153
Other current assets	-	-
Total current assets	294	211

Property and Equipment, net	4	4
Total assets	298	215

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Trade payable	100	125
Accrued Expense	20	74
Related party payables	162	126
Convertible notes and short-term loans (Note 3)	139	289
Fair Value of convertible component in convertible loan, net of discounts and debt issue costs (Note 3)	641	493
Fair value of warrants issued in convertible loan (Note 3)	104	20
Total current liabilities	1,166	1,127

TOTAL LIABILITIES	1,166	1,127

STOCKHOLDERS’ DEFICIT
Common stock subscribed
Common stock, authorized 7,500,000,000 shares, $0.0001 par value; 1,360,881 issued and outstanding as of June 30, 2021 and 786,700 issued and outstanding as of December 31, 2020.	136	78
Additional paid in capital	8,528	6,385
Services receivable	(679)	(999)
Accumulated deficit	(8,853)	(6,376)
Total stockholders’ deficit	(868)	(912)

Total liabilities and stockholders’ deficit	298	215

The accompanying notes are an integral part of these unaudited condensed financial statements.

SAMSARA LUGGAGE, INC.

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

(U.S. dollars in thousands except share and per share data)

	Six Months Ended June 30,		Three Months Ended June 30,
	2021	2020	2021	2020

Revenues from sales of products	184	351	109	330

Cost of sales of products	141	186	104	172

GROSS PROFIT	43	165	5	158

OPERATING EXPENSES

Research and development expenses	-	140	-	105
Selling and marketing expenses	161	187	100	105
General and administrative	616	524	351	277
TOTAL OPERATING EXPENSES	777	851	451	487

OPERATING LOSS	(734)	(686)	(446)	(329)

FINANCING INCOME (EXPENSES)
Interest and amortization of issuance cost on note and short-term loan	(94)	(84)	(22)	(51)
Income in respect of warrants issued and convertible component in convertible loan, net interest expenses	(1,649)	545	(1,374)	(7)
TOTAL FINANCING INCOME (EXPENSES)	(1,743)	461	(1,396)	(58)

NET LOSS	(2,477)	(225)	(1,842)	(387)

Net loss per basic and diluted share	(2.56)	(0.45)	(1.69)	(0.77)
Weighted average number of basic and diluted common shares outstanding	966,289	505,134	1,090,199	505,134

The accompanying notes are an integral part of these unaudited condensed financial statements

SAMSARA LUGGAGE, INC.

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

(U.S. dollars in thousands)

	Six Months Ended March 31,
	2021	2020

Cash Flows from Operating Activities:
Net loss	(2,477)	(225)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of services receivable	320	360
Interest on convertible note and short-term loan and amortization of issuance cost	62	75
Issuance of shares for services	70	-
Expenses in respect of warrants issued and convertible component in convertible loan, net interest expenses	1,649	(545)
Depreciation	-	1
Changes in Operating Assets and Liabilities:
Inventory	56	(48)
Accounts recievables	4	-
Other current assets	-	1
Related parties, net	36	7
Accounts payable	(5)	(2)

Net Cash Used by Operating Activities	(285)	(376)

Cash Flows from Financing Activities:
Proceeds from Convertible loans, net of issuance cost	628	55
Prepayments of loans	(200)	-

Net Cash Provided by Financing Activities	428	55

Net Increase (Decrease) in Cash	143	(321)
Cash at Beginning of Period	54	477
Cash at End of Period	197	156

Supplemental disclosure of non-cash financing activities
Cash paid for interest	-	-
Issuance of Common stock due to exercise of converted loans	1,944	-
Issuance of Common stock against Accounts Payables	20	-

The accompanying notes are an integral part of these unaudited condensed financial statements

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

NOTE 1 – GENERAL

A.	SAMSARA LUGGAGE, INC. (THE “COMPANY”)

The Company was incorporated on May 7, 2007 under the name, “Darkstar Ventures, Inc.” under the laws of the State of Nevada. The Company is a global smart luggage and smart travel brand. Samsara Luggage unveiled its Next Generation smart carry-on at the 2020 Consumer Electronics Show (CES). The Next Generation is the first to market a Wi-Fi Hotspot technology for travelers to access a secured network globally. Samsara Luggage also launched Essentials by Samsara, a safety kit providing commuters with a new layer of safety with protective items like facemasks, hand sanitizer, disposable gloves and alcohol wipes. These kits are sold individually and gifted to customers with purchase of the Carry-on Aluminum suitcase or Smart Weekender bag.

During the last quarter of 2020, Samsara launched Sarah & Sam Fashion and Lifestyle Collection. Sarah& Sam is a part of Samsara Direct business model prompted by the travel limitations due to the coronavirus pandemic, leveraging the company’s established digital assets and manufacturing and fulfillment supply chain capabilities to offer additional consumer products that respond to the changing needs of the market.

On November 12, 2019, the Company completed its merger with the Delaware corporation that was previously known as “Samsara Luggage, Inc.” (“Samsara Delaware”) in accordance with the terms of the Merger Agreement and Plan of Merger, dated as of May 10, 2019, (the “Merger Agreement”) by and among the Company, Samsara Delaware, and Avraham Bengio, pursuant to which Samsara Delaware merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Following the completion of the Merger, the business of the Company going forward became the business of Samsara Delaware prior to the Merger, namely, designing, manufacturing, and selling high quality luggage products to meet the evolving needs of frequent travelers and also seeking to present new technologies within the aluminum luggage industry, including an aluminum “smart” suitcase.

The Common Stock listed on the OTC Pink Marketplace, previously trading through the close of business on November 11, 2019 under the ticker symbol “DAVC,” commenced trading on the OTC Pink Marketplace under the ticker symbol “SAML” on November 12, 2019. The Common Stock has a new CUSIP number, 79589J101.

On October 5, 2020 the Board of Directors of the Company has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”), have executed a written consent in lieu of a special meeting approving to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000,000 to 7,500,000,000 (the “Authorized Capital Increase”).

B.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of June 30, 2021, the Company had approximately $197 in cash and cash equivalents, approximately $872 in deficit of working capital and an accumulated deficit of approximately $8,853. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Company’s ability to continue as a going concern is dependent upon raising capital from financing transactions and revenue from operations. Management anticipates their business will require substantial additional investments that have not yet been secured. Management is continuing in the process of fund raising in the private equity and capital markets as the Company will need to finance future activities. These financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

C.	REVERSE SPLIT

On March 22, 2021, the Company completed a reverse stock split of its common stock. As a result of the reverse stock split, the following changes have occurred (i) every seven thousand shares of common stock have been combined into one share of common stock; (ii) the number of shares of common stock underlying each common stock option or common stock warrant have been proportionately decreased on a 7,000-for-1 basis, and the exercise price of each such outstanding stock option and common warrant has been proportionately increased on a 7,000 -for-1 basis. Accordingly, all option numbers, share numbers, warrant numbers, share prices, warrant prices, exercise prices and losses per share have been adjusted within these consolidated financial statements, on a retroactive basis, to reflect this 7,000 -for-1 reverse stock split.

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Unaudited Interim Financial Statements

The accompanying unaudited financial statements include the accounts of the Company, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and with the instructions to Form 10-Q and Article 10 of U.S. Securities and Exchange Commission Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the financial statements presented herein have not been audited by an independent registered public accounting firm but include all material adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the financial condition, results of operations and cash flows for the for six-months ended June 30, 2021. However, these results are not necessarily indicative of results for any other interim period or for the year ended December 31, 2021. The preparation of financial statements in conformity with GAAP requires the Company to make certain estimates and assumptions for the reporting periods covered by the financial statements. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.

Certain information and footnote disclosures normally included in financial statements in accordance with generally accepted accounting principles have been omitted pursuant to the rules of the U.S. Securities and Exchange Commission (“SEC”). The accompanying unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 30, 2021 (the “Annual Report”). For further information, reference is made to the financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. Estimates are used when accounting for Warrants and Convertible Note and Going Concern.

Derivative and Fair Value of Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments and measurement of their fair value for accounting purposes. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt under ASC 470, the Company will continue its evaluation process of these instruments as derivative financial instruments under ASC 815.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives.

Fair value of certain of the Company’s financial instruments including cash, accounts receivable, accounts payable, accrued expenses, notes payables, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements.

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows:

	Balance as of June 30, 2021
	Level 1	Level 2	Level 3	Total
	(U.S. dollars in thousands)
Liabilities:
Fair Value of convertible component in convertible loan, net of discounts and debt issue costs	-	-	641	641
Fair value of warrants issued in convertible loan	-	-	104	104
Total liabilities	-	-	745	745

	Balance as of December 31, 2020
	Level 1	Level 2	Level 3	Total
	(U.S. dollars in thousands)
Liabilities:
Fair Value of convertible component in convertible loan, net of discounts and debt issue costs	-	-	493	493
Fair value of warrants issued in convertible loan	-	-	20	20
Total liabilities	-	-	513	513

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective for public companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact that the adoption of ASU 2020-06 will have on the Company’s consolidated financial statement presentation or disclosures.

Other new pronouncements issued but not effective as of June 30, 2021 are not expected to have a material impact on the Company’s financial statements.

NOTE 3 – CONVERTIBLE NOTES

A.	On June 5, 2019, the Company entered into a Securities Purchase Agreement (“SPA”) with YAII PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with a convertible loan in the aggregate amount of $1,100,000 in three tranches, and the Company agreed to issue convertible debentures and a warrant to the Investor.

The first tranche of the convertible debentures in the amount of $200,000 was provided upon execution of the SPA. The second tranche in the amount of $300,000 was provided on October 23, 2019 upon the Company filing of a Registration Statement on Form S-4 in connection with the Merger with Samsara Delaware. The third tranche in the amount of $600,000 was provided on November 18, 2019 upon consummation of the Merger with Samsara Delaware and the fulfillment of all conditions required for the Merger. The Company incurred issuance cost of $100,000 with connection to those convertible debentures.

Each tranche of the loan will bear interest at an annual rate of ten percent (10%). The principal amount together with the accrued and unpaid interest will be repayable after two years. Each tranche of the loan together with the accrued and unpaid interest (or any portion at the discretion of the Investor) will be convertible at any time six months following the issuance date, into shares of Company’s common stock at a conversion price equal to the lower of $0.003 per share or 80% of the lowest volume-weighted average price (VWAP) of Company’s share during the period of 10 days preceding the conversion date.

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

(Amounts in U.S. dollar thousands, except share and per share data)

On January 14, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $50 and the accrued interest in the amount of $4 into 38,303 shares of Common Stock of the Company. The fair market value of the shares was $64.

On February 11, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $55 and the accrued interest in the amount of $3 into 16,713 shares of Common Stock of the Company. The fair market value of the shares was $216.

On April 19, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $40 and the accrued interest in the amount of $7 into 40,861 shares of Common Stock of the Company. The fair market value of the shares was $62.

On May 12, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $60 and the accrued interest in the amount of $2 into 44,202 shares of Common Stock of the Company. The fair market value of the shares was $103.

On May 17, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $65 into 48,316 shares of Common Stock of the Company. The fair market value of the shares was $85.

On May 20, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $65 into 50,611 shares of Common Stock of the Company. The fair market value of the shares was $171.

On May 21, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $70 into 54,386 shares of Common Stock of the Company. The fair market value of the shares was $280.

On May 24, 2021, and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $70 into 54,407 shares of Common Stock of the Company. The fair market value of the shares was $322.

On May 24, 2021, and pursuant to the SPA, YAII exercised its option to convert the remainder of the Convertible Promissory Note principal in the amount of $15 and accrued interest of $11 into 11,647 shares of Common Stock of the Company. The fair market value of the shares was $68.

As of June 30, 2021 this loan was paid in full.

In accordance with ASC 815-15-25 the conversion feature was considered embedded derivative instruments, and is to be recorded at their fair value as its fair value can be separated from the convertible loan and its conversion is independent of the underlying note value. The Company recorded finance expenses in respect of the convertible component in the convertible loan in the excess amount of the convertible component fair value over the face loan amount. The conversion liability is then marked to market each reporting period with the resulting gains or losses shown in the statements of operations.

The fair value of the convertible component was estimated by third party appraiser using the Monte Carlo Simulation Model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date.  The following are the data and assumptions used as of the balance sheet dates:

December 31, 2020
Common stock price	1.40
Expected volatility	227.88%
Expected term	0.43
Risk free rate	0.19%
Forfeiture rate	0%
Expected dividend yield	0%
Fair Market Value of Convertible component	$330

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

In addition, the Company issued to the Investor a warrant to purchase 13,095 shares of common stock, at an exercise price equal to $21.00. The warrants may be exercised within 5 years from the issuance date by cash payment or through cashless exercise by the surrender of warrants shares having a value equal to the exercise price of the portion of the warrant being exercised.

The Company considered the provisions of ASC 815-40, “Derivatives and Hedging: Contracts in Entity’s Own Equity”, with respect to the detachable Warrants that were issued to the Convertible loan, and determined that as a result of the “cashless exercise” and variable exercise price that would adjust the number of Warrants and the exercise price of the Warrants based on the price at which the Company subsequently issues shares or other equity-linked financial instruments, such Warrants cannot be considered as indexed to the Company’s own stock. Accordingly, the Warrants were recognized as derivative liability at their fair value on initial recognition. In subsequent periods, the Warrants were marked to market with the changes in fair value recognized as financing expense or income in the consolidated statement of operations.

The warrants were estimated by third party appraiser using the Black-Scholes option-pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date.  The following are the data and assumptions used as of the balance sheet dates:

June 30, 2021
Common stock price	$3,94
Expected volatility	312%
Expected term	2.93 years
Risk free rate	0.45%
Expected dividend yield	0%
Fair Market Value of Warrants	$51

December 31, 2020
Common stock price	1.40
Expected volatility	227.88%
Expected term	3.43 years
Risk free rate	0.19%
Expected dividend yield	0%
Fair Market Value of Warrants	$16

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

B.

On September 3, 2020, Samsara Luggage, Inc. (the “Company”) entered into a second Securities Purchase Agreement (“SPA”) with the Investor, pursuant to which the Investor will invest an aggregate amount of $220 in two tranches, and the Company will issue convertible debentures and warrants to the Investor. The first tranche of the convertible debentures in the amount of $150 was provided upon execution of the SPA. The second tranche in the amount of $70 was provided on October 7, 2020. Each tranche of the loan bears interest at an annual rate of ten percent (10%). Each tranche of the investment bears interest at an annual rate of ten percent (10%) and will be repayable after two years. Each tranche of the investment will be convertible at any time into shares of the Company’s Common Stock at a conversion price equal to the lower of (a) $0.003 per share, or (b) 80% of the lowest the daily dollar volume-weighted average price for the Company’s Common Stock during the 10 trading days immediately preceding the conversion date. As part of the transaction, the Company will issue to the Investor warrants to purchase an aggregate of 2,619 shares of Common Stock, at an exercise price equal to $0.003. The term of each warrant is five years from the issue date. Each warrant may be exercised by cash payment or through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrant being exercised. The Company has undertaken to increase its authorized shares of Common Stock to at least 7,000,000,000 within 90 days of the closing. The SPA and the convertible debentures contain events of default, including, among other things, failure to repay the convertible debentures by the maturity date, and bankruptcy and insolvency events, that could result in the acceleration of the Investor’s right to convert the convertible debentures into shares of common stock.

On May 24, 2021, and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $50 into 47,247 shares of Common Stock of the Company. The fair market value of the shares was $281.

On May 25, 2021, and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $80 into 62,138 shares of Common Stock of the Company. The fair market value of the shares was $249.

On May 28, 2021, and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $70 into 57,837 shares of Common Stock of the Company. The fair market value of the shares was $164.

On June 1, 2021, and pursuant to the SPA, YAII exercised its option to convert the remainder of the Convertible Promissory Note principal in the amount of $20 into 15,559 shares of Common Stock of the Company. The fair market value of the shares was $39.

As of June 30, 2021 this loan was paid in full.

In accordance with ASC 815-15-25 the conversion feature was considered embedded derivative instruments, and is to be recorded at their fair value as its fair value can be separated from the convertible loan and its conversion is independent of the underlying note value. The Company recorded finance expenses in respect of the convertible component in the convertible loan in the excess amount of the convertible component fair value over the face loan amount. The conversion liability is then marked to market each reporting period with the resulting gains or losses shown in the statements of operations.

The fair value of the convertible component was estimated by third party appraiser using the Monte Carlo Simulation Model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet dates:

December 31, 2020
Common stock price	1.39
Expected volatility	227.38%
Expected term	1.67
Risk free rate	0.12%
Forfeiture rate	0%
Expected dividend yield	0%
Fair Market Value of Convertible component	$157

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

In addition, the Company issued to the Investor a warrant to purchase 2,619 shares of common stock, at an exercise price equal to $21.00. The warrants may be exercised within 5 years from the issuance date by cash payment or through cashless exercise by the surrender of warrants shares having a value equal to the exercise price of the portion of the warrant being exercised.

The Company considered the provisions of ASC 815-40, “Derivatives and Hedging: Contracts in Entity’s Own Equity”, with respect to the detachable Warrants that were issued to the Convertible loan, and determined that as a result of the “cashless exercise” and variable exercise price that would adjust the number of Warrants and the exercise price of the Warrants based on the price at which the Company subsequently issues shares or other equity-linked financial instruments, such Warrants cannot be considered as indexed to the Company’s own stock. Accordingly, the Warrants were recognized as derivative liability at their fair value on initial recognition. In subsequent periods, the Warrants were marked to market with the changes in fair value recognized as financing expense or income in the consolidated statement of operations.

The warrants were estimated by third party appraiser using the Black-Scholes option-pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet dates:

The following are the data and assumptions used as of the balance sheet dates:

June 30, 2021
Common stock price	$3.94
Expected volatility	312%
Expected term	4.18
Risk free rate	0.70%
Expected dividend yield	0%
Fair Market Value of Warrants	$10

December 31, 2020
Common stock price	1.39
Expected volatility	227.88%
Expected term	4.68
Risk free rate	0.19%
Expected dividend yield	0%
Fair Market Value of Warrants	$4

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

C.	On June 26, 2020, the Company entered into a Securities Purchase Agreement (“SPA”) with Power Up Lending Group Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with an initial investment in the form of a convertible loan in the principal amount of $67 (the “Initial Investment”). The SPA contemplates additional financing of up to $925 in the aggregate, subject to the agreement of both parties. The funds are expected to be used to finance the Company’s working capital needs.

The convertible loan will bear interest at an annual rate of eight percent (8%) with a maturity date of June 25, 2021 (the “Maturity Date”). The loan will be convertible after six months into shares of the Company’s common stock at a conversion price equal to seventy-five percent (75%) of the average of the lowest trading price for the Company’s common stock during the twenty (20) trading day period prior to the conversion date. The Company agreed to an original issue discount of $9 and to reimburse the Investor for its costs in the amount of $3. Accordingly, the net proceeds to the Company from the Initial Investment amounted to $55.

The SPA and the convertible note contain events of default, including, among other things, failure to repay the loan amount by the Maturity Date, and bankruptcy and insolvency events, that could result in the acceleration of the Investor’s right to convert the loan amount into shares of common stock.

On January 11, 2021 and pursuant to the SPA, Power-up exercised its option to convert the Convertible Promissory Note principal in the amount of $ 7 and the accrued interest in the amount of $ 1 into 7,448 shares of Common Stock of the Company.

As of June 30, 2021 this loan was paid in full.

D.	On April 6, 2021, the Company entered into a third Securities Purchase Agreement (“SPA”) with YAII PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with a convertible loan in the aggregate amount of $150 and the Company agreed to issue convertible debentures and a warrant to the Investor. The loan will bear interest at an annual rate of ten percent (10%) and will be repayable after two years. The investment will be convertible at any time into shares of the Company’s Common Stock at a conversion price equal to the lower of (a) $3.46, or (b) 80% of the lowest the daily dollar volume-weighted average price for the Company’s Common Stock during the 10 trading days immediately preceding the conversion date.

In accordance with ASC 815-15-25 the conversion feature was considered embedded derivative instruments, and is to be recorded at their fair value as its fair value can be separated from the convertible loan and its conversion is independent of the underlying note value. The Company recorded finance expenses in respect of the convertible component in the convertible loan in the excess amount of the convertible component fair value over the face loan amount. The conversion liability is then marked to market each reporting period with the resulting gains or losses shown in the statements of operations.

The fair value of the convertible component was estimated by third party appraiser using the Monte Carlo Simulation Model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each of the issuance and balance sheet dates:

The following are the data and assumptions used as of the issuance date:

April 6, 2021
Common stock price	$1.97
Expected volatility	322%
Expected term	2.00
Risk free rate	0.16%
Forfeiture rate	0%
Expected dividend yield	0%
Fair Market Value of Convertible component	$156

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

The following are the data and assumptions used as of the balance sheet date:

June 30, 2021
Common stock price	$3.94
Expected volatility	312%
Expected term	1.77
Risk free rate	0.21%
Forfeiture rate	0%
Expected dividend yield	0%
Fair Market Value of Convertible component	$220

As part of the transaction, the Company issued to the Investor warrants to purchase an aggregate of 10,838 shares of Common Stock, at an exercise price equal to $3.46. The term of each warrant is five years from the issue date. Each warrant may be exercised by cash payment or through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrant being exercised.

The warrants were estimated by third party appraiser using the Black-Scholes option-pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each of the issuance and balance sheet dates:

The following are the data and assumptions used as of the issuance date:

April 6 2021
Common stock price	$1.97
Expected volatility	322%
Expected term	5.00
Risk free rate	0.88%
Expected dividend yield	0%
Fair Market Value of Warrants	$21

The following are the data and assumptions used as of the balance sheet dates:

June 30, 2021
Common stock price	$3.94
Expected volatility	312.2%
Expected term	4.77
Risk free rate	0.82%
Expected dividend yield	0%
Fair Market Value of Warrants	$43

E.	On June 7, 2021, Samsara Luggage, Inc. (the “Company”) entered into a fourth Securities Purchase Agreement (“SPA”) with the Investor, pursuant to which the Investor will invest an aggregate amount of $1,250 in three tranches, and the Company will issue convertible debentures and warrants to the Investor, in which each traunch is convertible into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”). The first traunch in the principal amount of $500 was issued on June 7, 2021. The second traunch in the principal amount of $500 will be issued within one (1) business day following the filing of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended, registering the Conversion Shares issuable upon conversion of the Convertible Debentures with the Securities and Exchange Commission (the “SEC”). The third traunch in the principal amount of $250 will be issued within one (1) business day following the Registration Statement having been declared effective by the SEC.

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

The Convertible Debentures bear interest at a rate of 10% per annum (15% on default) and have a maturity date of one (1) year. The Convertible Debentures provide a conversion right, in which any portion of the principal amount of the Convertible Debentures, together with any accrued but unpaid interest, may be converted into the Company’s Common Stock at a conversion price equal to 80% of the lowest volume weighted average price of the Company’s Common Stock during the ten (10) trading days immediately preceding the date of conversion, subject to adjustment. The Convertible Debentures may not be converted into common stock to the extent such conversion would result in the Investor beneficially owning more than 9.99% of the Company’s outstanding Common Stock (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation may be waived by the Investor upon not less than 65 days’ prior notice to the Company. The Convertible Debentures provide the Company with a redemption right, pursuant to which the Company, upon fifteen (15) business days’ prior notice to the Investor, may redeem, in whole or in part, outstanding principal and interest at a redemption price equal to the principal amount being redeemed plus a redemption premium equal to 5% of the outstanding principal amount being redeemed plus outstanding and accrued interest; however, the Investor shall have fifteen (15) business days after receipt of the Company’s redemption notice to elect to convert all or any portion of the Convertible Debentures, subject to the Beneficial Ownership Limitation. In connection with the Securities Purchase Agreement, the Company executed a registration rights agreement (the “Registration Rights Agreement”) pursuant to which it is required to file the Registration Statement with the SEC for the resale of the Conversion Shares. Pursuant to the Registration Rights Agreement, the Company is required to meet certain obligations with respect to, among other things, the timeliness of the filing and effectiveness of the Registration Statement. The Company is obligated to file the Registration Statement no later than 45 days after the First Closing Date and to have it declared effective by the SEC no later than 105 days after filing (the “Registration Obligations”).

In accordance with ASC 815-15-25 the conversion feature was considered embedded derivative instruments, and is to be recorded at their fair value as its fair value can be separated from the convertible loan and its conversion is independent of the underlying note value. The Company recorded finance expenses in respect of the convertible component in the convertible loan in the excess amount of the convertible component fair value over the face loan amount. The conversion liability is then marked to market each reporting period with the resulting gains or losses shown in the statements of operations.

The fair value of the convertible component was estimated by third party appraiser using the Monte Carlo Simulation Model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet dates:

The following are the data and assumptions used as of the issuance date:

June 7, 2021
Common stock price	$6.33
Expected volatility	359%
Expected term	1.00
Risk free rate	0.05%
Forfeiture rate	0%
Expected dividend yield	0%
Fair Market Value of Convertible component	$423

The following are the data and assumptions used as of the balance sheet date:

June 30, 2021
Common stock price	$3.94
Expected volatility	359%
Expected term	0.94
Risk free rate	0.07%
Forfeiture rate	0%
Expected dividend yield	0%
Fair Market Value of Convertible component	$421

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

The following table presents the changes in fair value of the level 3 liabilities for the period ended June 30, 2021:

	Warrants	Convertible component
	(U.S. dollars in thousands)
Outstanding at December 31, 2020	20	493
Fair value converted	-	(484)
Fair value of issued level 3 liability	21	578
Changes in fair value	63	54
Outstanding at June 30, 2021	104	641

NOTE 4 – RELATED PARTY TRANSACTIONS

Related party balances as of June 30, 2021 and December 31, 2020 consisted of the following:

Related Parties Payable

	June 30, 2021	December 31, 2020
	(U.S. dollars in thousands)
Related Parties Payable due to management fee	162	126

General and Administrative Expenses

	For the Period Ended June 30,
	2021	2020
	(U.S. dollars in thousands)
Management Fee	50	50

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

NOTE 5 – STOCKHOLDERS’ EQUITY

Common Stock

The following summarizes the Common Stock activity for the six months ended June 30, 2021:

Summary of common stock activity for the six months ended June 30, 2021	Outstanding shares
Balance, December 31, 2020	786,700
Shares issued due to conversion of Notes.	549,675
Shares issued for services	21,658
Roundup shares due to reverse split.	2,848
Balance, June 30, 2021	1,360,881

On January 14, 2021 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $50and the accrued interest in the amount of $4 into 38,303 shares of Common Stock of the Company. The fair market value of the shares was $64.

On January 21, 2021, the Company issued 7,383 shares of its Common Stock pursuant to a service Agreement between the Company and a service provider. The fair market value of the shares was $20.

On February 11, 2021 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $55 and the accrued interest in the amount of $4 into 16,713 shares of Common Stock of the Company. The fair market value of the shares was $216.

On March 22, 2021, the Company completed a reverse stock split of its common stock. As a result of the reverse stock split, the following changes have occurred (i) every seven thousand shares of common stock have been combined into one share of common stock; (ii) the number of shares of common stock underlying each common stock option or common stock warrant have been proportionately decreased on a 7,000-for-1 basis, and the exercise price of each such outstanding stock option and common warrant has been proportionately increased on a 7,000 -for-1 basis. Accordingly, all option numbers, share numbers, warrant numbers, share prices, warrant prices, exercise prices and losses per share have been adjusted within these consolidated financial statements, on a retroactive basis, to reflect this 7,000 -for-1 reverse stock split.

On March 23, 2021, the Company issued 2,849 shares of its Common Stock due to a reverse split rounding up differences.

On April 19, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $40 and the accrued interest in the amount of $7into 40,861 shares of Common Stock of the Company. The fair market value of the shares was $62.

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

On May 12, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $60 and the accrued interest in the amount of $2 into 44,202 shares of Common Stock of the Company. The fair market value of the shares was $103.

On May 17, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $65 into 48,316 shares of Common Stock of the Company. The fair market value of the shares was $85.

On May 20, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $65 into 50,611 shares of Common Stock of the Company. The fair market value of the shares was $171.

On May 21, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $70 into 54,386 shares of Common Stock of the Company. The fair market value of the shares was $280.

On May 24, 2021, and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $70 into 54,407 shares of Common Stock of the Company. The fair market value of the shares was $322.

On May 24, 2021, and pursuant to the SPA, YAII exercised its option to convert the remainder of the Convertible Promissory Note principal in the amount of $15 and accrued interest of $10 into 11,647 shares of Common Stock of the Company. The fair market value of the shares was $68.

On May 24, 2021, and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $50 into 47,247 shares of Common Stock of the Company. The fair market value of the shares was $281.

On May 25, 2021, and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $80 into 62,138 shares of Common Stock of the Company. The fair market value of the shares was $249.

On May 28, 2021, and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $70 into 57,837 shares of Common Stock of the Company. The fair market value of the shares was $164.

On June 1, 2021, and pursuant to the SPA, YAII exercised its option to convert the remainder of the Convertible Promissory Note principal in the amount of $20 into 15,559 shares of Common Stock of the Company. The fair market value of the shares was $39.

On June 14, 2021, the Company issued 14,275 shares of its Common Stock pursuant to a service Agreement between the Company and a service provider. The fair market value of the shares was $70.

SAMSARA LUGGAGE, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

SAMSARA LUGGAGE, INC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Samsara Luggage, Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the years in the period ended December 31, 2020 and 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year in the period ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1E to the financial statements, the Company has not yet generated material revenues from its operations to fund its activities and is therefore dependent upon external sources for financing its operations. As of December 31, 2020, the Company has incurred accumulated deficit of $6,376 thousands and negative operating cash flows. These factor among others, as discussed in Note 1E to the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1E to the financial statements. The financial statements do not include any adjustments that might result from the outcome of’ these uncertainties. This matter is also described in the “Critical Audit Matters” section of our report.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical audit matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (i) relate to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going concern assessment

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1E to the consolidated financial statements, the Company has not yet generated material revenues from its operations to fund its activities and is therefore dependent upon external sources for financing its operations. As of December 31, 2020, the Company has incurred accumulated deficit of $6,376 thousands and negative operating cash flows. These factor among others, as discussed in Note 1E to the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1E to the financial statements. This matter is also described in the “Emphasis of Matter – Going Concern” section of our report.

We identified management’s assumptions used to assess the Company’s ability to continue as a going concern as a critical audit matter due to inherent complexities and uncertainties related to the Company’s Management’s plans. Auditing these assumptions involved especially challenging auditor judgment due to the nature and extent of audit evidence and effort required to address these matters.

The primary procedures we performed to address this critical audit matter included the following:

■	Assessing the reasonableness of key assumptions underlying management’s forecast operating cash flows, including revenue growth and gross margin assumptions and evaluating the reasonableness of management’s forecast operating cash flows

■	Evaluating the probability that the Company will be able to reduce other operating expenditures if required

■	Assessing management’s plans in the context of other audit evidence obtained during the audit to determine whether it supported or contradicted the conclusions reached by management

■	Assessing the effect of events and agreement signed after balance sheet date.

Fair value measurement of Level 3 liabilities

As discussed in Notes 2 and 3 to the consolidated financial statements, the Company entered into several Convertible Loan Agreements and in accordance with ASC 815-15-25, the conversion feature was considered an embedded derivative instrument, and is to be recorded at its fair value as its fair value can be separated from the convertible loan and its conversion is independent of the underlying note value. The Company recorded finance expenses in respect of the convertible component in the convertible loan in the excess amount of the convertible component fair value over the face loan amount.

The fair value of the convertible component was estimated by third party appraiser using the Black-Scholes option pricing model, to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. Under accounting principles generally accepted in the United States of America, these convertible component are generally classified as Level 3 convertible component.

We identified Level 3 convertible component as a critical audit matter because of the complex proprietary models and unobservable inputs management uses to estimate the fair value. This evaluation required a high degree of auditor judgment and an increased extent of effort, including the need to involve our internal valuation specialists who possess significant quantitative and modeling expertise, to audit and evaluate the appropriateness of these models and inputs.

Our audit procedures related to the complex proprietary models and unobservable inputs used by management to estimate the fair value of Level 3 convertible component included the following, among others:

●	We assessed the consistency by which management has applied significant unobservable valuation assumptions.

●	With the assistance of our internal valuation specialists, we evaluated the appropriateness of the valuation methodologies and techniques used in determining the fair value of Level 3 convertible component. Also, we evaluated the appropriateness of estimates of the key inputs used in determining the fair value of the Level 3 convertible component

/s/ Halperin Ilanit.

Certified Public Accountants (Isr.)

Tel Aviv, Israel

March 30, 2021

We have served as the Company’s auditor since 2019

SAMSARA LUGGAGE, INC.

BALANCE SHEETS

	December 31, 2020	December 31, 2019
	(U.S. dollars in thousands, except per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	54	477
Accounts Receivables	4	-
Inventory	153	125
Other current assets	-	14
Total current assets	211	616

Property and Equipment, net	4	5
Total assets	215	621

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	125	26
Other current liabilities	74	57
Related party payables	126	105
Convertible notes and short-term loans (Note 3)	289	250
Fair Value of convertible component in convertible loan, net of discounts and debt issue costs (Note 3)	493	1,053
Fair value of warrants issued in convertible loan (Note 3)	20	319
Total current liabilities	1,127	1,810

TOTAL LIABILITIES	1,127	1,810

STOCKHOLDERS’ DEFICIT (Note 4)
Common stock subscribed
Common stock, authorized 7,500,000,000 shares, $0.0001 par value as of December 31, 2020 and 5,000,000,000 shares, $0.0001 par value as of December 31, 2019, respectively; 786,700 issued and outstanding as of December 31, 2020 and 505,134 issued and outstanding as of December 31, 2019.	78	50
Additional paid in capital	6,385	5,670
Services receivable	(999)	(1,673)
Accumulated deficit	(6,376)	(5,236)
Total stockholders’ deficit	(912)	(1,189)

Total liabilities and stockholders’ deficit	215	621

The accompanying notes are an integral part of these financial statements

SAMSARA LUGGAGE, INC.

STATEMENTS OF COMPREHENSIVE LOSS

	Year Ended December 31,
	2020	2019
	(U.S. dollars in thousands, except per share data)
Revenues from sales of products	468	649
Cost of sales	285	525

GROSS PROFIT	183	124

OPERATING EXPENSES
Research and development expenses	222	168
Selling and marketing expenses	328	438
General and administrative (Note 5)	1,086	1,425
TOTAL OPERATING EXPENSES	1,636	2,031

OPERATING LOSS	(1,453)	(1,907)

FINANCING INCOME (EXPENSES)
Interest on convertible loan and convertible note	(510)	(314)
Income (expenses) in respect of warrants issued and convertible component in convertible loan, net interest expenses (Note 3)	823	(921)
TOTAL FINANCING INCOME (EXPENSE)	313	(1,235)

NET LOSS	(1,140)	(3,142)

Basic and Diluted net loss per share	(2.07)	(6.72)

Weighted average number of basic and diluted common shares outstanding	550,521	467,521

The accompanying notes are an integral part of these financial statements

SAMSARA LUGGAGE, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars in thousands, except share and per share data)

	Common Stock		Additional Paid-in	Service	Accumulated	Stockholders’
	Shares (*)	Amount	Capital	Receivables	Deficit	Deficit
Balance December 31, 2019	505,134	50	5,670	(1,673)	(5,236)	(1,189)

Issuance of shares due to conversion of Notes	281,566	28	715	-	-	743

Amortization of services	-	-	-	674	-	674

Net loss	--	-	-	-	(1,140)	(1,140)

Balance December 31, 2020	786,700	78	6,385	(999)	(6,376)	(912)

Balance December 31, 2018	369,929	37	2,676	(908)	(2,094)	(289)

Issuance of common stock, net of issuance cost	32,738	3	497	-	-	500

Issued of Warrants for services	-	-	1,940	(1,940)		-

Shares Issuance of common stock for conversion of convertible note	9,988	1	566	-	-	567

Effect of Reverse Capitalization	92,479	9	(9)			-

Amortization of services	-	-	--	1,175	-	1,175

Net loss	--	-	---	-	(3,142)	(3,142)

Balance December 31, 2019	505,134	$50	$5,670	$(1,673)	$(5,236)	$(1,189)

The accompanying notes are an integral part of these financial statements

SAMSARA LUGGAGE, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2020	2019
	(In thousands)
Cash Flows from Operating Activities:
Net loss	$(1,140)	$(3,142)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of services receivable	674	1,175
Interest on convertible note and short-term loan	584	258
Expenses in respect of warrants issued and convertible component in convertible loan, net interest expenses	(823)	921
Depreciation	1	1
Changes in Operating Assets and Liabilities:
Inventory	(28)	58
Accounts Receivables	(4)	-
Other current assets	14	36
Accounts payable	99	26
Management fee due to Related party, net	21	16
Other accounts payables	-	11
Deferred revenue	(12)	(460)
Net Cash Used by Operating Activities	(614)	(1,100)

Cash Flows from Investment Activities:
Purchase of Property and Equipment	-	(6)
Net Cash Used by Financing Activities	-	(6)

Cash Flows from Financing Activities:
Repayments of Convertible note from related parties	-	(56)
Proceeds from loan received	191	50
Repayments of convertible notes, net of issuance cost of $100	-	1,000
Repayments of long-term loans	-	(40)
Proceeds from issuance of shares, net of issuance cost	-	500
Net Cash Provided by Financing Activities	191	1,454

Net Increase (Decrease) in Cash	(423)	348
Cash at Beginning of Period	477	129
Cash at End of Period	$54	$477

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$58
Cash paid for income taxes	$-	$-

Supplemental disclosure of non-cash financing activities
Common stock issued for conversion of convertible note	$223	$567

The accompanying notes are an integral part of these financial statements

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

A.	Samsara Luggage, Inc. (the “Company”) was incorporated on May 7, 2007 under the name, “Darkstar Ventures, Inc.” under the laws of the State of Nevada. From the date of its formation until May 2011, the Company did not have any business activity except for the development of its website and locating companies through which it could offer products. Once its proprietary website was officially launched in July 2011, the Company engaged in the business of marketing eco-friendly health and wellness products, such as air and water filtration systems, organic baby products, and eco-friendly beds and linens through affiliate marketing arrangements. On May 14, 2015, the founder of the Company, Chizkiyau Lapin, sold all of his shares of common stock of the Company, then constituting 51% of the issued and outstanding shares of common stock of the Company, to Mr. Avraham Bengio. In April 2016, the Company began to focus, through its wholly-owned Israeli subsidiary, Bengio Urban Renewal Ltd. (“Bengio Urban Renewal”), in the area of real estate development, particularly on the urban renewal market in Israel.

B.	Reverse Stock Split

On March 23, 2021, the Company completed a reverse stock split of its outstanding common stock. As a result of the reverse stock split, the following changes have occurred (i) every seven thousand shares of common stock have been combined into one share of common stock; (ii) the number of shares of common stock underlying each common stock option or common stock warrant have been proportionately decreased on a 7,000-for-1 basis, and the exercise price of each such outstanding stock option and common warrant has been proportionately increased on a 7,000 -for-1 basis. Accordingly, all option numbers, share numbers, warrant numbers, share prices, warrant prices, exercise prices and losses per share have been adjusted within these consolidated financial statements, on a retroactive basis, to reflect this 7,000 -for-1 reverse stock split.

C.	Merger Transaction

On November 12, 2019, the Company completed its merger with the Delaware corporation that was previously known as “Samsara Luggage, Inc.” (“Samsara Delaware”) in accordance with the terms of the Merger Agreement and Plan of Merger, dated as of May 10, 2019, (the “Merger Agreement”) by and among the Company, Samsara Delaware, and Avraham Bengio, pursuant to which Samsara Delaware merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Following the completion of the Merger, the business of the Company going forward became the business of Samsara Delaware prior to the Merger, namely, designing, manufacturing, and selling high quality luggage products to meet the evolving needs of frequent travelers and also seeking to present new technologies within the aluminum luggage industry, including an aluminum “smart” suitcase.

The Company filed (1) Articles of Merger with the Secretary of State of the State of Nevada in which the Company amended its Articles of Incorporation to change the Company’s name to “Samsara Luggage, Inc.” effective as of November 12, 2019; and (2) a Certificate of Amendment with the Secretary of State of the State of Nevada in which the Company increased the number of authorized shares of common stock of the Company from 2,000,000,000 shares of common stock to 5,000,000,000 shares of common stock effective as of November 12, 2019.

In connection with the Merger, the Company and Avraham Bengio entered into an Assignment and Assumption Agreement pursuant to which the Company sold 100% of the issued and outstanding shares of the Company’s wholly-owned Israeli subsidiary, Bengio Urban Renewal and all of the Company’s interest in Bengio Urban Renewal (including all debts and liabilities owed by the Company to Bengio Urban Renewal and the debts of Bengio Urban Renewal to the Company) to Avraham Bengio, the former CEO and principal shareholder of the Company (prior to the Merger).

At the effective time of the Merger, each share of common stock of Samsara Delaware, $0.0001 par value, was converted into the right to receive 0.065 shares of the Company’s common stock, such that the shareholders of Samsara Delaware were issued new shares of the Company representing approximately 80% of the issued and outstanding shares of the Company’s common stock following the completion of the Merger. The exchange rate was determined through arms’-length negotiations between the Company and Samsara Delaware.

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS (cont.)

Immediately after the Merger, assuming the issuance of all of the merger consideration, there were approximately 462,407 shares of Common Stock outstanding, of which (i) the former stockholders of Samsara Delaware owned 369,929 shares, representing approximately 80% of the outstanding shares of Common Stock; and (ii) the Company’s stockholders immediately prior to the Merger owned 92,478 shares, representing approximately 20% of the outstanding shares of Common Stock.

The transaction was accounted for as a reverse asset acquisition in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Under this method of accounting, Samsara Delaware was deemed to be the accounting acquirer for financial reporting purposes. This determination was primarily based on the facts that, immediately following the Merger: (i) Samsara Delaware’s stockholders owned a substantial majority of the voting rights in the combined company, (ii) Samsara Delaware designated a majority of the members of the initial board of directors of the combined company, and (iii) Samsara Delaware’s senior management holds all key positions in the senior management of the combined company. As a result of the Recapitalization Transaction, the shareholders of Samsara Delaware received the largest ownership interest in the Company, and Samsara Delaware was determined to be the “accounting acquirer” in the Recapitalization Transaction. As a result, the historical financial statements of the Company were replaced with the historical financial statements of Samsara Delaware. The number of shares prior to the reverse capitalization have been retroactively adjusted based on the equivalent number of shares received by the accounting acquirer in the Recapitalization Transaction.

The Common Stock listed on the OTC Pink Marketplace, previously trading through the close of business on November 11, 2019 under the ticker symbol “DAVC,” commenced trading on the OTC Pink Marketplace under the ticker symbol “SAML” on November 12, 2019. The Common Stock has a new CUSIP number, 79589J101. On August 24, 2021, the Company’s Common Stock began listing on the OTCQB.

On November 13, 2019, the Board of Directors of the Company amended Section 3 of Article VII of the bylaws of the Company to change the fiscal year end-date of the Company from July 31 to December 31.

D.	On October 5, 2020 the Board of Directors of the Company has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”), have executed a written consent in lieu of a special meeting approving to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000,000 to 7,500,000,000 (the “Authorized Capital Increase”).

E.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2020, the Company had approximately $54 in cash and cash equivalents, approximately $916 in deficit of working capital, a stockholders’ deficiency of approximately $912 and an accumulated deficit of approximately $6,376. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Company’s ability to continue as a going concern is dependent upon raising capital from financing transactions and revenue from operations. Management anticipates their business will require substantial additional investments that have not yet been secured. Management is continuing in the process of fund raising in the private equity and capital markets as the Company will need to finance future activities. These financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“‘US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. As applicable to the financial statements, the most significant estimates and assumptions relate to the measurement of Convertible Note and Going Concern.

Functional currency

The functional currency of the Company is the US dollar (“US$”), which is the currency of the primary economic environment in which the operations of the Company are conducted.

Cash and cash equivalents

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

Inventory

Inventories are valued at the lower of cost or net realizable value. Cost of raw and packaging materials, purchased products, manufactured finished products and products in process are determined on the average cost basis. The Company regularly reviews its inventories for impairment and reserves are established when necessary.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the related assets, which range from three to five years. Maintenance and repair costs are expensed as they are incurred while renewals and improvements which extend the useful life of an asset are capitalized. At the time of retirement or disposal of property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the consolidated results of operations.

Derivative Liabilities and Fair Value of Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments and measurement of their fair value for accounting purposes. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt under ASC 470, the Company will continue its evaluation process of these instruments as derivative financial instruments under ASC 815.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives.

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Fair value of certain of the Company’s financial instruments including cash, accounts receivable, account payable, accrued expenses, notes payables, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

The Company records a debt discount related to the issuance of convertible debts that have conversion features at adjustable rates. The debt discount for the convertible instruments is recognized and measured by allocating a portion of the proceeds as an increase in additional paid-in capital and as a reduction to the carrying amount of the convertible instrument equal to the fair value of the conversion features. The debt discount will be accreted by recording additional non-cash gains and losses related to the change in fair values of derivative liabilities over the life of the convertible notes.

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows:

	Balance as of December 31, 2020
	Level 1	Level 2	Level 3	Total
	(U.S. dollars in thousands)
Liabilities:
Fair Value of convertible component in convertible loan, net of discounts and debt issue costs	-	-	493	493
Fair value of warrants issued in convertible loan	-	-	20	20
Total liabilities	-	--	513	513

	Balance as of December 31, 2019
	Level 1	Level 2	Level 3	Total
	(U.S. dollars in thousands)
Liabilities:
Fair Value of convertible component in convertible loan, net of discounts and debt issue costs	-	-	1,053	1,053
Fair value of warrants issued in convertible loan	-	-	319	319
Total liabilities	-	--	1,372	1,372

Revenue recognition

Revenues are recognized when delivery has occurred and there is persuasive evidence of an agreement, the fee is fixed or determinable and collection of the related receivables is reasonably assured, and no further obligations exist. Revenues from sales of products are recognized when title and risk and rewards for the products are transferred to the customer.

Research and development expenses

Research and development expenses are charged to operations as incurred.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Use of net operating loss carry forwards for income tax purposes may be limited by Internal Revenue Code section 382 if a change of ownership occurs.

Net Loss Per Basic and Diluted Common Share

Basic loss per ordinary share is computed by dividing the loss for the period applicable to ordinary shareholders, by the weighted average number of shares of common stock outstanding during the period. Securities that may participate in dividends with the shares of common stock (such as the convertible preferred) are considered in the computation of basic loss per share under the two-class method. However, in periods of net loss, only the convertible preferred shares are considered, since such shares have a contractual obligation to share in the losses of the Company. In computing diluted loss per share, basic loss per share is adjusted to reflect the potential dilution that could occur upon the exercise of potential shares. Accordingly, in periods of net loss, no potential shares are considered

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Stock-Based Compensation

Share-based payments awarded to consultants (non-employees) are accounted for in accordance with ASC Topic 505-50, “Equity-Based Payments to Non-Employees”. However, when the Company grants to non-employees a fully vested, nonforfeitable equity instrument, such grants are measured based on the fair value of the award at the date of grant. When the fully vested, nonforfeitable equity instruments are granted for services to be received in future periods, the measured cost is recognized as an increase to stockholders’ equity at the measurement date with an offsetting amount as a deduction from stockholders’ equity within the caption “Services receivable”. Such amount is subsequently amortized to the statement of operations over the term of the services as an operating expense, as if the Company has paid periodic payments of cash for the services received from such service provider.

Recently Issued Accounting Standards

In June 2016, the FASB issued an ASU that supersedes the existing impairment model for most financial assets to a current expected credit loss model. The new guidance requires an entity to recognize an impairment allowance equal to its current estimate of all contractual cash flows the entity does not expect to collect. The Company adopted this guidance effective January 1, 2020, with no material impact on its consolidated financial statements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments. This guidance replaces the current incurred loss impairment methodology. Under the new guidance, on initial recognition and at each reporting period, an entity is required to recognize an allowance that reflects its current estimate of credit losses expected to be incurred over the life of the financial instrument based on historical experience, current conditions and reasonable and supportable forecasts.

The guidance became effective on January 1, 2020, including interim periods within that year and requires a modified retrospective transition approach through a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption. Under the modified retrospective method of adoption, prior year reported results are not restated. The Company has performed its analysis of the impact on its financial instruments that are within the scope of this guidance and has concluded that there was no material impact to its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU No. 2018-13”) as part of the FASB’s broader disclosure framework project. ASU No. 2018-13 removes, modifies and adds certain disclosures, providing greater focus on requirements that clearly communicate the most important information to the users of the financial statements with respect to fair value measurements. The adoption of ASU No. 2018-13 as of January 1, 2020 did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this ASU simplify the accounting for income taxes, eliminates certain exceptions to the general principles in Topic 740 and clarifies certain aspects of the current guidance to improve consistent application among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021 and interim periods within annual periods beginning after December 15, 2022, though early adoption is permitted, including adoption in any interim period for which financial statements have not yet been issued. This standard is not expected to have a material impact to the Company’s consolidated financial statements after evaluation.

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

In August 2020, the FASB issued ASU No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective for public companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact that the adoption of ASU 2020-06 will have on the Company’s consolidated financial statement presentation or disclosures.

Other new pronouncements issued but not effective as of December 31, 2020 are not expected to have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued a new lease accounting standard, ASU 2016-02 - “Leases”, requiring the recognition of lease assets and liabilities on the balance sheet. This standard is effective starting January 1, 2019. The adoption of ASU 2016-02 is not expected to have a material impact on the Company’s financial statements.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 “Revenue from Contracts with Customers,” and modified the standard thereafter. The objective of the ASU is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers that will supersede most current revenue recognition guidance. The basis of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The Company adopted this standard as of January 1, 2018 using the modified retrospective method. See Note 2.H. to the consolidated financial statements for additional details.

On January 5, 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities. The standard requiring changes to recognition and measurement of certain financial assets and liabilities. The standard primarily affects equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. The Company adopted ASU 2016-01 in the first quarter of 2018 and the impact on its consolidated financial statements was not material.

In November 2016, the FASB issued ASU 2016-18 “Restricted Cash” to provide guidance on the presentation of restricted cash in the statement of cash flows. Currently, the statement of cash flows explained the change in cash and cash equivalents for the period. The ASU requires that the statement of cash flows explain the change in cash, cash equivalents and restricted cash for the period. The ASU is effective for the Company in the first quarter of 2018, with early adoption permitted. The Company did not have a material effect on the statements of cash flows as the Company’s restricted cash is not material.

In June 2018, the FASB issued ASU No. 2018-07 “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation – Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The Company plans to adopt this standard in the first quarter of 2019. ASU 2018-07 is not expected to have an impact on Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Changes to Disclosure Requirements for Fair Value Measurements,” which will improve the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements and is effective for the Company beginning on January 1, 2020. The Company does not expect that this standard will have a material effect on the Company’s consolidated financial statements.

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – CONVERTIBLE NOTES

A.	On June 5, 2019, the Company entered into a Securities Purchase Agreement (“SPA”) with YAII PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with a convertible loan in the aggregate amount of $1,100,000 in three tranches, and the Company agreed to issue convertible debentures and a warrant to the Investor.

The first tranche of the convertible debentures in the amount of $200,000 was provided upon execution of the SPA. The second tranche in the amount of $300,000 was provided on October 23, 2019 upon the Company filing of a Registration Statement on Form S-4 in connection with the Merger with Samsara Delaware. The third tranche in the amount of $600,000 was provided on November 18, 2019 upon consummation of the Merger with Samsara Delaware and the fulfillment of all conditions required for the Merger. The Company incurred issuance cost of $100,000 with connection to those convertible debentures.

Each tranche of the loan will bear interest at an annual rate of ten percent (10%). The principal amount together with the accrued and unpaid interest will be repayable after two years. Each tranche of the loan together with the accrued and unpaid interest (or any portion at the discretion of the Investor) will be convertible at any time six months following the issuance date, into shares of Company’s common stock at a conversion price equal to the lower of $0.003 per share or 80% of the lowest volume-weighted average price (VWAP) of Company’s share during the period of 10 days preceding the conversion date.

On December 9, 2019 and pursuant to the SPA, YAII exercised its option to convert the first Convertible Promissory Note principal amount of $200,000 and the accrued interest into 9,988 shares of Common Stock of the Company.

On July 24, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal amount of $50,000 and the accrued interest in the amount of $22,684 into 12,979 shares of Common Stock of the Company.

On August 5, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal amount of $75,000 and the accrued interest in the amount of $753 into 21,644 shares of Common Stock of the Company.

On August 13, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal amount of $75,000 and the accrued interest in the amount of $481 into 21,522 shares of Common Stock of the Company.

On October 12, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $50,000 and the accrued interest in the amount of $1,671 into 18,454 shares of Common Stock of the Company.

On November 2, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $50,000 and the accrued interest in the amount of $288 into 23,947 shares of Common Stock of the Company.

On November 16, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $10,000 and the accrued interest in the amount of $30,323 into 28,802 shares of Common Stock of the Company.

On November 19, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $45,000 and the accrued interest in the amount of $159 into 32,256 shares of Common Stock of the Company.

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – CONVERTIBLE NOTES (cont.)

On December 17, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $45,000 and the accrued interest in the amount of $4,104 into 35,074shares of Common Stock of the Company.

In accordance with ASC 815-15-25 the conversion feature was considered embedded derivative instruments, and is to be recorded at their fair value as its fair value can be separated from the convertible loan and its conversion is independent of the underlying note value. The Company recorded finance expenses in respect of the convertible component in the convertible loan in the excess amount of the convertible component fair value over the face loan amount. The conversion liability is then marked to market each reporting period with the resulting gains or losses shown in the statements of operations.

The fair value of the convertible component was estimated by third party appraiser using the Monte Carlo Simulation Model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The following are the data and assumptions used as of the balance sheet dates:

December 31, 2020
Common stock price	0.0002
Expected volatility	227.88%
Expected term	0.43
Risk free rate	0.19%
Forfeiture rate	0%
Expected dividend yield	0%

December 31, 2019
Common stock price	0.0061
Expected volatility	34.35%
Expected term	1.43 years
Risk free rate	1.59%
Forfeiture rate	0%
Expected dividend yield	0%

In addition, the Company issued to the Investor a warrant to purchase 13,095 shares of common stock, at an exercise price equal to $0.003. The warrants may be exercised within 5 years from the issuance date by cash payment or through cashless exercise by the surrender of warrants shares having a value equal to the exercise price of the portion of the warrant being exercised.

The Company considered the provisions of ASC 815-40, “Derivatives and Hedging: Contracts in Entity’s Own Equity”, with respect to the detachable Warrants that were issued to the Convertible loan, and determined that as a result of the “cashless exercise” and variable exercise price that would adjust the number of Warrants and the exercise price of the Warrants based on the price at which the Company subsequently issues shares or other equity-linked financial instruments, such Warrants cannot be considered as indexed to the Company’s own stock. Accordingly, the Warrants were recognized as derivative liability at their fair value on initial recognition. In subsequent periods, the Warrants were marked to market with the changes in fair value recognized as financing expense or income in the consolidated statement of operations.

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – CONVERTIBLE NOTES (cont.)

The warrants were estimated by third party appraiser using the Black-Scholes option-pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The following are the data and assumptions used as of the balance sheet dates:

December 31, 2020
Common stock price	0.0002
Expected volatility	227.88%
Expected term	3.43 years
Risk free rate	0.19%
Expected dividend yield	0%

December 31, 2019
Common stock price	0.0061
Expected volatility	32.55%
Expected term	4.43 years
Risk free rate	1.61%
Expected dividend yield	0%

B.	On September 3, 2020, Samsara Luggage, Inc. (the “Company”) entered into a second Securities Purchase Agreement (“SPA”) with the “Investor, pursuant to which the Investor will invest an aggregate amount of $220 in two tranches, and the Company will issue convertible debentures and warrants to the Investor. The first tranche of the convertible debentures in the amount of $150 was provided upon execution of the SPA. The second tranche in the amount of $70 was provided on October 7,2020. Each tranche of the loan bears interest at an annual rate of ten percent (10%). Each tranche of the investment bears interest at an annual rate of ten percent (10%) and will be repayable after two years. Each tranche of the investment will be convertible at any time into shares of the Company’s Common Stock at a conversion price equal to the lower of (a) $0.003 per share, or (b) 80% of the lowest the daily dollar volume-weighted average price for the Company’s Common Stock during the 10 trading days immediately preceding the conversion date. As part of the transaction, the Company will issue to the Investor warrants to purchase an aggregate of 2,619 shares of Common Stock, at an exercise price equal to $0.003. The term of each warrant is five years from the issue date. Each warrant may be exercised by cash payment or through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrant being exercised. The Company has undertaken to increase its authorized shares of Common Stock to at least 7,000,000,000 within 90 days of the closing. The SPA and the convertible debentures contain events of default, including, among other things, failure to repay the convertible debentures by the maturity date, and bankruptcy and insolvency events, that could result in the acceleration of the Investor’s right to convert the convertible debentures into shares of common stock.

In accordance with ASC 815-15-25 the conversion feature was considered embedded derivative instruments, and is to be recorded at their fair value as its fair value can be separated from the convertible loan and its conversion is independent of the underlying note value. The Company recorded finance expenses in respect of the convertible component in the convertible loan in the excess amount of the convertible component fair value over the face loan amount. The conversion liability is then marked to market each reporting period with the resulting gains or losses shown in the statements of operations.

The fair value of the convertible component was estimated by third party appraiser using the Monte Carlo Simulation Model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date.

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – CONVERTIBLE NOTES (cont.)

The following are the data and assumptions used as of September 3, 2020:

September 3, 2020
Common stock price	0.0011
Expected volatility	177.1%
Expected term	2.00
Risk free rate	0.12%
Forfeiture rate	0%
Expected dividend yield	0%

The following are the data and assumptions used as of the balance sheet date:

December 31, 2020
Common stock price	0.002
Expected volatility	227.38%
Expected term	1.67
Risk free rate	0.12%
Forfeiture rate	0%
Expected dividend yield	0%

In addition, the Company issued to the Investor a warrant to purchase 2,619 shares of common stock, at an exercise price equal to $0.003. The warrants may be exercised within 5 years from the issuance date by cash payment or through cashless exercise by the surrender of warrants shares having a value equal to the exercise price of the portion of the warrant being exercised.

The Company considered the provisions of ASC 815-40, “Derivatives and Hedging: Contracts in Entity’s Own Equity”, with respect to the detachable Warrants that were issued to the Convertible loan, and determined that as a result of the “cashless exercise” and variable exercise price that would adjust the number of Warrants and the exercise price of the Warrants based on the price at which the Company subsequently issues shares or other equity-linked financial instruments, such Warrants cannot be considered as indexed to the Company’s own stock. Accordingly, the Warrants were recognized as derivative liability at their fair value on initial recognition. In subsequent periods, the Warrants were marked to market with the changes in fair value recognized as financing expense or income in the consolidated statement of operations.

The warrants were estimated by third party appraiser using the Black-Scholes option-pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date.

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – CONVERTIBLE NOTES (cont.)

The following are the data and assumptions used as of September 3, 2020:

September, 2020
Common stock price	0.0011
Expected volatility	177.10%
Expected term	5.00
Risk free rate	0.24%
Expected dividend yield	0%

The following are the data and assumptions used as of the balance sheet date:

December 31, 2020
Common stock price	0.002
Expected volatility	227.88%
Expected term	4.68
Risk free rate	0.19%
Expected dividend yield	0%

C.	On June 26, 2020, the Company entered into a Securities Purchase Agreement (“SPA”) with Power Up Lending Group Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with an initial investment in the form of a convertible loan in the principal amount of $67 (the “Initial Investment”). The SPA contemplates additional financing of up to $925 in the aggregate, subject to the agreement of both parties. The funds are expected to be used to finance the Company’s working capital needs.

The convertible loan will bear interest at an annual rate of eight percent (8%) with a maturity date of June 25, 2021 (the “Maturity Date”). The loan will be convertible after six months into shares of the Company’s common stock at a conversion price equal to seventy-five percent (75%) of the average of the lowest trading price for the Company’s common stock during the twenty (20) trading day period prior to the conversion date. The Company agreed to an original issue discount of $9 and to reimburse the Investor for its costs in the amount of $3. Accordingly, the net proceeds to the Company from the Initial Investment amounted to $55.

The SPA and the convertible note contain events of default, including, among other things, failure to repay the loan amount by the Maturity Date, and bankruptcy and insolvency events, that could result in the acceleration of the Investor’s right to convert the loan amount into shares of common stock.

On December 28, 2020 and pursuant to the SPA, Power- Up exercised its option to convert the second Convertible Promissory Note principal in the amount of $38,100 into 36,286 shares of Common Stock of the Company.

On December 31, 2020 and pursuant to the SPA, Power- Up exercised its option to convert the second Convertible Promissory Note principal in the amount of $23,100 into 22,000 shares of Common Stock of the Company.

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – CONVERTIBLE NOTES (cont.)

The fair value of the convertible component was estimated by third party appraiser using the Monte Carlo Simulation Model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The following are the data and assumptions used as of the balance sheet date:

December 30, 2020
Common stock price	0.002
Expected volatility	274.38%
Expected term	0.48
Risk free rate	0.09%
Forfeiture rate	0%
Expected dividend yield	0%

The following table presents the changes in fair value of the level 3 liabilities for the year ended December 31, 2019 and as of December 31, 2020:

	Warrants	Convertible component
	(U.S. dollars in thousands)
Outstanding at December 31, 2019	319	1,053
Fair value converted	(20)	(151)
Fair value of issued level 3 liability	8	127
Changes in fair value	(287)	(536)
Outstanding at December 31, 2020	20	493

D.	On August 22, 2018 the Company (through a related company) entered into a Secured Loan and Service Agreement with an affiliated entity of Moshe Zuk (hereunder “Zuk”) for the finance of the ongoing working capital of the Company, according to which Zuk granted the Company a loan in the amount of $200,000. The loan bears a monthly interest at a rate of 2% paid quarterly and calculated daily. The loan was guaranteed by the Company and by one of its shareholders.

In addition, Zuk granted the Company a credit line of up to $300,000 per year. The credit line shall bear a monthly interest of 1.5% of the utilized credit line. As of the date of this financial statements, the Company has not utilized such line of credit.

In addition, the Company issued Zuk 395,500 shares of common stock of the Company representing 7% of the issued and outstanding shares of the Company on a fully diluted basis, and warrants to purchase 169,500 shares of common stock of the Company representing 3% of the issued and outstanding shares of the Company on a fully diluted basis, against payment of $50,000. The Company estimated the fair value of such shares and warrants at a total of $334,000 of which $215,000 and $119,000 were recorded for interest expenses for the years ended December 31, 2019 and 2018, respectively.

On December 31, 2018, the balance of the Zuk loan, net of the unamortized portion of the Zuk shares and options, amounted to $7,000 and was presented in Other Current Assets.

E.	On March 24, 2019, the Company entered into a Convertible Loan Agreement with Moshe Zuk (the “Lender”). Under the agreement, the Lender provided the Company with a loan in the amount of fifty thousand dollars ($50,000). The Company undertook to repay the loan principal, plus annual interest of 12%, within one year. The Lender may convert the loan plus interest into shares of the Company’s common stock at a price per share based on the lower of (a) a discount of twenty percent (20%) to the valuation of the Company at the Company’s first financing round, or (b) a one million-dollar ($1,000,000) valuation.

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – STOCKHOLDERS’ EQUITY

Common Stock

On November 12, 2019, the Company completed its merger with the Samsara Delaware in accordance with the terms of the Merger Agreement and Plan of Merger, dated as of May 10, 2019 by and among the Company, Samsara Delaware, and Avraham Bengio, pursuant to which Samsara Delaware merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Following the completion of the Merger, the Company filed (1) Articles of Merger with the Secretary of State of the State of Nevada in which the Company amended its Articles of Incorporation to change the Company’s name to “Samsara Luggage, Inc.” effective as of November 12, 2019; and (2) a Certificate of Amendment with the Secretary of State of the State of Nevada in which the Company increased the number of authorized shares of common stock of the Company from 2,000,000,000 shares of common stock to 5,000,000,000 shares of common stock effective as of November 12, 2019.

On October 5, 2020 the Board of Directors of the Company has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”), have executed a written consent in lieu of a special meeting approving to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000,000 to 7,500,000,000 (the “Authorized Capital Increase”).

Common Stock Activity During the Years Ended December 31, 2020

At the effective time of the Merger, each share of common stock of Samsara, $0.0001 par value, was converted into the right to receive 0.065 shares of the Company’s common stock, such that the shareholders of Samsara Delaware were issued new shares of the Company representing approximately 80% of the issued and outstanding shares of the Company’s common stock following the completion of the Merger. The exchange rate was determined through arms’-length negotiations between the Company and Samsara Delaware. Immediately after the Merger, assuming the issuance of all of the merger consideration, there were approximately3,236,851,080 shares of Common Stock outstanding, of which (i) the former stockholders of Samsara Delaware owned 2,589,506,080 shares, representing approximately 80% of the outstanding shares of Common Stock; and (ii) the Company’s stockholders immediately prior to the Merger own 92,478 shares, representing approximately 20% of the outstanding shares of Common Stock.

On November 12, 2019, the Company issued 32,738 shares of its Common Stock in gross consideration of $500,000 pursuant to a serios securities purchase agreements from April 2019.

On December 9, 2019, and pursuant to the YAII Convertible Promissory Note, YAII exercised its option to convert the first Convertible Promissory Note in the amount of $210,000 into 9,988 shares of Common Stock of the Company.

On July 23, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal amount and unpaid interest of $72,000 and the accrued interest into 12,979 shares of Common Stock of the Company.

On August 5, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal amount of $75,000 into 21,644 shares of Common Stock of the Company.

On August 13, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal amount of $75,000 into 21,552 shares of Common Stock of the Company.

On October 12, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $50,000 and the accrued interest in the amount of $1,671 into 18,454 shares of Common Stock of the Company.

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – STOCKHOLDERS’ EQUITY (cont.)

On November 2, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $50,000 and the accrued interest in the amount of $288 into 23,947 shares of Common Stock of the Company.

On November 13, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $200,000 and the accrued interest in the amount of $23,000 into 28,572 shares of Common Stock of the Company.

On November 16, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $10,000 and the accrued interest in the amount of $30,323 into 28,802 shares of Common Stock of the Company.

On November 19, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $45,000 and the accrued interest in the amount of $159 into 32,256 shares of Common Stock of the Company.

On December 17, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $45,000 and the accrued interest in the amount of $4,104 into 35,074 shares of Common Stock of the Company

On December 28, 2020 and pursuant to the SPA, Power- Up exercised its option to convert the second Convertible Promissory Note principal in the amount of $38,100 into 36,286 shares of Common Stock of the Company.

On December 31, 2020 and pursuant to the SPA, Power- Up exercised its option to convert the second Convertible Promissory Note principal in the amount of $23,100 into 22,000 shares of Common Stock of the Company.

NOTE 5 – GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31,	Year ended December 31,
	2020	2019
	(U.S. dollars in thousands)
Professional fees	193	359
Share based compensation	687	883
Management fees	100	100
Other expenses	106	83
	1,086	1,425

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 6 – INCOME TAXES

On December 22, 2017, the U.S. enacted new tax reform legislation which reduced the corporate tax rate to 21% effective for tax year beginning January 1, 2018. Under ASC 740, the effects of new tax legislation are recognized in the period which includes the enactment date. As a result, the deferred tax assets and liabilities existing on the enactment date must be revalued to reflect the rate at which these deferred balances will reverse. The corresponding adjustment would generally affect the Income Tax Expense (Benefit) shown on the financial statements. However, since the company has a full valuation allowance applied against all of its deferred tax asset, there is no impact to the Income Tax Expense for the year ending December 31, 2020.

IRC Section 382 potentially limits the utilization of NOLs and tax credits when there is a greater than 50% change of ownership. The Company has not performed an analysis under IRC 382 related to changes in ownership, which could place certain limits on the company’s ability to fully utilize its NOLs and tax credits. The Company’s has added a note to its financial statements to disclose that there may be some limitations and that an analysis has not been performed. In the interim, the Company has placed a full valuation allowance on its NOLs and other deferred tax items.

We recognized income tax benefits of $0 during the years ended December 31, 2020 and 2019. When it is more likely than not that a tax asset will not be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period. Effective December 22, 2017 a new tax bill was signed into law that reduced the federal income tax rate for corporations from 35% to 21%.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 2020 or 2019 applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns for the Company remain open.

Reconciliation between the theoretical tax expense, assuming all income is taxed at the statutory tax rate applicable to income of the Company and the actual tax expense as reported in the Statement of Operations, is as follows:

	Year ended December 31,
	2020	2019
	(U.S. dollars in thousands)
Loss before taxes, as reported in the statements of operations	$1,140	$3,142
Federal and State statutory rate	21%	21%
Theoretical tax benefit on the above amount at federal statutory tax rate	239	660
Share-based compensation	(144)	(247)
Losses and other items for which a valuation allowance Was provided or benefit from loss carry forward	(95)	(413)
Actual tax income (expense)	-	-

	2020	2019
	U.S. dollars in thousands
Deferred tax assets:
Net operating loss carry-forward	$651	$499
Valuation allowance	(651)	(499)
	$	$-

SAMSARA LUGGAGE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 6 – INCOME TAXES (cont.)

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. Management has determined, based on its recurring net losses, lack of a commercially viable product and limitations under current tax rules, that a full valuation allowance is appropriate.

U.S. dollars in thousands
Valuation allowance, December 31, 2019	$499
Increase	152
Valuation allowance, December 31, 2020	$651

The net federal operating loss carry forward will begin expire in 2039. This carry forward may be limited upon the consummation of a business combination under IRC Section 382.

NOTE 7 – RELATED PARTY TRANSACTIONS

Related Parties Payable

	December 31, 2020	December 31, 2019
	(U.S. dollars in thousands)
Related Parties Payable due to management fee	126	105

General and Administrative Expenses

	For the Year Ended December 31,
	2020	2019
	(U.S. dollars in thousands)
Management Fee	100	100

NOTE 8 – SUBSEQUENT EVENTS

On January 11, 2021 and pursuant to the SPA, Power-up exercised its option to convert the Convertible Promissory Note principal in the amount of $6 and the accrued interest in the amount of $2 into 7,448 shares of Common Stock of the Company.

SAMSARA LUGGAGE, INC.
INDEX TO FINANCIAL STATEMENTS

SAMSARA LUGGAGE, INC.

CONDENSED BALANCE SHEETS

(U.S. dollars in thousands except share and per share data)

	March 31, 2021	December 31, 2020
	Unaudited	Audited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	8	54
Accounts Receivables	4	4
Inventory	135	153
Other current assets		-
Total current assets	147	211

Property and Equipment, net	4	4
Total assets	151	215

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Trade payable	143	125
Accrued Expense	95	74
Related party payables	151	126
Convertible notes and short-term loans (Note 3)	326	289
Fair Value of convertible component in convertible loan, net of discounts and debt issue costs (Note 3)	484	493
Fair value of warrants issued in convertible loan (Note 3)	32	20
Total current liabilities	1,231	1,127

TOTAL LIABILITIES	1,231	1,127

STOCKHOLDERS’ DEFICIT
Common stock subscribed
Common stock, authorized 7,500,000,000 shares, $0.0001 par value; 859,395 issued and outstanding as of March 31, 2021 and 786,700 issued and outstanding as of December 31, 2020.	86	78
Additional paid in capital	6,685	6,385
Services receivable	(840)	(999)
Accumulated deficit	(7,011)	(6,376)
Total stockholders’ deficit	(1,080)	(912)

Total liabilities and stockholders’ deficit	151	215

The accompanying notes are an integral part of these unaudited condensed financial statements

SAMSARA LUGGAGE, INC.

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

(U.S. dollars in thousands except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenues from sales of products	75	21

Cost of sales of products	37	(14)

GROSS PROFIT	38	7

OPERATING EXPENSES
Research and development expenses	-	35
Selling and marketing expenses	61	82
General and administrative	265	247
TOTAL OPERATING EXPENSES	326	364

OPERATING LOSS	(288)	(357)

FINANCING INCOME (EXPENSES)
Interest and amortization of issuance cost on note and short-term loan	(28)	(33)
Income (expenses) in respect of warrants issued and convertible component in convertible loan, net interest expenses	(319)	552
TOTAL FINANCING INCOME (EXPENSES)	(347)	519

NET INCOME (LOSS)	(635)	162

Net loss per basic and diluted share	(0.76)	0.32

Weighted average number of basic and diluted common shares outstanding	841,003	505,134

The accompanying notes are an integral part of these unaudited condensed financial statements

SAMSARA LUGGAGE, INC.

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

(U.S. dollars in thousands)

	Three Months Ended March 31,
	2021	2020
Cash Flows from Operating Activities:
Net Income (loss)	(635)	162
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of services receivable	159	161
Interest on convertible note and short-term loan and amortization of issuance cost	30	33
Expenses in respect of warrants issued and convertible component in convertible loan, net interest expenses	319	(552)
Depreciation and amortization expense	-	1
Changes in Operating Assets and Liabilities:
Inventory	18	(22)
Other current assets	-	7
Related parties, net	25	-
Accounts payable	38	-
Other Accounts payable	-	(15)
Net Cash Used by Operating Activities	(46)	(120)

Cash Flows from Financing Activities:
Proceeds from loans payable	-	50
Net Cash Provided by Financing Activities	-	50

Net Decrease in Cash	(46)	(70)
Cash at Beginning of Period	54	129
Cash at End of Period	8	59

Supplemental disclosure of non-cash financing activities
Cash paid for interest	-	-

Common stock issued for conversion of convertible note and accrued interest	121	-

Common stock issued against accounts payables	20	-

The accompanying notes are an integral part of these unaudited condensed financial statements

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

NOTE 1 – GENERAL

A.	Samsara Luggage, Inc. (the “Company”)

The Company was incorporated on May 7, 2007 under the name, “Darkstar Ventures, Inc.” under the laws of the State of Nevada. The Company is a global smart luggage and smart travel brand. Samsara Luggage unveiled its Next Generation smart carry-on at the 2020 Consumer Electronics Show (CES). The Next Generation is the first to market a Wi-Fi Hotspot technology for travelers to access a secured network globally. Samsara Luggage also launched Essentials by Samsara, a safety kit providing commuters with a new layer of safety with protective items like facemasks, hand sanitizer, disposable gloves and alcohol wipes. These kits are sold individually and gifted to customers with purchase of the Carry-on Aluminum suitcase or Smart Weekender bag. During the last quarter of 2020, Samsara launched Sarah & Sam Fashion and Lifestyle Collection. Sarah& Sam is a part of Samsara Direct business model prompted by the travel limitations due to the coronavirus pandemic, leveraging the company’s established digital assets and manufacturing and fulfillment supply chain capabilities to offer additional consumer products that respond to the changing needs of the market.

B.	Merger Transaction

On November 12, 2019, the Company completed its merger with the Delaware corporation that was previously known as “Samsara Luggage, Inc.” (“Samsara Delaware”) in accordance with the terms of the Merger Agreement and Plan of Merger, dated as of May 10, 2019, (the “Merger Agreement”) by and among the Company, Samsara Delaware, and Avraham Bengio, pursuant to which Samsara Delaware merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Following the completion of the Merger, the business of the Company going forward became the business of Samsara Delaware prior to the Merger, namely, designing, manufacturing, and selling high quality luggage products to meet the evolving needs of frequent travelers and also seeking to present new technologies within the aluminum luggage industry, including an aluminum “smart” suitcase.

The Common Stock listed on the OTC Pink Marketplace, previously trading through the close of business on November 11, 2019 under the ticker symbol “DAVC,” commenced trading on the OTC Pink Marketplace under the ticker symbol “SAML” on November 12, 2019. The Common Stock has a new CUSIP number, 79589J101. On August 24, 2021, the Company’s Common Stock began listing on the OTCQB.

On October 5, 2020 the Board of Directors of the Company has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”), have executed a written consent in lieu of a special meeting approving to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000,000 to 7,500,000,000 (the “Authorized Capital Increase”).

C.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2021, the Company had approximately $8 in cash and cash equivalents, approximately $1,084 in deficit of working capital, a stockholders’ deficiency of approximately $1,080 and an accumulated deficit of approximately $7,011. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Company’s ability to continue as a going concern is dependent upon raising capital from financing transactions and revenue from operations. Management anticipates their business will require substantial additional investments that have not yet been secured. Management is continuing in the process of fund raising in the private equity and capital markets as the Company will need to finance future activities. These financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

D.	REVERSE SPLIT

On March 22, 2021, the Company completed a reverse stock split of its common stock. As a result of the reverse stock split, the following changes have occurred (i) every seven thousand shares of common stock have been combined into one share of common stock; (ii) the number of shares of common stock underlying each common stock option or common stock warrant have been proportionately decreased on a 7,000-for-1 basis, and the exercise price of each such outstanding stock option and common warrant has been proportionately increased on a 7,000 -for-1 basis. Accordingly, all option numbers, share numbers, warrant numbers, share prices, warrant prices, exercise prices and losses per share have been adjusted within these consolidated financial statements, on a retroactive basis, to reflect this 7,000 -for-1 reverse stock split.

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Unaudited Interim Financial Statements

The accompanying unaudited financial statements include the accounts of the Company, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and with the instructions to Form 10-Q and Article 10 of U.S. Securities and Exchange Commission Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the financial statements presented herein have not been audited by an independent registered public accounting firm but include all material adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the financial condition, results of operations and cash flows for the for three-months ended March 31, 2021. However, these results are not necessarily indicative of results for any other interim period or for the year ended December 31, 2021. The preparation of financial statements in conformity with GAAP requires the Company to make certain estimates and assumptions for the reporting periods covered by the financial statements. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.

Certain information and footnote disclosures normally included in financial statements in accordance with generally accepted accounting principles have been omitted pursuant to the rules of the U.S. Securities and Exchange Commission (“SEC”). The accompanying unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 30, 2021 (the “Annual Report”). For further information, reference is made to the financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. Estimates are used when accounting for Warrants and Convertible Note and Going Concern.

Derivative and Fair Value of Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments and measurement of their fair value for accounting purposes. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt under ASC 470, the Company will continue its evaluation process of these instruments as derivative financial instruments under ASC 815.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives.

Fair value of certain of the Company’s financial instruments including cash, accounts receivable, accounts payable, accrued expenses, notes payables, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements.

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows:

	Balance as of March 31, 2021
	Level 1	Level 2	Level 3	Total
	(U.S. dollars in thousands)
Liabilities:
Fair Value of convertible component in convertible loan, net of discounts and debt issue costs	-	-	484	484
Fair value of warrants issued in convertible loan	-	-	32	32
Total liabilities	-	-	516	516

	Balance as of December 31, 2020
	Level 1	Level 2	Level 3	Total
	(U.S. dollars in thousands)
Liabilities:
Fair Value of convertible component in convertible loan, net of discounts and debt issue costs	-	-	493	493
Fair value of warrants issued in convertible loan	-	-	20	20
Total liabilities	-	-	513	513

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

Recently Issued Accounting Standards

In June 2016, the FASB issued an ASU that supersedes the existing impairment model for most financial assets to a current expected credit loss model. The new guidance requires an entity to recognize an impairment allowance equal to its current estimate of all contractual cash flows the entity does not expect to collect. The Company adopted this guidance effective January 1, 2020, with no material impact on its consolidated financial statements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments. This guidance replaces the current incurred loss impairment methodology. Under the new guidance, on initial recognition and at each reporting period, an entity is required to recognize an allowance that reflects its current estimate of credit losses expected to be incurred over the life of the financial instrument based on historical experience, current conditions and reasonable and supportable forecasts.

The guidance became effective on January 1, 2020, including interim periods within that year and requires a modified retrospective transition approach through a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption. Under the modified retrospective method of adoption, prior year reported results are not restated. The Company has performed its analysis of the impact on its financial instruments that are within the scope of this guidance and has concluded that there was no material impact to its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure

Framework — Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU No. 2018-13”) as part of the FASB’s broader disclosure framework project. ASU No. 2018-13 removes, modifies and adds certain disclosures, providing greater focus on requirements that clearly communicate the most important information to the users of the financial statements with respect to fair value measurements. The adoption of ASU No. 2018-13 as of January 1, 2020 did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this ASU simplify the accounting for income taxes, eliminates certain exceptions to the general principles in Topic 740 and clarifies certain aspects of the current guidance to improve consistent application among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021 and interim periods within annual periods beginning after December 15, 2022, though early adoption is permitted, including adoption in any interim period for which financial statements have not yet been issued. This standard is not expected to have a material impact to the Company’s consolidated financial statements after evaluation.

In August 2020, the FASB issued ASU No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective for public companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact that the adoption of ASU 2020-06 will have on the Company’s consolidated financial statement presentation or disclosures.

Other new pronouncements issued but not effective as of March 31, 2021 are not expected to have a material impact on the Company’s consolidated financial statements.

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

NOTE 3 – CONVERTIBLE NOTES

A.	On June 5, 2019, the Company entered into a Securities Purchase Agreement (“SPA”) with YAII PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with a convertible loan in the aggregate amount of $1,100,000 in three tranches, and the Company agreed to issue convertible debentures and a warrant to the Investor.

The first tranche of the convertible debentures in the amount of $200,000 was provided upon execution of the SPA. The second tranche in the amount of $300,000 was provided on October 23, 2019 upon the Company filing of a Registration Statement on Form S-4 in connection with the Merger with Samsara Delaware. The third tranche in the amount of $600,000 was provided on November 18, 2019 upon consummation of the Merger with Samsara Delaware and the fulfillment of all conditions required for the Merger. The Company incurred issuance cost of $100,000 with connection to those convertible debentures.

Each tranche of the loan will bear interest at an annual rate of ten percent (10%). The principal amount together with the accrued and unpaid interest will be repayable after two years. Each tranche of the loan together with the accrued and unpaid interest (or any portion at the discretion of the Investor) will be convertible at any time six months following the issuance date, into shares of Company’s common stock at a conversion price equal to the lower of $0.003 per share or 80% of the lowest volume-weighted average price (VWAP) of Company’s share during the period of 10 days preceding the conversion date.

On December 9, 2019 and pursuant to the SPA, YAII exercised its option to convert the first Convertible Promissory Note principal amount of $200,000 and the accrued interest into 9,988 shares of Common Stock of the Company.

On July 24, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal amount of $50,000 and the accrued interest in the amount of $22,684 into 12,979 shares of Common Stock of the Company.

On August 5, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal amount of $75,000 and the accrued interest in the amount of $753 into 21,644 shares of Common Stock of the Company.

On August 13, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal amount of $75,000 and the accrued interest in the amount of $481 into 21,522 shares of Common Stock of the Company.

On October 12, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $50,000 and the accrued interest in the amount of $1,671 into 18,454 shares of Common Stock of the Company.

On November 2, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $50,000 and the accrued interest in the amount of $288 into 23,947 shares of Common Stock of the Company.

On November 16, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $10,000 and the accrued interest in the amount of $30,323 into 28,802 shares of Common Stock of the Company.

On November 19, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $45,000 and the accrued interest in the amount of $159 into 32,256 shares of Common Stock of the Company.

On December 17, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $45,000 and the accrued interest in the amount of $4,104 into 35,074 shares of Common Stock of the Company.

On January 14, 2021 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $50,000 and the accrued interest in the amount of $3,625 into 38,303 shares of Common Stock of the Company.

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

On February 11, 2021 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $55,000 and the accrued interest in the amount of $3,496 into 16,713 shares of Common Stock of the Company.

In accordance with ASC 815-15-25 the conversion feature was considered embedded derivative instruments, and is to be recorded at their fair value as its fair value can be separated from the convertible loan and its conversion is independent of the underlying note value. The Company recorded finance expenses in respect of the convertible component in the convertible loan in the excess amount of the convertible component fair value over the face loan amount. The conversion liability is then marked to market each reporting period with the resulting gains or losses shown in the statements of operations.

The fair value of the convertible component was estimated by third party appraiser using the Monte Carlo Simulation Model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The following are the data and assumptions used as of the balance sheet dates:

March 31, 2021
Common stock price	2.20
Expected volatility	349.98%
Expected term	0.18
Risk free rate	0.01%
Forfeiture rate	0%
Expected dividend yield	0%
Fair Market Value of Convertible component	$308

December 31, 2020
Common stock price	1.40
Expected volatility	227.88%
Expected term	0.43
Risk free rate	0.19%
Forfeiture rate	0%
Expected dividend yield	0%
Fair Market Value of Convertible component	$330

In addition, the Company issued to the Investor a warrant to purchase 13,095 shares of common stock, at an exercise price equal to $21.00. The warrants may be exercised within 5 years from the issuance date by cash payment or through cashless exercise by the surrender of warrants shares having a value equal to the exercise price of the portion of the warrant being exercised.

The Company considered the provisions of ASC 815-40, “Derivatives and Hedging: Contracts in Entity’s Own Equity”, with respect to the detachable Warrants that were issued to the Convertible loan, and determined that as a result of the “cashless exercise” and variable exercise price that would adjust the number of Warrants and the exercise price of the Warrants based on the price at which the Company subsequently issues shares or other equity-linked financial instruments, such Warrants cannot be considered as indexed to the Company’s own stock. Accordingly, the Warrants were recognized as derivative liability at their fair value on initial recognition. In subsequent periods, the Warrants were marked to market with the changes in fair value recognized as financing expense or income in the consolidated statement of operations.

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

The warrants were estimated by third party appraiser using the Black-Scholes option-pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The following are the data and assumptions used as of the balance sheet dates:

March 31, 2021
Common stock price	2.20
Expected volatility	251.36%
Expected term	3.18 years
Risk free rate	0.4%
Expected dividend yield	0%
Fair Market Value of Warrants	$27

December 31, 2020
Common stock price	1.40
Expected volatility	227.88%
Expected term	3.43 years
Risk free rate	0.19%
Expected dividend yield	0%
Fair Market Value of Warrants	$16

B.	On September 3, 2020, Samsara Luggage, Inc. (the “Company”) entered into a second Securities Purchase Agreement (“SPA”) with the “Investor, pursuant to which the Investor will invest an aggregate amount of $220 in two tranches, and the Company will issue convertible debentures and warrants to the Investor. The first tranche of the convertible debentures in the amount of $150 was provided upon execution of the SPA. The second tranche in the amount of $70 was provided on October 7, 2020. Each tranche of the loan bears interest at an annual rate of ten percent (10%). Each tranche of the investment bears interest at an annual rate of ten percent (10%) and will be repayable after two years. Each tranche of the investment will be convertible at any time into shares of the Company’s Common Stock at a conversion price equal to the lower of (a) $0.003 per share, or (b) 80% of the lowest the daily dollar volume-weighted average price for the Company’s Common Stock during the 10 trading days immediately preceding the conversion date. As part of the transaction, the Company will issue to the Investor warrants to purchase an aggregate of 2,619 shares of Common Stock, at an exercise price equal to $0.003. The term of each warrant is five years from the issue date. Each warrant may be exercised by cash payment or through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrant being exercised. The Company has undertaken to increase its authorized shares of Common Stock to at least 7,000,000,000 within 90 days of the closing. The SPA and the convertible debentures contain events of default, including, among other things, failure to repay the convertible debentures by the maturity date, and bankruptcy and insolvency events, that could result in the acceleration of the Investor’s right to convert the convertible debentures into shares of common stock.

In accordance with ASC 815-15-25 the conversion feature was considered embedded derivative instruments, and is to be recorded at their fair value as its fair value can be separated from the convertible loan and its conversion is independent of the underlying note value. The Company recorded finance expenses in respect of the convertible component in the convertible loan in the excess amount of the convertible component fair value over the face loan amount. The conversion liability is then marked to market each reporting period with the resulting gains or losses shown in the statements of operations.

The fair value of the convertible component was estimated by third party appraiser using the Monte Carlo Simulation Model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet dates:

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

The following are the data and assumptions used as of the balance sheet date:

March 31, 2021
Common stock price	2.20
Expected volatility	251.36%
Expected term	1.42
Risk free rate	0.12%
Forfeiture rate	0%
Expected dividend yield	0%
Fair Market Value of Convertible component	$176

December 31, 2020
Common stock price	1.39
Expected volatility	227.38%
Expected term	1.67
Risk free rate	0.12%
Forfeiture rate	0%
Expected dividend yield	0%
Fair Market Value of Convertible component	$157

In addition, the Company issued to the Investor a warrant to purchase 2,619 shares of common stock, at an exercise price equal to $21.00. The warrants may be exercised within 5 years from the issuance date by cash payment or through cashless exercise by the surrender of warrants shares having a value equal to the exercise price of the portion of the warrant being exercised.

The Company considered the provisions of ASC 815-40, “Derivatives and Hedging: Contracts in Entity’s Own Equity”, with respect to the detachable Warrants that were issued to the Convertible loan, and determined that as a result of the “cashless exercise” and variable exercise price that would adjust the number of Warrants and the exercise price of the Warrants based on the price at which the Company subsequently issues shares or other equity-linked financial instruments, such Warrants cannot be considered as indexed to the Company’s own stock. Accordingly, the Warrants were recognized as derivative liability at their fair value on initial recognition. In subsequent periods, the Warrants were marked to market with the changes in fair value recognized as financing expense or income in the consolidated statement of operations.

The warrants were estimated by third party appraiser using the Black-Scholes option-pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet dates:

The following are the data and assumptions used as of the balance sheet dates:

March 31, 2021
Common stock price	2.20
Expected volatility	251.36%
Expected term	4.43
Risk free rate	0.19%
Expected dividend yield	0%
Fair Market Value of Warrants	$5

December 31, 2020
Common stock price	1.39
Expected volatility	227.88%
Expected term	4.68
Risk free rate	0.19%
Expected dividend yield	0%
Fair Market Value of Warrants	$4

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

C.	On June 26, 2020, the Company entered into a Securities Purchase Agreement (“SPA”) with Power Up Lending Group Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with an initial investment in the form of a convertible loan in the principal amount of $67 (the “Initial Investment”). The SPA contemplates additional financing of up to $925 in the aggregate, subject to the agreement of both parties. The funds are expected to be used to finance the Company’s working capital needs.

The convertible loan will bear interest at an annual rate of eight percent (8%) with a maturity date of June 25, 2021 (the “Maturity Date”). The loan will be convertible after six months into shares of the Company’s common stock at a conversion price equal to seventy-five percent (75%) of the average of the lowest trading price for the Company’s common stock during the twenty (20) trading day period prior to the conversion date. The Company agreed to an original issue discount of $9 and to reimburse the Investor for its costs in the amount of $3. Accordingly, the net proceeds to the Company from the Initial Investment amounted to $55.

The SPA and the convertible note contain events of default, including, among other things, failure to repay the loan amount by the Maturity Date, and bankruptcy and insolvency events, that could result in the acceleration of the Investor’s right to convert the loan amount into shares of common stock.

On December 28, 2020 and pursuant to the SPA, Power- Up exercised its option to convert the second Convertible Promissory Note principal in the amount of $38,100 into 36,286 shares of Common Stock of the Company.

On December 31, 2020 and pursuant to the SPA, Power- Up exercised its option to convert the second Convertible Promissory Note principal in the amount of $23,100 into 22,000 shares of Common Stock of the Company.

On January 11, 2021 and pursuant to the SPA, Power-up exercised its option to convert the Convertible Promissory Note principal in the amount of $ 7 and the accrued interest in the amount of $ 1 into 7,448 shares of Common Stock of the Company.

The following table presents the changes in fair value of the level 3 liabilities for the period ended March 31, 2021:

	Warrants	Convertible component
	(U.S. dollars in thousands)
Outstanding at December 31, 2020	20	493
Fair value converted	-	(149)
Fair value of issued level 3 liability	-	-
Changes in fair value	12	140
Outstanding at December 31, 2021	32	484

D.	On August 22, 2018 the Company (through a related company) entered into a Secured Loan and Service Agreement with an affiliated entity of Moshe Zuk (hereunder “Zuk”) for the finance of the ongoing working capital of the Company, according to which Zuk granted the Company a loan in the amount of $200,000. The loan bears a monthly interest at a rate of 2% paid quarterly and calculated daily. The loan was guaranteed by the Company and by one of its shareholders. In addition, Zuk granted the Company a credit line of up to $300,000 per year. The credit line shall bear a monthly interest of 1.5% of the utilized credit line. As of the date of these financial statements, the Company has not utilized such line of credit.

E.	On March 24, 2019, the Company entered into a Convertible Loan Agreement with Moshe Zuk (the “Lender”). Under the agreement, the Lender provided the Company with a loan in the amount of fifty thousand dollars ($50,000). The Company undertook to repay the loan principal, plus annual interest of 12%, within one year. The Lender may convert the loan plus interest into shares of the Company’s common stock at a price per share based on the lower of (a) a discount of twenty percent (20%) to the valuation of the Company at the Company’s first financing round, or (b) a one million-dollar ($1,000,000) valuation.

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

NOTE 4 – RELATED PARTY TRANSACTIONS

Related party balances at March 31, 2021 and December 31, 2020 consisted of the following:

Related Parties Payable

	March 31, 2021	December 31, 2020
	(U.S. dollars in thousands)
Related Parties Payable due to management fee	151	126

General and Administrative Expenses

	For the Period Ended March 31,
	2021	2020
	(U.S. dollars in thousands)
Management Fee	25	25

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

NOTE 5 – STOCKHOLDERS’ EQUITY

Common Stock

The following summarizes the Common Stock activity for the three months ended March 31, 2021:

Summary of common stock activity for the three months ended March 31, 2021	Outstanding shares
Balance, December 31, 2020	786,700
Shares issued due to conversion of Notes.	62,464
Shares issued for services	7,383
Roundup shares due to reverse split.	2,849
Balance, March 31, 2021	859,395

On January 14, 2021 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $50,000 and the accrued interest in the amount of $3,625 into 38,303 shares of Common Stock of the Company. The fair market value of the shares was $64.

On January 21, 2021, the Company issued 7,383 shares of its Common Stock pursuant to a service Agreement between the Company and a service provider. The fair market value of the shares was $20.

On February 11, 2021 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $55,000 and the accrued interest in the amount of $3,496 into 16,713 shares of Common Stock of the Company. The fair market value of the shares was $216.

On March 22, 2021, the Company completed a reverse stock split of its common stock. As a result of the reverse stock split, the following changes have occurred (i) every seven thousand shares of common stock have been combined into one share of common stock; (ii) the number of shares of common stock underlying each common stock option or common stock warrant have been proportionately decreased on a 7,000-for-1 basis, and the exercise price of each such outstanding stock option and common warrant has been proportionately increased on a 7,000-for-1 basis. Accordingly, all option numbers, share numbers, warrant numbers, share prices, warrant prices, exercise prices and losses per share have been adjusted within these consolidated financial statements, on a retroactive basis, to reflect this 7,000-for-1 reverse stock split.

On March 23, 2021, the Company issued 2,849 shares of its Common Stock due to a reverse split rounding up differences.

SAMSARA LUGGAGE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(Amounts in U.S. dollar thousands, except share and per share data)

NOTE 6 – SUBSEQUENT EVENTS

On April 6, 2021, the Company entered into a Securities Purchase Agreement (“SPA”) with YAII PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with a convertible loan in the aggregate amount of $150, and the Company agreed to issue convertible debentures and a warrant to the Investor. The loan will bear interest at an annual rate of ten percent (10%) and will be repayable after two years. The investment will be convertible at any time into shares of the Company’s Common Stock at a conversion price equal to the lower of (a) $3.46, or (b) 80% of the lowest the daily dollar volume-weighted average price for the Company’s Common Stock during the 10 trading days immediately preceding the conversion date. As part of the transaction, the Company issued to the Investor warrants to purchase an aggregate of 10,838 shares of Common Stock, at an exercise price equal to $3.46. The term of each warrant is five years from the issue date. Each warrant may be exercised by cash payment or through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrant being exercised.

PROSPECTUS

Samsara Luggage, Inc.

361,596 Shares of Common Stock

[[♦] [♦], 2021]

Until [[♦], 2021] (the 90th day after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the offered securities in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below itemizes the expenses payable by the registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee	$117.56
Legal Fees and Expenses	$45,000
Accountants’ Fees and Expenses	$5,000
Transfer agent and registrar’s fees and expenses	$8,350
Miscellaneous Expenses	$8,500
Total	$66,967.56

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified under Nevada law. Our Amended and Restated Articles of Incorporation and our Bylaws are silent as to director and officer indemnification other than to allow such indemnification to the greatest extent permitted by Nevada law.

Section 78.138 of the Nevada Revised Statutes provides that a director or officer will not be personally liable to the corporation and its stockholders unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law. The provisions of the Nevada Revised Statutes with respect to limiting personal liability for directors and officers are self-executing and, to the extent the provisions of our Amended and Restated Articles of Incorporation and Bylaws would be deemed to be inconsistent therewith, the provisions of the Nevada Revised Statutes will control.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

ITEM 15.	SALES OF UNREGISTERED SECURITIES IN PAST THREE YEARS.

Since January 1, 2018, the registrant made the following issuances of its unregistered securities as described below. All share amounts have been retroactively adjusted to give effect to the reverse stock split of 7000-for-1 of the registrant’s Common Stock effected on March 22, 2021.

(1)	On April 6, 2021, the Company entered into a Securities Purchase Agreement (“SPA”) with YAII PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with a convertible loan in the aggregate amount of $150,000, and the Company agreed to issue convertible debentures and a warrant to the Investor. As part of the transaction, the Company issued to the Investor warrants to purchase an aggregate of 10,838 shares of Common Stock, at an exercise price equal to $3.46. On April 19, 2021, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $40,000 and the accrued interest in the amount of $7,067 into 40,861 shares of Common Stock of the Company.

(2)	On September 3, 2020, the Company entered into a second Securities Purchase Agreement (“SPA”) with the Investor, pursuant to which the Investor invested an aggregate amount of $220,000 in two tranches, and the Company issued convertible debentures and warrants to the Investor. As part of the transaction, the Company issued to the Investor warrants to purchase an aggregate of 2,619 shares of Common Stock, at an exercise price equal to $0.003. The term of each warrant is five years from the issue date.

(3)	On June 26, 2020, the Company entered into a Securities Purchase Agreement (“Power Up SPA”) with Power Up Lending Group Ltd. (“Power Up”), pursuant to which Power Up agreed to provide the Company with an initial investment in the form of a convertible loan in the principal amount of $67,000. On December 28, 2020 and pursuant to the SPA, Power- Up exercised its option to convert the convertible note principal in the amount of $38,100 into 36,286 shares of Common Stock of the Company. On December 31, 2020, Power- Up exercised its option to convert the convertible note principal in the amount of $23,100 into 22,000 shares of Common Stock of the Company. On January 11, 2021, Power-up exercised its option to convert the convertible note principal in the amount of $ 7,000 into 7,448 shares of Common Stock of the Company.

(4)	On July 30, 2019, pursuant to the License Agreement with the Sterling/Winters Company, a California corporation, doing business as Meharey MIVI LLC (“Licensor”), we granted the Licensor warrants to purchase 161,842,544 shares of our Common Stock, at an exercise price of $0.01 per share, exercisable during a period of three (3) years from July 30, 2019. We issued the warrants under the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933. We expect that any issuance of shares of Common Stock pursuant to the terms of the warrants will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

(5)	On June 5, 2019, the Company entered into a Securities Purchase Agreement (“SPA”) with the Investor, pursuant to which the Investor agreed to provide the Company with a convertible loan in the aggregate amount of $1,100,000 in three tranches, and the Company agreed to issue convertible debentures and a warrant to the Investor. On December 9, 2019 and pursuant to the SPA, YAII exercised its option to convert the first Convertible Promissory Note principal amount of $200,000 and the accrued interest into 9,988 shares of Common Stock of the Company. On July 24, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal amount of $50,000 and the accrued interest in the amount of $22,684 into 12,979 shares of Common Stock of the Company. On August 5, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal amount of $75,000 and the accrued interest in the amount of $753 into 21,644 shares of Common Stock of the Company. On August 13, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal amount of $75,000 and the accrued interest in the amount of $481 into 21,522 shares of Common Stock of the Company. On October 12, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $50,000 and the accrued interest in the amount of $1,671 into 18,454 shares of Common Stock of the Company. On November 2, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $50,000 and the accrued interest in the amount of $288 into 23,947 shares of Common Stock of the Company. On November 16, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $10,000 and the accrued interest in the amount of $30,323 into 28,802 shares of Common Stock of the Company. On November 19, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $45,000 and the accrued interest in the amount of $159 into 32,256 shares of Common Stock of the Company. On December 17, 2020 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $45,000 and the accrued interest in the amount of $4,104 into 35,074 shares of Common Stock of the Company. On January 14, 2021 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $50,000 and the accrued interest in the amount of $3,625 into 38,303 shares of Common Stock of the Company. On February 11, 2021 and pursuant to the SPA, YAII exercised its option to convert the second Convertible Promissory Note principal in the amount of $55,000 and the accrued interest in the amount of $3,496 into 16,713 shares of Common Stock of the Company.

On April 6, 2021, the Company entered into a third Securities Purchase Agreement (“SPA”) with YAII PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with a convertible loan in the aggregate amount of $150,00, and the Company agreed to issue convertible debentures and a warrant to the Investor. The loan will bear interest at an annual rate of ten percent (10%) and will be repayable after two years. The investment will be convertible at any time into shares of the Company’s Common Stock at a conversion price equal to the lower of (a) $3.46, or (b) 80% of the lowest the daily dollar volume-weighted average price for the Company’s Common Stock during the 10 trading days immediately preceding the conversion date.

On April 19, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $40,000 and the accrued interest in the amount of $7,000 into 40,861 shares of Common Stock of the Company.

On May 12, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $60,000 and the accrued interest in the amount of $2,000 into 44,202 shares of Common Stock of the Company.

On May 17, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $65 into 48,316 shares of Common Stock of the Company. The fair market value of the shares was $85.

On May 20, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $65,000 into 48,316 shares of Common Stock of the Company.

On May 21, 2021 and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $70,000 into 54,386 shares of Common Stock of the Company.

On May 21, 2021, and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $70,000 into 54,386 shares of Common Stock of the Company.

On May 24, 2021, and pursuant to the SPA, YAII exercised its option to convert the Convertible Promissory Note principal in the amount of $70,000 into 54,407 shares of Common Stock of the Company.

On May 24, 2021, and pursuant to the SPA, YAII exercised its option to convert the remainder of the Convertible Promissory Note principal in the amount of $15,000 and accrued interest of $10,000 into 19,631 shares of Common Stock of the Company.

On June 7, 2020, Samsara Luggage, Inc. (the “Company”) entered into a fourth Securities Purchase Agreement (“SPA”) with the Investor, pursuant to which the Investor will invest an aggregate amount of $1,250,000 in three traunches, and the Company will issue convertible debentures and warrants to the Investor, in which each traunch is convertible into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”). The first traunch in the principal amount of $500,000 was issued on June 7, 2021. The second traunch in the principal amount of $500,000 will be issued within one (1) business day following the filing of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended, registering the Conversion Shares issuable upon conversion of the Convertible Debentures with the Securities and Exchange Commission (the “SEC”). The third traunch in the principal amount of $250 will be issued within one (1) business day following the Registration Statement having been declared effective by the SEC.

The Convertible Debentures bear interest at a rate of 10% per annum (15% on default) and have a maturity date of one (1) year. The Convertible Debentures provide a conversion right, in which any portion of the principal amount of the Convertible Debentures, together with any accrued but unpaid interest, may be converted into the Company’s Common Stock at a conversion price equal to 80% of the lowest volume weighted average price of the Company’s Common Stock during the ten (10) trading days immediately preceding the date of conversion, subject to adjustment. The Convertible Debentures may not be converted into common stock to the extent such conversion would result in the Investor beneficially owning more than 9.99% of the Company’s outstanding Common Stock (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation may be waived by the Investor upon not less than 65 days’ prior notice to the Company. The Convertible Debentures provide the Company with a redemption right, pursuant to which the Company, upon fifteen (15) business days’ prior notice to the Investor, may redeem, in whole or in part, outstanding principal and interest at a redemption price equal to the principal amount being redeemed plus a redemption premium equal to 5% of the outstanding principal amount being redeemed plus outstanding and accrued interest; however, the Investor shall have fifteen (15) business days after receipt of the Company’s redemption notice to elect to convert all or any portion of the Convertible Debentures, subject to the Beneficial Ownership Limitation. In connection with the Securities Purchase Agreement, the Company executed a registration rights agreement (the “Registration Rights Agreement”) pursuant to which it is required to file the Registration Statement with the SEC for the resale of the Conversion Shares. Pursuant to the Registration Rights Agreement, the Company is required to meet certain obligations with respect to, among other things, the timeliness of the filing and effectiveness of the Registration Statement. The Company is obligated to file the Registration Statement no later than 45 days after the First Closing Date and to have it declared effective by the SEC no later than 105 days after filing (the “Registration Obligations”).

ITEM 16.	EXHIBITS.

Exhibit No.	Description
2.1	Merger Agreement, dated May 10, 2019, among the Company, Avraham Bengio, and Samsara Luggage, Inc. (filed as Exhibit 10.1 to the Company’s Form 8-K filed on May 10, 2019 and incorporated herein by reference).
3.1	Articles of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Form S-1 (File No. 333-176969) filed on September 23, 2011 and incorporated herein by reference).
3.2	Certificate of Amendment to Articles of Incorporation (filed as Exhibit 3.1 to the Company’s current Report on Form 8-K filed on November 12, 2019 and incorporated herein by reference)
3.3	Articles of Merger (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 12, 2019 and incorporated herein by reference).
3.4	Amended Bylaws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 14, 2019 and incorporated herein by reference).
3.5	Certificate of Amendment to Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 5, 2020 and incorporated herein by reference).
3.6	Certificate of Change to the Articles of Incorporation Form of Convertible Debenture (incorporated by reference into the Company’s Form 8-K filed with the United States Securities and Exchange Commission on March 22, 2021)
5.1**	Opinion of Foley Shechter Ablovatskiy LLP
10.1	Securities Purchase Agreement, dated September 3, 2020, between Samsara Luggage, Inc. and YAII PN, Ltd (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 4, 2020 and incorporated herein by reference).
10.2	Form of Convertible Debenture between the Company and YAII PN, Ltd. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 4, 2020 and incorporated herein by reference).
10.3	Form of Warrant to Purchase Common Stock between the Company and YAII PN, Ltd. (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 4, 2020 and incorporated herein by reference).
10.4	Securities Purchase Agreement, signed April 6, 2021, between Samsara Luggage, Inc. and YAII PN, Ltd. (incorporated by reference into the Company’s Form 8-K filed with the United States Securities and Exchange Commission on April 7, 2021)
10.5	Form of Convertible Debenture (incorporated by reference into the Company’s Form 8-K filed with the United States Securities and Exchange Commission on April 7, 2021)
10.6	Form of Warrant to Purchase Common Stock (incorporated by reference into the Company’s Form 8-K filed with the United States Securities and Exchange Commission on April 7, 2021)
10.7	Securities Purchase Agreement, dated June 7, 2021, between the Company and YA II PN Ltd. (incorporated by reference into the Company’s Form 8-K filed with the United States Securities and Exchange Commission on June 10, 2021)
10.8	Convertible Debenture, dated June 7, 2021, between the Company and YA II PN Ltd. (incorporated by reference into the Company’s Form 8-K filed with the United States Securities and Exchange Commission on June 10, 2021)
10.9	Registration Rights Agreement, dated June 7, 2021, between the Company and YA II PN Ltd. (incorporated by reference into the Company’s Form 8-K filed with the United States Securities and Exchange Commission on June 10, 2021)
23.1*	Consent of Ilanit Halperin CPA
23.2	Consent of Foley Shechter Ablovatskiy LLP (included in Exhibit 5.1 hereto and incorporated herein by reference)*
24.1	Power of Attorney (included on the signature page to this Registration Statement)*

*	Filed herewith

**	Previously filed

ITEM 17.	UNDERTAKINGS.

A.	RULE 415 OFFERING

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectuses relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 27, 2021.

Samsara Luggage, Inc.

By:	/s/ Atara Dzikowski
Atara Dzikowski
Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person in so signing also makes, constitutes and appoints Atara Dzikowski, his or her true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, with exhibits to such registration statements and amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Atara Dzikowski	Director	August 27, 2021
Atara Dzikowski

/s/ David Dahan	Director	August 27, 2021
David Dahan